                                [COLUMBIA LOGO]

                                 COLUMBIA FUNDS

                               2001 ANNUAL REPORT


                           COLUMBIA COMMON STOCK FUND
                              COLUMBIA GROWTH FUND
                        COLUMBIA INTERNATIONAL STOCK FUND
                              COLUMBIA SPECIAL FUND
                             COLUMBIA SMALL CAP FUND
                        COLUMBIA REAL ESTATE EQUITY FUND
                            COLUMBIA TECHNOLOGY FUND
                          COLUMBIA STRATEGIC VALUE FUND
                             COLUMBIA BALANCED FUND
                          COLUMBIA SHORT TERM BOND FUND
                      COLUMBIA FIXED INCOME SECURITIES FUND
                     COLUMBIA NATIONAL MUNICIPAL BOND FUND
                       COLUMBIA OREGON MUNICIPAL BOND FUND
                            COLUMBIA HIGH YIELD FUND
                          COLUMBIA DAILY INCOME COMPANY

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
                          COLUMBIA FUNDS ANNUAL REPORT
                               DECEMBER 31, 2001

INTRODUCTION                   1      TO OUR SHAREHOLDERS
-----------------------------------------------------------------------------
INVESTMENT                     4      COLUMBIA COMMON STOCK FUND
REVIEWS                        6      COLUMBIA GROWTH FUND
                               8      COLUMBIA INTERNATIONAL STOCK FUND
                              10      COLUMBIA SPECIAL FUND
                              12      COLUMBIA SMALL CAP FUND
                              14      COLUMBIA REAL ESTATE EQUITY FUND
                              16      COLUMBIA TECHNOLOGY FUND
                              18      COLUMBIA STRATEGIC VALUE FUND
                              20      COLUMBIA BALANCED FUND
                              22      COLUMBIA SHORT TERM BOND FUND
                              24      COLUMBIA FIXED INCOME SECURITIES FUND
                              26      COLUMBIA NATIONAL MUNICIPAL BOND FUND
                              28      COLUMBIA OREGON MUNICIPAL BOND FUND
                              30      COLUMBIA HIGH YIELD FUND
                              32      COLUMBIA DAILY INCOME COMPANY
-----------------------------------------------------------------------------
FINANCIAL                     33      FINANCIAL HIGHLIGHTS
INFORMATION                   41      SCHEDULES OF INVESTMENTS
                              88      STATEMENTS OF ASSETS AND LIABILITIES
                              90      STATEMENTS OF OPERATIONS
                              92      STATEMENTS OF CHANGES IN NET ASSETS
                              94      NOTES TO FINANCIAL STATEMENTS
                             105      REPORT OF INDEPENDENT ACCOUNTANTS

                                 COLUMBIA FUNDS
                           Columbia Financial Center
                              1301 SW Fifth Avenue
                            Portland, OR 97201-5601
                                 1-800-547-1707
                             www.columbiafunds.com
            Front cover features a photograph of the 85-year-old Vista House, perched atop Crown Point at the mouth of the Columbia River Gorge. The photo was taken in Oregon, looking across to Washington State.

                              TO OUR SHAREHOLDERS
--------------------------------------------------------------------------------

                                            [ECONOMIC GROWTH CONTRACTS IN
                                            2001 BAR GRAPH]

                                                                              GDP GROWTH
                                                                              ----------
1Q '00                                                                            2.30%
2Q '00                                                                            5.70%
3Q '00                                                                            1.30%
4Q '00                                                                            1.90%
1Q '01                                                                            1.30%
2Q '01                                                                            0.30%
3Q '01                                                                           -1.30%
4Q '01*                                                                           0.20%

---------------
Source: U.S. Department of Commerce (quarters seasonally adjusted at annual rates)
* Advance Estimate

We are pleased to present the Columbia Funds 2001 Annual Report. In the following pages, you'll find detailed financial information on each Columbia Fund for the year ended December 31, 2001. We hope this information is helpful as you evaluate your investments with us. Before turning to your funds, we'd like to take a moment to recap the environment in which they performed.

A LOOK BACK

Deteriorating economic activity, disappointing stock performance, and a national tragedy marked the year 2001. As the year began, fears of an abrupt slowdown led the Federal Reserve Board ("the Fed") to aggressively lower short-term interest rates to encourage economic growth. The first rate cut came in a surprise announcement on the second trading day of the year, and the Fed cut rates another 10 times during the year. The federal funds rate reached its lowest level in 40 years, declining from 6.50% to 1.75%.

Despite the Fed's actions, the economy continued to weaken, and the longest U.S. economic expansion in history ended in March. GDP growth was flat for the second quarter and contracted by 1.3% in the third quarter. Corporate earnings declined during the year, and businesses responded by attacking expenses, laying off workers and limiting overtime hours in an attempt to maintain profitability. Capital spending was particularly weak in the telecommunications and technology sectors, which had benefited the most from the boom times of the 1990s. Although consumer spending and the housing market held up surprisingly well, these areas alone could not keep the economy out of recession. With the terrorist attacks of 9/11, consumer confidence and spending slowed sharply, though they began to recover in the fourth quarter as the war on terrorism showed signs of progress and as economic indicators improved.

STOCK MARKETS STRUGGLE

Throughout the year, stocks experienced exceptional volatility, with small- and mid-cap stocks generally outperforming large-cap stocks. The Russell 2000 Index returned 2.49% for the year, while the S&P 500 Index posted a loss for the second consecutive year, declining 11.88%. The telecommunications, technology and utilities sectors posted the worst declines, while the basic industries, consumer cyclical and consumer staples sectors were solid performers. While growth stocks have underperformed value stocks since July 2000, a transition to growth leadership appeared to be underway in the market rally of the fourth quarter 2001. Finally, though the stock market's correction has been painful, valuations across many sectors have reached more attractive levels.

                              TO OUR SHAREHOLDERS
--------------------------------------------------------------------------------

     [FED EASES RATES AGGRESSIVELY IN
     2001 BAR GRAPH]

                                                                            FED FUNDS RATE
                                                                            --------------
16-May '00                                                                       6.50%
3-Jan '01                                                                        6.00%
31-Jan                                                                           5.50%
20-Mar                                                                           5.00%
18-Apr                                                                           4.50%
15-May                                                                           4.00%
27-Jun                                                                           3.75%
21-Aug                                                                           3.50%
17-Sep                                                                           3.00%
2-Oct                                                                            2.50%
6-Nov                                                                            2.00%
11-Dec                                                                           1.75%

Source: Federal Reserve Board

BONDS EXCEL IN 2001

As the stock market floundered in 2001, the bond market rallied. The yield curve "steepened" as short-term rates declined sharply and long-term rates remained virtually unchanged. The Lehman Aggregate Bond Index returned 8.44% for the year, and investment-grade corporate issues posted the strongest returns. High yield bonds underperformed other fixed income sectors, with the Merrill Lynch U.S. High Yield, Cash Pay Index up 6.20%. Along the yield curve, 2- and 5-year Treasuries offered the best returns for the year, and performance of longer-term government bonds benefited from the U.S. Treasury's announcement that it would discontinue issuing the 30-year Treasury bond.

A FOUNDATION FOR RECOVERY

Despite the difficult year, we believe the foundation has been laid for a modest economic recovery in 2002 due to unprecedented monetary and fiscal stimulus. In the wake of the Fed's aggressive interest rate cuts, measures of the money supply are showing faster growth. The tax relief legislation approved in 2001 includes nearly $40 billion in tax reductions scheduled to take effect in 2002. Since the terrorist attacks of 9/11, Congress has also approved an emergency spending package. Additionally, consumer confidence has increased, energy prices are lower, housing prices are stable, and inflation is not an immediate problem. We expect businesses to be cautious during the first half of the year until it is clear that a recovery is underway. Once corporate confidence improves, capital spending should rebound and further propel the economy.

OUR INVESTMENT STRATEGY

We are positioning the Funds to take advantage of an improving economy. In the equity funds, we continue to emphasize our Beneficiaries of Policy Change investment theme, by focusing on sectors and companies that should benefit from expansive monetary and fiscal policy, as well as from economic growth. We are also seeking issues that are at the low end of their valuation range, can enhance fundamentals through restructuring or operational change, and have the potential for favorable earnings revisions.

In the overall bond market, we expect interest rates to rise gradually as the economy improves. The Fed may be prompted to raise rates if it appears that growth is accelerating too rapidly. Treasury rates generally rise more rapidly than corporate and mortgage issues, which should result in narrowing yield spreads. Fixed income portfolios are underweighted in government bonds and Treasuries and overweighted in investment-grade corporate bonds, asset-backed securities and

                              TO OUR SHAREHOLDERS
--------------------------------------------------------------------------------
We will
continue to work
hard to navigate the
markets to your
benefit and minimize
downside risk to
the Funds.

mortgage-backed securities. Finally, as the anticipated economic recovery unfolds, the high yield market should benefit from an improvement in corporate earnings.

NEWS AT COLUMBIA

We'd like to take this opportunity to share some news about Columbia Small Cap Fund, which has announced its intention to close to new investors on March 1, 2002. The Fund is closing in an effort to preserve the manager's ability to deliver competitive performance. Once assets reach a significant level, it becomes more challenging for an investment manager to run a small cap fund effectively. Since small cap companies tend to have small trading volumes, it can be difficult to buy and sell large blocks of stock without causing erratic or abrupt price movements. The Fund has grown steadily since its 1996 inception, thanks to competitive performance and strong cash flows. Consequently, the Fund's Board of Directors and Investment Team believe that closing the Fund is in the best interest of our current shareholders. For more information, please refer to the Columbia Funds 2002 Prospectus or visit www.columbiafunds.com.
In other news, Columbia Technology Fund recently experienced a change in management. As of February 1, 2002, Steven Marshman has assumed the role of lead portfolio manager. Mr. Marshman has managed the Fund since its inception in 2000 with co-manager Chad Fleischman, who is pursuing other interests at Columbia. For more news about Columbia, visit www.columbiafunds.com. While online, check current Fund performance, market commentaries and investment calculators. You can also obtain secure access to your account information. To learn how, simply write to askcolumbia@columbiafunds.com, or call 1-800-547-1707 (weekdays, 7:30 a.m. to 5:00 p.m., Pacific Time) and an Investor Services Representative will be happy to assist you.

Thank you for your continued confidence in Columbia. We look forward to serving you in the months and years ahead.

Sincerely,


/s/ Thomas L. Thomsen                    /s/ Jeff B. Curtis
Thomas L. Thomsen                        Jeff B. Curtis
Chairman and Chief Executive Officer     President
Columbia Funds Management Company        Columbia Funds Management Company

February 2002

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA COMMON STOCK FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                           CCSF       S&P 500
                                                          ------   -------------
1 Year                                                    -17.60%     -11.88%

5 Years                                                     9.11%      10.70%

10 Years                                                   12.31%      12.93%

     GROWTH OF $10,000 OVER 10 YEARS [LINE GRAPH]

                                                                 COLUMBIA COMMON STOCK FUND              S&P 500 INDEX
                                                                 --------------------------              -------------
12/31/91                                                                  10000.00                           10000.00
12/31/92                                                                  10999.00                           10762.00
12/31/93                                                                  12807.00                           11847.00
12/31/94                                                                  13071.00                           12003.00
12/31/95                                                                  17102.00                           16514.00
12/31/96                                                                  20644.00                           20306.00
12/31/97                                                                  25881.00                           27080.00
12/31/98                                                                  32683.00                           34819.00
12/31/99                                                                  41102.00                           42145.00
12/31/00                                                                  38747.00                           38305.00
12/31/01                                                                  31925.00                           33750.00

---------------
Past performance is not predictive of future results. The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market.

FUND PERFORMANCE

The year 2001 proved to be challenging for Columbia Common Stock Fund, as the bear market that began in 2000 continued. Plagued by a recession, extremely poor corporate earnings and continued valuation compression, the year was capped by the unprecedented terrorist attacks on 9/11. Never before has Columbia's investment team had to debate the potential investment implications of further terrorist attacks. In this difficult investment environment, Columbia Common Stock Fund posted a return of -17.60%, lagging the S&P 500 Index's return of -11.88%.

                       SECTORS AND HOLDINGS OF NOTE

                       Despite poor market conditions, the finance, consumer cyclical, consumer staples, health care and transportation sectors all managed to perform well in 2001. A few of the Fund's best individual contributors included Bank of America, Baxter International and Abbott Laboratories.

                       Coming into the year, Bank of America benefited from an attractive valuation and an above-average dividend yield, as well as from a positive fundamental backdrop of lower short-term interest rates and a "steepening" yield curve. Led by new CEO Ken Lewis, the company also began to concentrate on enhancing internal operations, as opposed to maintaining its traditional focus on acquisitions. This emphasis on value creation enhanced investor confidence throughout the year.

                       Health care holding Baxter International benefited from accelerating revenue and earnings growth. A series of spin-offs of slow-growth, unpredictable businesses from 1996 to 2000 positioned Baxter for faster growth and better financial predictability. From a product perspective, Baxter has transformed its product mix from low-margin intravenous solutions to high-margin biological products. By delivering on CEO Harry Kramer's promises for higher revenue and mid-teens earnings growth during the year, Baxter solidified investor confidence and thus expanded the stock's valuation. Given its robust research and development pipeline, the company should continue to enjoy above-average growth.

STRAINS ON THE PORTFOLIO

Unfortunately, the gains posted by solid names in the portfolio were not enough to keep the Fund out of negative territory. The Fund suffered substantial declines in the technology sector, as well as in other areas of the portfolio.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


If investors had any doubts about the cyclical nature of the technology sector, those quickly faded given the abysmal performance of many leading companies in 2001. High valuations and poor earnings seemed to torment the sector for most of the year. Toward the end of 2001, however, fundamentals appeared to have finally bottomed. Depending on the strength of the recovery anticipated in 2002, the sector appears to have better days ahead.

In other areas, financial stock American Express, in contrast to Bank of America, entered 2001 with a relatively high valuation. The fundamentals for American Express, however, could not live up to Wall Street's lofty expectations. The company experienced problems in its high yield portfolio, asset management division, consumer credit card business and corporate charge card business. Just as one problem would retreat, another would come to the fore, causing a dramatic response from first year CEO Ken
Chenault to restructure the company. We continue to hold
American Express in the portfolio at year end, as we believe that company fundamentals are solid. In addition, an improving economy and restructuring efforts should help reclaim investor confidence in the stock.

BENEFICIARIES OF POLICY CHANGE

Throughout the year, the Fund emphasized the Beneficiaries of Policy Change investment theme. Although the theme was temporarily hampered by the events of 9/11, its performance in the fourth quarter confirms that a bias toward sectors positioned to benefit from an economic recovery should positively impact returns. We continue to focus on issues at the low end of their valuation range that have potential to show favorable earnings revisions.

RECOVERY EXPECTED IN LATE 2002

We are optimistic that the significant monetary and fiscal stimulus packages in 2001 have set the stage for an economic recovery. In fact, many anecdotal pieces of evidence in recent months have only increased our confidence that an upturn could occur in late 2002. Barring another shock to the system like 9/11, economic growth should eventually turn into solid earnings growth for corporate America.

Guy W. Pope
On behalf of the Columbia Investment Team

                     TOP TEN HOLDINGS
                      % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  --------
Citigroup, Inc.                                                   4.5        4.2
General Electric Co.                                              3.8        3.7
Pfizer, Inc.                                                      3.5        4.9
Microsoft Corp.                                                   3.2        3.5
Bristol-Myers Squibb Co.                                          3.0         --
Tyco International Ltd.                                           2.9        2.2
Intel Corp.                                                       2.9        1.9
Baxter International, Inc.                                        2.7        2.4
Exxon Mobil Corp.                                                 2.7        1.0
Wal-Mart Stores, Inc.                                             2.5        1.7

                            ------------------------
                                TOP FIVE SECTORS
                                % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  --------
Financial Services                                               19.0       17.6
Technology                                                       17.0       16.8
Consumer Discretionary & Services                                15.1       15.8
Health Care                                                      14.9       13.4
Other/Multi-Sector Companies                                     10.5        8.5

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA GROWTH FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                           RUSSELL
                                                            1000        S&P
                                                  CGF      GROWTH       500
                                                 ------    -------    -------
1 Year                                           -21.40%   -20.42%    -11.88%
5 Years                                            8.47%     8.27%     10.70%
10 Years                                          11.72%    10.80%     12.93%
20 Years                                          14.62%    13.79%     15.21%

     GROWTH OF $10,000 OVER 20 YEARS [LINE GRAPH]

                                                  COLUMBIA GROWTH FUND            S&P 500 INDEX            RUSSELL 1000 GROWTH
                                                  --------------------            -------------            -------------------
12/31/81                                                 10000.00                    10000.00                    10000.00
12/31/82                                                 14656.00                    12150.00                    12045.00
12/31/83                                                 17801.00                    14874.00                    13970.00
12/31/84                                                 16808.00                    15790.00                    13837.00
12/31/85                                                 22198.00                    20774.00                    18383.00
12/31/86                                                 23734.00                    24646.00                    21206.00
12/31/87                                                 27233.00                    25945.00                    22332.00
12/31/88                                                 30177.00                    30239.00                    24849.00
12/31/89                                                 38955.00                    39797.00                    33775.00
12/31/90                                                 37666.00                    38583.00                    33687.00
12/31/91                                                 50570.00                    50339.00                    47552.00
12/31/92                                                 56547.00                    54175.00                    49935.00
12/31/93                                                 63904.00                    59636.00                    51383.00
12/31/94                                                 63501.00                    60423.00                    52750.00
12/31/95                                                 84444.00                    83131.00                    72362.00
12/31/96                                                102008.00                   102217.00                    89092.00
12/31/97                                                128857.00                   136317.00                   116248.00
12/31/98                                                167952.00                   175276.00                   161259.00
12/31/99                                                211653.00                   212155.00                   214732.00
12/31/00                                                194848.00                   192827.00                   166568.00
12/31/01                                                153193.00                   169884.00                   132575.00

---------------
Past performance is not predictive of future results. The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market. The Russell 1000 Growth Index is an unmanaged index that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values (the Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on total market capitalization).

A DIFFICULT YEAR

December 31, 2001, ended a very difficult year for growth company investors. An economic recession, a steep decline in corporate earnings -- particularly for technology companies -- and the great uncertainty brought about by the tragic events of 9/11 all contributed to the decline in stock prices. For the calendar year 2001, Columbia Growth Fund returned -21.40%, while the Russell 1000 Growth
                       Index returned -20.42% and the S&P 500 Index returned -11.88%.

                       DECLINES PUNCTUATED BY MARKET RALLIES

                       Throughout the year, the negative stock market environment was punctuated by sharp rallies, which were only to be followed by further declines. Much of the fuel for these rallies was provided by surprise and/or aggressive Federal Reserve monetary easing, a powerful bull market trigger in the post-World War II period. This recession, however, was unlike any other since World War II, and the rallies proved unsustainable. The amount of excess capacity in the manufacturing sector, particularly for technology equipment, was continually underestimated. As a result, during the early phases of the easing process, the Federal Reserve's actions were rendered ineffective in reviving prospects for this sector. After one year of easier monetary policy and a significant drawdown in manufacturing inventories, we believe the worst in the decline of corporate earnings is behind us and that a rebound should commence by the second half of 2002.

                       CYCLICAL ISSUES HURT PERFORMANCE

                       The Fund's slightly pro-cyclical stance hurt performance through the first three quarters of 2001, although it proved beneficial in the fourth quarter. Economically sensitive issues that hampered Fund performance were concentrated in the technology sector and included Sun Microsystems, Cisco and Veritas Software. We believe these are all good companies despite their struggles in 2001, and their business prospects and stock prices have been improving.

                       As the Fed lowered short-term interest rates, consumer cyclical issues performed very well as prospects for spending improved. The Fund's retail holdings, such as Lowe's, Target and Costco, appreciated.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


                                TOP TEN HOLDINGS
                                % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  -------
Microsoft Corp.                                                    5.0      5.1
Tyco International Ltd.                                            4.7      3.9
General Electric Co.                                               4.5      4.8
Pfizer, Inc.                                                       4.4      5.0
Intel Corp.                                                        3.7      2.8
Bristol-Myers Squibb Co.                                           3.0       --
Wal-Mart Stores, Inc.                                              2.7      3.1
International Business Machines Corp.                              2.5      2.0
Baxter International, Inc.                                         2.4      2.2
American International Group, Inc.                                 2.2      2.5

                            ------------------------
                                TOP FIVE SECTORS
                                % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  -------
Technology                                                        26.9     29.6
Health Care                                                       20.3     15.7
Consumer Discretionary & Services                                 19.7     17.9
Other/Multi-Sector Companies                                      10.2     10.2
Financial Services                                                 8.9     12.2

ANTICIPATING A RECOVERY

Economic prospects have improved considerably. The effects of Fed easing (which typically take about a year to make an impact), fiscal stimulus, maturity of the massive inventory liquidation cycle, and lower energy and power prices have all begun to work their way through the economy. Stock prices began to discount this dynamic soon after the 9/11 tragedy. Though inflation expectations may increase as economic prospects stabilize, the actual inflation rate is projected to decline, suggesting that the Fed will keep short-term interest rates low. Valuations, even on a prospective recovery in earnings, are somewhat high and limit prospects for P/E expansion, leaving market gains largely dependent on earnings growth. We believe the worst economic and stock market performance is behind us, and we look forward to a recovery in share prices led by economically sensitive issues.

Alexander S. Macmillan
Portfolio Manager

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA INTERNATIONAL STOCK FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                                     MSCI
                                                           CISF      EAFE
                                                          ------    -------
1 Year                                                    -18.47%   -21.21%

5 Years                                                     4.61%     1.17%

Since Inception (10/1/92)                                   7.79%     6.13%

     GROWTH OF $10,000 SINCE INCEPTION [LINE GRAPH]

                                                             COLUMBIA INTERNATIONAL STOCK FUND           MSCI EAFE INDEX
                                                             ---------------------------------           ---------------
10/1/92                                                                  10000.00                            10000.00
12/31/92                                                                 10060.00                             9623.00
12/31/93                                                                 13417.00                            12794.00
12/31/94                                                                 13086.00                            13825.00
12/31/95                                                                 13760.00                            15422.00
12/31/96                                                                 16042.00                            16403.00
12/31/97                                                                 17882.00                            16740.00
12/31/98                                                                 20177.00                            20144.00
12/31/99                                                                 31865.00                            25643.00
12/31/00                                                                 24651.00                            22063.00
12/31/01                                                                 20094.00                            17388.00

---------------
Past performance is not predictive of future results. The MSCI EAFE Index is an unmanaged, market-weighted index composed of companies representative of the market structure of 20 developed market countries in Europe, Australasia and the Far East.

FUND PERFORMANCE

For the year ended December 31, 2001, Columbia International Stock Fund returned -18.47%, keeping ahead of the -21.21% return of the MSCI EAFE Index. Over the long-term, the Fund has demonstrated competitive performance, returning 7.79% on an average annual basis since its inception in 1992, as compared to 6.13% for the MSCI EAFE Index over the same period.

                       GLOBAL MARKETS EXPERIENCE DIFFICULTY

                       The year 2001 was difficult for international markets. At the outset, global economic growth was expected to slow, but remain positive. The strong U.S. economy was growing at an unsustainably high pace in 2000, led by extraordinary capital spending in the technology area. The inevitable slowdown occurred, and as we headed into 2001, the Federal Reserve cut interest rates unexpectedly in January. Continued deterioration in economic activity resulted in repeated rate cuts throughout the year, and 2001 marked the first recession in nearly a decade. Exports to the U.S. were impacted and foreign economies slowed, though not to the same extent as the U.S.

                       STRUCTURAL CHANGES TO REDUCE RISK

                       In order to protect the portfolio from the slowdown and reduce downside risk, we made several structural changes late in the first quarter. We increased the number of foreign markets in which we held positions and increased the number of positions within those markets. More importantly, we emphasized less volatile sectors of the market, such as pharmaceuticals, food retailers and utilities. We also maintained an underweighting in technology and telecommunications. These areas had weakened considerably by mid-year, and we began adding to quality technology investments as valuations became more acceptable.

                       KOREA A PROFITABLE DECISION

                       Our most profitable decision, perhaps, was to continue investing in Korea, a practice that began over a year ago. We have been attracted to compelling valuations for strong companies with visible growth prospects. Pacific Corp., a leading cosmetics company, performed very well in the past year. Humax, a smaller company, made substantial gains in the fourth quarter. It has a strong, niche position in the video control area, which is expected to grow rapidly as television broadcasting moves to the digital format. Lastly, Samsung, a clear

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------




global leader in semiconductor manufacturing, had a very good fourth quarter after demonstrating weakness earlier in the year.

Though it continues to be one of our largest country holdings, Japan gave us the most difficulty during the year. Not only was the Japanese economic background weak, but a lack of compelling political leadership continued to frustrate investors. Early in the year, some technology stocks, including Sony (which we sold in the fourth quarter), NEC
Corp., and Canon, were weak, but patience was rewarded in the final several months as many of the stocks rallied.

Finally, the stronger dollar and weaker foreign currencies dragged performance down. In particular, the Japanese Yen lost over 13% during the year. The bulk of the loss came in the fourth quarter, as authorities seemed willing to tolerate weakness in the Yen in order to help promote
Japanese exports.

LOOKING AHEAD TO RECOVERY

We approach the coming year with renewed confidence.
Globally, authorities have responded vigorously to the economic slowdown by significantly cutting interest rates.
Europe has room for further cuts, and therefore, financial stocks and interest-rate sensitive groups are prominent in the portfolio. In Asia, especially in Japan, we are likely to see a sharper cyclical rebound similar to the one experienced in 1999 following the banking crisis of 1998.
Currently, we have reduced our emphasis on Japan due to the steady weakness of the Yen, but maintain a core of strong global competitors, a few domestic retailers, and several small cap growth companies, such as Kappa Create Co., a sushi chain, and Nissin Healthcare Food Service.

With stock prices well down (in some cases prices are at their lowest levels in a decade), we believe investment opportunities are attractive. Therefore, as the year 2002 gets underway, we shall be vigilant in positioning the portfolio to recover from the setbacks of the past year and build on the recovery started late in 2001.

James M. McAlear
Portfolio Manager
                     TOP TEN HOLDINGS
                      % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  --------
Vodafone Group plc (United Kingdom)                               2.4        1.0

GlaxoSmithKline plc (United Kingdom)                              1.6        1.1

Barclays plc (United Kingdom)                                     1.5        1.3

Seven-Eleven Japan Co., Ltd. (Japan)                              1.5         --

Total Fina Elf SA (France)                                        1.4        0.7

BP plc, ADR (United Kingdom)                                      1.4        0.9

BNP Paribas (France)                                              1.4        0.8

Canon, Inc. (Japan)                                               1.3        0.5

Pacific Corp. (Korea)                                             1.2        1.3

AEON Co., Ltd. (Japan)                                            1.2         --

                            ------------------------
                               TOP FIVE COUNTRIES
                                % of Net Assets

                                                              12/31/01  6/30/01
                                                              --------  --------
United Kingdom                                                   25.6       22.0

Japan                                                            17.6       25.5

France                                                            9.4        8.5

Germany                                                           7.0        3.7

Switzerland                                                       6.7        4.2

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA SPECIAL FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                                    Russell
                                                         Russell    Midcap
                                                CSF      Midcap     Growth
                                              -------    -------    -------
1 Year                                        -20.98%    -5.62%     -20.15%

5 Years                                        10.01%    11.40%       9.02%

10 Years                                       12.82%    13.58%      11.10%

     [GROWTH OF $10,000 OVER 10 YEARS
     LINE GRAPH]

                                                                                                          RUSSELL MIDCAP GROWTH
                                                  COLUMBIA SPECIAL FUND       RUSSELL MIDCAP INDEX                INDEX
                                                  ---------------------       --------------------        ---------------------
12/31/91                                                10000.00                    10000.00                    10000.00
12/31/92                                                11370.00                    11634.00                    10871.00
12/31/93                                                13835.00                    13298.00                    12087.00
12/31/94                                                14152.00                    13020.00                    11826.00
12/31/95                                                18331.00                    17506.00                    15845.00
12/31/96                                                20727.00                    20833.00                    18615.00
12/31/97                                                23347.00                    26876.00                    22810.00
12/31/98                                                27231.00                    29588.00                    26887.00
12/31/99                                                37125.00                    34982.00                    40677.00
12/31/00                                                42263.00                    37868.00                    35897.00
12/31/01                                                33398.00                    35740.00                    28655.00

Past performance is not predictive of future results. The Russell Midcap Index is an unmanaged index that measures the performance of the 800 smallest companies in the Russell 1000 Index, which represent approximately 24% of the total market capitalization of the Russell 1000 Index. The Russell Midcap Growth Index is an unmanaged index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values.

PERFORMANCE REFLECTS VOLATILE MARKET

The year 2001 was challenging for mid-cap growth stocks. Columbia Special Fund returned -20.98% for the 12 months ended December 31. In comparison, the Russell Midcap Index returned -5.62% and the Russell Midcap Growth Index returned -20.15%. Over the long term, the Fund has remained competitive with its benchmarks: on an average annual basis, the Fund has returned 12.82% for the 10 years ended December 31, 2001, while the Russell Midcap and the Russell Midcap Growth indices have returned 13.58% and 11.10%, respectively.

                       STOCKS UNDER PRESSURE

                       A rapid deterioration in the economy placed stocks under pressure for most of 2001. Earnings expectations were continuously downgraded, and companies responded to the slowdown by laying off workers, reducing inventories and cutting capital expenditures. Software valuations were especially hard hit as spending on IT was slashed. More defensive areas, like health care, found favor with investors. As the Fed began cutting rates early in the year, a brief rally in cyclical stocks, such as technology, took place. However, as the economy continued to worsen, sentiment returned toward non-cyclical issues.

                       With the economy already on shaky ground, the terrorist attacks of 9/11 only served to exacerbate the decline. Stocks sold off sharply in the following weeks, and an anticipated economic recovery was delayed. However, a surprisingly strong market recovery took place in the fourth quarter, with technology posting some of the largest gains. Considering the significant fiscal and monetary stimulus packages introduced over the course of the year, as well as the progress with the war on terrorism, investors have come to believe that the worst is over and a recovery is on the horizon.

                       DEFENSIVE ISSUES FIND FAVOR

                       In the first half of the year, health care and consumer-related stocks performed well for the Fund. Compared to other sectors, health care is not as sensitive to changes in the economic environment. Also, despite the slowdown, consumers maintained their spending habits and, for a time, helped delay the inevitable recession.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


Early in the second half, we raised the cash position of the Fund and continued to increase our weighting in the health care sector, seeking issues in specialty pharmaceuticals, biotechnology, medical devices, and hospitals and services. We felt these companies would have high earnings visibility and compelling growth prospects in 2002. We also selectively added to technology while reducing our energy holdings.

We slowly put cash to work in the fourth quarter, adding to technology and retail, areas that we think will experience strong earnings recovery in 2002 as the economy improves.
The technology sector rallied in the quarter and was one of the best performing sectors in the period. Holdings in Rational Software, PeopleSoft, Siebel Systems and Veritas
Software enhanced the Fund's performance. Toward the end of the quarter, however, we stopped adding to our technology holdings since valuations became expensive after the rally.
On a correction or on increased visibility for earnings, we would anticipate adding to our holdings in technology again.

Though energy was a strong performing sector in 2000, it proved detrimental to the Fund in 2001. We consistently reduced our exposure to this area over the course of the year as prices on oil and natural gas fell due to a decline in demand.

IMPROVED PROSPECTS FOR 2002

Though the market may be ahead of itself in anticipating a strong recovery in the near-term, we do believe that the economy will find its footing in the coming year and we anticipate a rebound in late 2002.

Richard J. Johnson
Portfolio Manager


                     TOP TEN HOLDINGS
                      % of Net Assets

                                                           12/31/01    6/30/01
WellPoint Health Networks, Inc.                              2.5         0.8
Sepracor, Inc.                                               2.3
Caremark Rx, Inc.                                            2.2         1.3
ANDRX Group                                                  2.2         1.6
Intuit, Inc.                                                 2.1         1.6
MedImmune, Inc.                                              2.1          --
Boston Scientific Corp.                                      2.1         1.0
HealthSouth Corp.                                            2.0          --
Gemstar -- TV Guide International, Inc.                      1.9         0.5
Martin Marietta Materials, Inc.                              1.9         1.7

                            ------------------------



                                TOP FIVE SECTORS
                                % of Net Assets

                                                           12/31/01    6/30/01
Health Care                                                  35.9       22.1
Consumer Discretionary & Services                            26.3       22.1
Technology                                                   14.5       19.3
Producer Durables                                             7.4        4.1
Financial Services                                            4.9        5.4

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA SMALL CAP FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                                      RUSSELL
                                                           RUSSELL     2000
                                                  CSCF      2000      GROWTH
                                                 ------    -------    -------
1 Year                                           -14.19%     2.49%     -9.24%

5 Years                                           15.21%     7.52%      2.87%

Since Inception (10/1/96)                         15.88%     8.11%      2.76%

     GROWTH OF $10,000 SINCE INCEPTION [LINE GRAPH]

                                                 COLUMBIA SMALL CAP FUND       RUSSELL 2000 INDEX       RUSSELL 2000 GROWTH INDEX
                                                 -----------------------       ------------------       -------------------------
10/1/96                                                 10000.00                    10000.00                    10000.00
12/31/96                                                10762.00                    10520.00                    10026.00
12/31/97                                                14432.00                    12872.00                    11324.00
12/31/98                                                15109.00                    12544.00                    11464.00
12/31/99                                                24045.00                    15211.00                    16404.00
12/31/00                                                25452.00                    14752.00                    12723.00
12/31/01                                                21844.00                    15118.00                    11550.00

---------------
Past performance is not predictive of future results. The Russell 2000 is an unmanaged index generally considered representative of the market for small, domestic stocks. The Russell 2000 Growth Index is an unmanaged index that measures performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

FUND PERFORMANCE

For the year ended December 31, 2001, Columbia Small Cap Fund posted a return of -14.19%. In comparison, the Russell 2000 Growth Index returned -9.24% and the Russell 2000 Index returned 2.49%. Over the long term, the Fund remains ahead of its benchmark indices. Since its inception in 1996, the Fund has returned 15.88%
                       on an average annual basis, as compared to 2.76% for the Russell 2000 Growth Index and 8.11% for the Russell 2000 Index.

                       A TUMULTUOUS YEAR

                       The year 2001 proved to be one of turmoil as the markets first struggled with a faltering economy and then with the horror of terrorist attacks on 9/11. For much of the year, stock valuations were under pressure due to a bleak earnings outlook. The boom times of the 1990s had encouraged excessive capital spending, which resulted in overcapacity in both equipment and workforce. As a result, many corporations began cutting costs by laying off workers and reducing inventories. The events of 9/11 shattered the already fragile psyche of investors, and the market plunged on a sudden and sharp sell-off.

                       The market hit a low on September 21st but, surprisingly, made a quick and strong recovery in the fourth quarter. Concerns of additional terrorist attacks had ebbed as progress was made in Afghanistan. In addition, steps to boost economic growth, such as aggressive Fed easing throughout the year and significant fiscal stimulus packages, helped tilt the market toward recovery. We believe that the worst is likely behind us in terms of recessionary conditions, but a recovery will be a slow process and is not anticipated until later in 2002.

                       VARIOUS SECTORS STEP UP

                       Various sectors contributed to Fund performance over the course of the year. Health care performed well in the first three quarters as investors turned to more defensive issues (those relatively insensitive to changes in the economy) in an uncertain market. However, as the market rotated to more cyclical sectors in the fourth quarter, such as technology, the health care sector suffered some weakness. Nonetheless, we believe that companies like Province Healthcare, which operates acute-care hospitals, and First Health Group, a national health benefits company, will deliver on their earnings expectations in 2002 and should experience an improvement in performance.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


Despite coming under significant pressure, especially after 9/11, the technology sector rallied in the fourth quarter. Some of our holdings rose substantially in the period, such as Documentum, Retek, Genesis Microchip and PRI Automation. We stopped adding to the sector late in the year since valuations became stretched. In fact, after its fourth quarter rally, the technology sector has become fairly expensive and dependent on earnings expectations rising in the near term.

The Fund also benefited from holdings in biotech, education and retail. Biotech closed the year on a strong note, as our holdings in Neurocrine Biosciences, Sepracor and Transkaryotic Therapies were all up significantly in the fourth quarter. In the education sector, our holdings in Strayer Education and Sylvan Learning Systems were also solid contributors. Finally, selected retail holdings did well during the year, and we added to the sector in the fourth quarter; we expect a strong earnings recovery for this area when the economy improves.

A MAJOR SHIFT IN ENERGY

During the year, one of the most significant shifts in the portfolio was a reduction in our energy weighting. The Fund began the year with energy stocks making up 16.2% of net assets, and by the end of the year, this weighting was slashed to 1.5%. Though the sector performed well in 2000, it suffered in 2001 as commodity prices for oil and natural gas declined throughout the year. We believe energy will continue to struggle in the near-term, but as valuations are near "worst case" assumptions, we are holding onto our very few holdings in the sector.

LOOKING AHEAD

History shows a clear pattern of small-cap growth stocks outperforming the overall market for up to 18 months from the worst point in an economic recession, which we hopefully passed in the third quarter of 2001. Going forward, prospects for good relative performance for small-cap stocks appear bright, as monetary and fiscal stimulus packages should revitalize economic expansion late in 2002.

Richard J. Johnson
Portfolio Manager


                                TOP TEN HOLDINGS
                                % of Net Assets

                                                           12/31/01    6/30/01
DaVita, Inc.                                                 2.4         1.7

Sepracor, Inc.                                               2.2          --

Stericycle, Inc.                                             2.1         1.1

Caremark Rx, Inc.                                            2.0         1.3

Sylvan Learning Systems, Inc                                 1.9         1.7

Express Scripts, Inc.                                        1.9          --

Zale Corp.                                                   1.9         0.9

Lamar Advertising Co.                                        1.7         1.5

First Health Group Corp.                                     1.6         1.4

Biovail Corp.                                                1.6         1.0

                            ------------------------



                                TOP FIVE SECTORS
                                % of Net Assets

                                                           12/31/01    6/30/01
Health Care                                                  32.2        25.3

Consumer Discretionary & Services                            24.2        23.2

Technology                                                   17.0        19.3

Producer Durables                                             7.2        10.8

Financial Services                                            6.0         3.1

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA REAL ESTATE EQUITY FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                           CREF     NAREIT
                                                          ------    ------
1 Year                                                     5.41%    13.93%

5 Years                                                    7.69%     6.38%

Since Inception (4/1/94)                                  11.77%    10.11%


     GROWTH OF $10,000 SINCE INCEPTION [LINE GRAPH]

                                                              COLUMBIA REAL ESTATE EQUITY FUND             NAREIT INDEX
                                                              --------------------------------             ------------
4/1/94                                                                    10000.00                           10000.00
12/31/94                                                                  10176.00                            9978.00
12/31/95                                                                  11892.00                           11502.00
12/31/96                                                                  16446.00                           15558.00
12/31/97                                                                  20515.00                           18710.00
12/31/98                                                                  17985.00                           15434.00
12/31/99                                                                  17545.00                           14721.00
12/31/00                                                                  22605.00                           18603.00
12/31/01                                                                  23824.00                           21193.00

---------------
Past performance is not predictive of future results. The National Association of Real Estate investment Trusts Index (NAREIT) is an unmanaged index that tracks performance of all publicly traded equity REITs.

STRONG PERFORMANCE IN 2001

Buoyed by attractive valuations, stability and healthy cash flows, REITs (real estate investment trusts) performed strongly again in 2001. The NAREIT Index returned 13.93%, while Columbia Real Estate Equity Fund returned 5.41%. Over the long term, the Fund has returned 11.77%, on an average annual basis, since its 1994 inception, as compared to the NAREIT return of 10.11%.

                       The Fund underperformed relative to the Index due to specific events in the first and third quarters of 2001. The first quarter saw a sharp shift in market sentiment toward small-cap, high dividend yielding stocks, which were underrepresented in the Fund. In the third quarter, the unexpected 9/11 terrorist attacks resulted in a material decline in the Fund's lodging holdings, a pro-cyclical, overweighted position held at that time. Fortunately, the effects of these events are not ongoing, and the Fund's subsequent performance has improved.



                       MARKET CONDITIONS

                       The economic recession is putting pressure on occupancies and rents, causing REIT earnings estimates for the fourth quarter 2001 and the year 2002 to fall (it is normal for REIT estimate reductions to lag behind estimates for the broader market). However, the low level of new supply and an aggressive Fed seeking to boost economic growth bode well for reinvigorated growth in 2003. Historically, the sectors best positioned to benefit from expectations of higher economic growth rates are lodging and retail.

                       In 2001, retail handily outperformed the Index, and the Fund's weighting in this sector contributed strongly to performance. Lodging, however, underperformed for the year. Despite a very strong showing in the fourth quarter, lodging was unable to erase the setback it experienced in the third quarter. Results for the Fund were primarily restrained by holdings in the office and apartment sectors, which suffered from perceptions of declining growth rates. The decline in valuations in the office sector, in particular, is a fair reflection of current fundamental concerns, making this sector attractive if the economy recovers, as anticipated, later in 2002.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


TOP SECTORS AND STOCKS

Health care, self-storage and retail were the top REIT performers in 2001. These sectors excelled from a combination of improved fundamentals (such as lower short-term rates for retail and rising government reimbursements for health care), non-cyclical underlying businesses (self-storage and health care), and low earnings multiples relative to other REITs. The best performers in the Fund included one self-storage company and two retail companies: Public Storage, Simon Property
Group and Pan Pacific Retail. Each holding was helped by beginning the year with low earnings multiples and perceptions of improving prospects. Conversely, the worst performers for the Fund either started the period with high earnings multiples and had moderating earnings expectations or were impacted by the events of 9/11. These companies included Boston Properties (an office REIT) and Host
Marriott (a hotel REIT).

FAVORABLE ENVIRONMENT FOR REITS

A favorable environment for REITs has been fostered by attempts to maintain a healthy economic environment through both fiscal and monetary policy, a low level of new supply and attractive valuations. The Fund will continue to focus on strong, experienced management teams with the best prospects for sustainable future growth.

David W. Jellison
Portfolio Manager


                                TOP TEN HOLDINGS
                                % of Net Assets

                                                          12/31/01  6/30/01
                                                          --------  --------
Equity Office Properties Trust                                9.5        7.1
Cousins Properties, Inc.                                      5.9        5.9
Vornado Realty Trust                                          5.0        4.7
General Growth Properties, Inc.                               4.9        5.0
Simon Property Group, Inc.                                    4.8        5.2
AvalonBay Communities, Inc.                                   4.8        3.5
Equity Residential Properties Trust                           4.8        4.7
iStar Financial, Inc.                                         4.8        2.2
Plum Creek Timber Company, Inc.                               4.3        1.3
TrizecHahn Corp.                                              4.2        4.7

                            ------------------------



                                TOP FIVE SECTORS
                                % of Net Assets

                                                          12/31/01  6/30/01
                                                          --------  --------
Office                                                       25.6       20.1
Industrial                                                   16.0       17.9
Residential                                                  15.0       14.8
Retail                                                        9.8       10.1
Community Centers                                             8.0        7.7

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA TECHNOLOGY FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001



                                                        CTF         MERRILL
                                                       ------         100
                                                                     TECH
                                                                 -------------
1 Year                                                 -28.97%      -32.45%
Since Inception (11/9/00)                              -35.97%      -46.70%


              GROWTH OF $10,000 SINCE INCEPTION

[LINE GRAPH]

                                                                COLUMBIA TECHNOLOGY FUND       MERRILL LYNCH 100 TECHNOLOGY INDEX
                                                                ------------------------       ----------------------------------
11/9/00                                                                 10000.00                            10000.00
12/31/00                                                                 8622.00                             7201.00
12/31/01                                                                 6124.00                             4864.00


Past performance is not predictive of future results. The Merrill Lynch 100 Technology Index is an equally-weighted, unmanaged index of 100 leading technology stocks. Fund performance includes a voluntary reimbursement of Fund expenses by the Advisor. Absent these reimbursements, total returns would have been lower.


FUND PERFORMANCE

For the year ended December 31, 2001, Columbia Technology Fund returned -28.97%, while the Merrill Lynch 100 Technology Index returned -32.45% for the same period.

                       TECH SUFFERS IN 2001

                       Revenue and earnings disappointments during 2001 resulted in poor performance for technology stocks during the first three quarters of the year. This was true for all sectors of technology, including semiconductors, software, hardware and telecom equipment. In a fourth quarter rally, however, technology stocks rebounded from depressed valuation levels.

                       The semiconductor industry was one of the best performing areas for the Fund, providing a flat return for 2001. The industry's performance was particularly strong in the fourth quarter, as capacity utilization appeared to be bottoming and investors were beginning to look ahead to a return to normal utilization. Entering 2002, the Fund intends to assume an overweighted position in semiconductors and is currently invested in the three largest semiconductor foundries. These foundries, including Taiwan Semiconductor, United Microelectronics and Chartered Semiconductor, are expected to grow faster than the industry as a whole in 2002. Furthermore, as the economy recovers, end-user customer demand for semiconductors should improve.

                       During the year, telecom equipment companies continued to struggle as incumbent service providers reduced their capital spending budgets. In addition, some emerging service providers filed for bankruptcy early in the year. Entering 2002, telecom services providers are still slashing their capital expenditure budgets, and the Fund will likely remain underweighted in this sector.

                       Software companies suffered in the year due to broad reductions in information technology (IT) budgets. If the economy recovers in 2002, as anticipated, IT budgets could return to normal levels. Also, software stocks took the greatest drubbing after the events of 9/11, becoming the most inexpensive technology group. Due to that industry's attractive valuations, we added to our holdings late in the year and maintained an overweighting in software entering 2002.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


SOLID CONTRIBUTORS

Despite the preponderance of bad news in the technology sector, some individual stocks made strong contributions to Fund performance. Advent Software, eBay, Nvidia and Semtech all posted solid gains for the year. Advent Software provides portfolio management software for financial institutions and has seen consistent growth of revenue. The online auction house eBay has been a profitable Internet model and has demonstrated visible earnings growth. Nvidia produces graphic semiconductor chips and game consoles, and it performed well due to strong demand, while Semtech also experienced solid demand for its analog semiconductor chips.

POOR PERFORMERS

Some of the Fund's weakest performers were those that had considerable difficulty meeting their earnings projections.
Such holdings included i2 Technologies, a developer of supply chain management software; Research in Motion, which is known for its Blackberry devices; and Mercury
Interactive, a developer of testing software for Internet applications.

OUR OUTLOOK

We continue to seek companies with strong management, superior long-term growth prospects and dominant market share positions at what we believe to be sustainable valuations. We believe that we have positioned the Fund to benefit from an improvement in economic activity. As 2002 unfolds, we expect technology stocks to benefit from any increase in revenue and earnings projections, and we anticipate revenue and earnings will recover gradually as the economy changes course.

Steven N. Marshman
Portfolio Manager


                     TOP TEN HOLDINGS
                      % of Net Assets

                                                           12/31/01    6/30/01
Amphenol Corp. (Class A)                                     2.7         1.6
United Microelectronics Corp. ADR                            2.6          --
TIBCO Software, Inc.                                         2.2         1.7
Semtech Corp.                                                2.0         1.1
Advent Software, Inc.                                        2.0         1.3
Siebel Systems, Inc.                                         1.9         1.8
Microsemi Corp.                                              1.9          --
Adelphia Communications Corp. (Class A)                      1.9          --
Cisco Systems, Inc.                                          1.8         1.0
RadiSys Corp.                                                1.8          --

                            ------------------------



                                TOP FIVE SECTORS
                                % of Net Assets

                                                           12/31/01    6/30/01
Computer Services Software & Systems                         23.3        26.2
Electronics: Semiconductors                                  18.9        17.8
Production Technology Equipment                              14.2        11.0
Communications Technology                                     8.7         7.9
Computer Technology                                           8.5         4.1

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA STRATEGIC VALUE FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                         Lipper
                                                        Multi-Cap
                                              CSVF        Value       S&P 500
                                             ------    -----------    -------
1 Year                                       29.76%       1.30%       -11.88%
Since Inception (11/9/00)                    40.76%       2.94%       -15.85%

                       GROWTH OF $10,000 SINCE INCEPTION
                                  [LINE GRAPH]

                                                COLUMBIA STRATEGIC VALUE     LIPPER MULTI-CAP VALUE
                                                          FUND                     FUNDS INDEX                S&P 500 INDEX
                                                ------------------------     ----------------------           -------------
11/9/00                                                 10000.00                    10000.00                    10000.00
12/31/00                                                11225.00                    10204.00                     9386.00
12/31/01                                                14565.00                    10337.00                     8271.00

Past performance is not predictive of future results. The Lipper Multi-Cap Value Funds Index reflects equally-weighted performance of the 30 largest mutual funds within its category. The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market.


FUND PERFORMANCE

For the year ended December 31, 2001, Columbia Strategic Value Fund posted a return of 29.76%, easily beating the 1.30% return of the Lipper Multi-Cap Value Funds Index and the -11.88% return for the S&P 500 Index. Since its inception in late 2000, the Fund has returned 40.76%, as compared to 2.94% for the Lipper
                       Multi-Cap Value Funds Index and -15.85% for the S&P 500 Index.

                       INVESTORS LOOK FAVORABLY ON VALUE

                       A rapid slowdown in economic activity brought about market turbulence early in the year. As a result, investors were spurred away from higher priced growth stocks to lower priced and lower risk "value" stocks. In the second quarter, the disparity between such growth and value stocks lessened as stocks rallied with the commencement of an aggressive Fed easing policy. In addition, the Bush administration introduced a new tax package, providing relief to taxpayers across the board. Such monetary and fiscal stimuli were expected to encourage spending and boost economic activity.

                       The economy suffered a setback from the events of 9/11, with technology and retail stocks in the Fund taking some of the greatest losses. As the markets rallied in the fourth quarter, technology and retail rebounded, while telecommunications issues continued their decline.

                       SHIFTS IN PORTFOLIO STRATEGY

                       Early in the year, we sought opportunities in infrastructure industries, such as transportation, cement, natural gas pipeline, and engineering and construction firms. These areas were largely ignored in the 1990s when capital spending focused on technology. We expect spending to catch up over the next few years in these industries. We also felt that soft goods retailers, appliance manufacturers and mobile home producers would benefit from an expected increase in consumer spending, which was fostered by lower interest rates and tax relief. The manufactured housing sector performed well, and our holdings in Clayton Homes, Champion Enterprises and Fleetwood Enterprises were particularly strong.

While retail and technology hurt the Fund's performance in the third quarter, both sectors rebounded in the fourth. In retail, JC Penney, Abercrombie & Fitch, Dollar Tree and Circuit City finished the year on a strong note. Also, an improvement in the technology sector was evident in the fourth quarter, as the portfolio's holdings

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


in Samsung, Micron Technology, FEI Corp and Teradyne posted gains. The technology sector benefited from the consolidation of the D-RAM industry in terms of fewer competitors. Furthermore, we believe that prospects for a recovery in the semiconductor equipment industry in 2003 are favorable.

Finally, we purchased holdings whose valuations were greatly depressed following the events of 9/11. For instance, we purchased holdings in airlines and hotels, which are expected to benefit from a possible upturn in business in 2002. In addition, we considered areas that could benefit from less business air travel, such as teleconferencing companies that suddenly experienced a jump in demand, like Raindance. We also evaluated restaurant chains with locations along major highways -- such as Cracker Barrel Old Country
Stores -- that saw business improve as more travelers took to the roads.

STOCKS THAT UNDERPERFORMED

Stocks that hurt performance during the year included
Halliburton, Disney and Hewlett Packard. Halliburton, which provides services and equipment to energy, industrial and governmental customers, suffered due to potential liability exposure from asbestos litigation. In the wake of 9/11, Disney experienced a drop in visitors to its theme parks.
Lastly, investors viewed Hewlett Packard's merger with Compaq negatively, dragging the stock's price down. All three stocks were sold during the fourth quarter.

SEEKING VALUE IN ALL SECTORS

We continue to seek value in all sectors of the stock market and are not limited by market capitalization in our search. Companies considered for the Fund include those that are demonstrating improving cash flow and profit margins, as well as returns on invested capital. We also examine a potential candidate's management, financial condition, industry dynamics, and earnings growth.

Looking forward, we believe that the foundation has been laid for a recovery in 2002. We are favoring small- and mid-cap issues in the portfolio and continue to be valuation sensitive.

Robert A. Unger
Portfolio Manager


                                TOP TEN HOLDINGS
                                % of Net Assets

                                                           12/31/01    6/30/01
Samsung Electronics Co., Ltd. GDR (144A)                     1.2          --
Ionics, Inc.                                                 1.0          --
Reader's Digest Association, Inc. (Class A)                  1.0          --
Apache Corp.                                                 1.0          --
Becton Dickinson & Co.                                       1.0         1.0
Circuit City Group                                           0.9         1.0
SAFECO Corp.                                                 0.9         1.1
Kookmin Bank ADR                                             0.9          --
Heinz, H.J. Co.                                              0.9          --
Boston Scientific Corp.                                      0.9         0.9

                            ------------------------



                                TOP FIVE SECTORS
                                % of Net Assets

                                                           12/31/01    6/30/01
Consumer Discretionary & Services                            14.4       18.9

Technology                                                   13.1       10.1

Materials & Processing                                       10.2        8.4

Financial Services                                            9.6       12.9

Producer Durables                                             8.1        9.3

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA BALANCED FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                          S&P       LEHMAN
                                               CBF        500      AGGREGATE
                                              ------    -------    ---------
1 Year                                        -7.40%    -11.88%      8.44%

5 Years                                        8.45%     10.70%      7.43%

10 Years                                      10.01%     12.93%      7.23%


                        GROWTH OF $10,000 OVER 10 YEARS
                                  [LINE GRAPH]

                                                                                                          LEHMAN AGGREGATE BOND
                                                 COLUMBIA BALANCED FUND           S&P 500 INDEX                   INDEX
                                                 ----------------------           -------------           ---------------------
12/31/91                                                10000.00                    10000.00                    10000.00
12/31/92                                                10889.00                    10762.00                    10740.00
12/31/93                                                12372.00                    11847.00                    11787.00
12/31/94                                                12384.00                    12003.00                    11443.00
12/31/95                                                15490.00                    16514.00                    13556.00
12/31/96                                                17315.00                    20306.00                    14049.00
12/31/97                                                20560.00                    27080.00                    15404.00
12/31/98                                                24687.00                    34819.00                    16743.00
12/31/99                                                27822.00                    42145.00                    16606.00
12/31/00                                                28050.00                    38305.00                    18537.00
12/31/01                                                25972.00                    33750.00                    20103.00

Past performance is not predictive of future results. The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market. The Lehman Aggregate Bond Index is an unmanaged index that represents average market-weighted performance of U.S. Treasury and agency securities, investment-grade corporate bonds, and mortgage-backed securities with maturities greater than one year.


FUND PERFORMANCE

The year 2001 proved to be a challenging one, as the bear market that began in 2000 continued. Plagued by a recession, extremely poor corporate earnings and continued valuation compression, the year was capped by the unprecedented terrorist attacks on 9/11. As the stock market floundered, investors turned to bonds for stability. Though bonds generally performed well, the fixed income returns for the Fund were not enough to offset the declines posted by stocks.
                       For the year ended December 31, 2001, Columbia Balanced Fund returned -7.40%.

                       DEVELOPMENTS IN STOCKS

                       In the equity portion of the portfolio, the finance, consumer cyclical, consumer staples, health care and transportation sectors managed to hold their own despite poor market conditions. Two of the Fund's best stocks included Bank of America and Baxter International.

                       Coming into the year, Bank of America benefited from an attractive valuation and an above-average dividend yield, as well as from a positive fundamental backdrop of lower short-term interest rates and a "steepening" yield curve. Led by new CEO Ken Lewis, the company also began to concentrate on enhancing internal operations, and this emphasis on value creation enhanced investor confidence throughout the year.

                       Health care holding Baxter International benefited from acceleration in revenue and earnings growth. The company delivered on promises for higher revenue and mid-teens earnings growth during the year, solidifying investor confidence and expanding the stock's valuation. Given its robust research and development pipeline, the company should continue to enjoy above-average growth.

                       Unfortunately, the gains posted by such solid names were not enough to keep the Fund from dropping into negative territory. Substantial declines in the technology sector and other areas put an additional strain on the Fund's equity portfolio. For instance, American Express entered 2001 with a relatively high valuation and could not live up to Wall Street's lofty expectations. Although the company experienced problems in various business lines, we continue to keep it in the portfolio at year-end; we believe the company's recent restructuring and a potentially better economy should result in improved financial performance.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

EQUITY INVESTMENT THEME

Throughout the year, the Fund emphasized the Beneficiaries of Policy Change as an equity investment theme. Although the theme was temporarily hampered by the events of 9/11, its recent performance confirms that a bias toward sectors positioned to benefit from an economic recovery should positively impact returns.

ADDING VALUE WITH BONDS

In the bond markets during 2001, investors saw yields fall dramatically on short- and intermediate-term Treasuries and remain virtually unchanged on long-term Treasuries. This
"steepening" of the yield curve was caused by the Fed's aggressive short-term interest rate cuts. In 11 moves during the year, the Fed eased the federal funds rate by a total of 4.75% in a concerted effort to reinvigorate the economy. The economy's 10-year expansion ended in March, although the third quarter was the first in which negative growth, as measured by the gross domestic product (GDP), was recorded.

Our overweighting in corporate bonds, mortgage-backed securities and asset-backed securities added value during the year. Corporate bonds were the top performers, having the most positive impact on the fixed income portion of the Fund. AAA-rated commercial mortgage-backed securities also helped performance. Finally, our overweighting in intermediate-term bonds enhanced returns as these securities benefited the most from the lower short-term rates.

During the year, the U.S. Treasury sector had the poorest performance, and among these securities, those with more long-term maturities performed the worst. Fortunately, we maintained an underweighting in that sector. In addition, the Fund's small weighting in high yield bonds slightly hindered performance.

ANTICIPATING RECOVERY IN 2002

We believe the significant monetary and fiscal stimulus packages of 2001 have set the stage for an economic recovery. Many anecdotal pieces of evidence in recent months indicate that activity is stabilizing and even improving. Barring another shock like 9/11, economic growth should eventually turn into solid earnings growth for corporate America.

Guy W. Pope, Leonard A. Aplet and Jeffrey L. Rippey
On behalf of the Columbia Investment Team
                     TOP TEN HOLDINGS
                      % of Net Assets

                                                         12/31/01    6/30/01
Citigroup, Inc.........................................      2.7          2.5
General Electric Co....................................      2.2          2.2
Pfizer, Inc............................................      2.1          2.9
Microsoft Corp.........................................      1.9          2.1
Bristol-Myers Squibb Co................................      1.8           --
Tyco International Ltd.................................      1.8          1.3
Intel Corp.............................................      1.7          1.1
Baxter International, Inc..............................      1.7          1.4
Exxon Mobil Corp.......................................      1.6          0.5
Wal-Mart Stores, Inc...................................      1.5          1.0




                             PORTFOLIO COMPOSITION
                                % of Net Assets



                                  [PIE CHART]



                                                         12/31/01    6/30/01
Common Stocks..........................................     56.6%      57.2%
Fixed Income...........................................     39.3%      38.3%
Cash...................................................      4.1%       4.5%

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA SHORT TERM BOND FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                              CSTB     MERRILL 1-5    MERRILL 1-3
                                              -----    -----------    -----------
1 Year                                        8.07%       8.98%          8.30%
5 Years                                       5.84%       6.95%          6.59%
10 Years                                      5.47%       6.53%          6.09%

     GROWTH OF $10,000 OVER 10 YEARS

[LINE GRAPH]

                                                COLUMBIA SHORT TERM BOND     MERRILL LYNCH 1-5 YEAR      MERRILL LYNCH 1-3 YEAR
                                                          FUND                  GOV'T/CORP INDEX             TREASURY INDEX
                                                ------------------------     ----------------------      ----------------------
12/31/91                                                  10000                       10000                       10000
12/31/92                                                  10581                       10689                       10630
12/31/93                                                  11206                       11451                       11205
12/31/94                                                  11203                       11388                       11269
12/31/95                                                  12347                       12864                       12509
12/31/96                                                  12822                       13458                       13131
12/31/97                                                  13561                       14422                       14006
12/31/98                                                  14433                       15530                       14986
12/31/99                                                  14692                       15870                       15445
12/31/00                                                  15759                       17279                       16681
12/31/01                                                  17033                       18829                       18063

Past performance is not predictive of future results. The Merrill Lynch 1-5 Year Government/Corporate Index is an unmanaged index that includes all U.S. government debt with at least $100 million face value outstanding, as well as investment-grade rated corporate debt with at least $100 million face value outstanding and a maturity of 1-5 years. The Merrill Lynch 1-3 Year Treasury Index is an unmanaged index that measures the return of Treasury bills with maturities of 1-3 years and is intended to provide a benchmark for the prior investment objective and strategy of the Fund. On November 1, 2000, the Fund's strategy was changed from a U.S. government bond fund to a short term bond fund. Through October 31, 2003, the Advisor has contractually agreed to reimburse the Fund to keep expenses at or below 0.75% of net assets. Absent this reimbursement, total returns may have been lower.

FUND PERFORMANCE

For the year ended December 31, 2001, Columbia Short Term Bond Fund returned 8.07%. In comparison, the Merrill Lynch 1-5 Year Government/Corporate Index returned 8.98% and the Merrill Lynch 1-3 Year Treasury Index returned 8.30%.

SHORT-TERM INTEREST RATES FALL

                       During 2001, yields fell dramatically on short- and intermediate-term Treasuries, while yields ended the year virtually unchanged on long-term Treasuries. This "steepening" of the yield curve was caused by the Fed's aggressive short-term interest rate cuts. In 11 moves during the year, the Fed eased the federal funds rate by a total of 4.75% in a concerted effort to reinvigorate the economy. The economy's 10-year expansion ended in March, although the third quarter was the first in which negative growth was recorded (as measured by the gross domestic product). Historically, it has taken 9 to 12 months for a change in short-term rates to make an impact on the economy. In the meantime, the Bush administration introduced tax relief legislation that should help boost the economy. The steepness of the yield curve and the level of Treasury rates indicate that the bond market feels that the Fed's work is nearly finished. Due to the substantial monetary and fiscal stimulus introduced in 2001, the market is expecting an economic rebound in the second half of 2002.

                       PORTFOLIO STRATEGY

                       During most of the year, we maintained a duration (or average life) of just under 2.5 years for the Fund, which was about equal to the duration of our benchmark index, the Merrill Lynch 1-5 Year Government/Corporate bond index. In November, we shortened the portfolio's duration relative to the index. We also maintained an overweighting in high quality intermediate-term corporate bonds, as well as AAA-rated asset-backed securities.

                       Due to lower mortgage rates, we slightly reduced our overweighting in mortgage-backed securities and also traded into securities with better call protection. We maintained an overweighting in corporate bonds, which benefited Fund performance, as their yields were more attractive than those on Treasuries.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

CORPORATES LEAD PERFORMANCE

Our overweighting in corporate bonds, mortgage-backed securities and asset-backed securities all added value during the year, with corporate bonds having the greatest positive impact on the portfolio. AAA-rated commercial mortgage-backed securities also added to the Fund's returns. Finally, our overweighting in intermediate-term bonds helped the portfolio as these securities benefited the most from the lower short-term rates.

The U.S. Treasury sector turned in the worst performance in the bond market during 2001, and we remained underweighted in these securities during the year. We found that the best performers along the yield curve were bonds with maturities between 2 and 5 years. Any bond with a maturity less than 1 year (such as cash and cash equivalents) or more than 5 years simply did not perform as well. The portfolio includes cash and other very short-term securities, and although these holdings earned a good rate of return, they did not appreciate in price as interest rates fell.

LOOKING AHEAD

The outlook for bonds during 2002 depends upon how the economy responds to lower short-term interest rates and tax cuts, as well as any further monetary and fiscal policy changes. We expect the economy to grow in the second half of the year. We also expect that the rate of inflation will remain under control, but if the Fed becomes concerned about inflationary pressure, they may begin raising short-term interest rates. Increasing rates would be negative for bond performance, as bond prices tend to fall as interest rates rise. However we feel that the performance of corporate bonds, mortgage-backed securities, asset-backed securities and high yield bonds, relative to Treasuries, should benefit the Fund.

Leonard A. Aplet and Jeffrey L. Rippey
Portfolio Managers
                   PORTFOLIO COMPOSITION
                      % of Net Assets

                                                         12/31/01    6/30/01
Asset-Backed Securities                                     18.9         11.6

Collateralized Mortgage Obligations                         12.2         17.5

Corporate Bonds                                             38.9         39.6

Mortgage Pass-Throughs                                      15.5         14.9

Treasury/Agency                                              6.6         10.5

Cash                                                         7.9          5.9

                               PORTFOLIO QUALITY
                            % of Portfolio Holdings
                                    12/31/01
                                  [PIE CHART]

Aaa                                                              33.3%

Treasury/Agency                                                  24.6%

A                                                                20.9%

Baa                                                              14.5%

Aa                                                                6.7%

                                    6/30/01
                                  [PIE CHART]

Aaa                                                              29.7%

Treasury/Agency                                                  28.2%

A                                                                23.9%

Aa                                                                9.3%

Baa                                                               8.9%

                  As rated by Moody's Investors Service, Inc.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA FIXED INCOME SECURITIES FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                                     LEHMAN
                                                           CFIS     AGGREGATE
                                                          ------    ---------
1 Year                                                     8.13%      8.44%
5 Years                                                    6.88%      7.43%
10 Years                                                   7.05%      7.23%


     GROWTH OF $10,000 OVER 10 YEARS
     [LINE GRAPH]

                                                                        COLUMBIA FIXED
                                                                    INCOME SECURITIES FUND         LEHMAN AGGREGATE BOND INDEX
                                                                    ----------------------         ---------------------------
12/31/91                                                                  10000.00                           10000.00
12/31/92                                                                  10799.00                           10740.00
12/31/93                                                                  11930.00                           11787.00
12/31/94                                                                  11529.00                           11443.00
12/31/95                                                                  13709.00                           13556.00
12/31/96                                                                  14171.00                           14049.00
12/31/97                                                                  15526.00                           15404.00
12/31/98                                                                  16681.00                           16743.00
12/31/99                                                                  16431.00                           16606.00
12/31/00                                                                  18282.00                           18537.00
12/31/01                                                                  19767.00                           20103.00

Past performance is not predictive of future results. The Lehman Aggregate Bond Index is an unmanaged index that represents average market-weighted performance of U.S. Treasury and agency securities, investment-grade corporate bonds, and mortgage-backed securities with maturities greater than one year.

COMPETITIVE PERFORMANCE

Columbia Fixed Income Securities Fund posted a return of 8.13% for the year ended December 31, 2001. The Fund's performance was consistent with its benchmark, the Lehman Aggregate Bond Index, which returned 8.44% for the year.

                       YIELD CURVE "STEEPENS"

                       During 2001, yields fell dramatically on short- and intermediate-term Treasuries, while yields ended the year virtually unchanged on long-term Treasuries. This "steepening" of the yield curve was caused by the Fed's aggressive short-term interest rate cuts. In 11 moves during the year, the Fed eased the federal funds rate by a total of 4.75% in a concerted effort to reinvigorate the economy. The economy's 10-year expansion ended in March, although the third quarter was the first in which negative growth was recorded (as measured by the gross domestic product). Historically, the lag time for a change in short-term rates to affect the economy has ranged from 9 to 12 months. In the meantime, the Bush administration introduced tax relief legislation that should help boost the economy. The steepness of the yield curve and the level of Treasury rates indicate that the bond market feels that the Fed's work is nearly finished. After the substantial monetary and fiscal stimulus introduced in 2001, the market is expecting an economic rebound in the second half of 2002.

                       POSITIONED TO BENEFIT FROM YIELD CURVE

                       During the year, we positioned the portfolio to benefit from changes in the shape of the yield curve. One way of taking advantage of the steepening yield curve was by varying the relative amount of long-term Treasuries in the portfolio. As the yield curve steepened, we increased our exposure to the long-term end of the yield curve from an underweighted position to a market-weighted position. Then, when the long-term end of the yield curve (the difference in yield between the 10-year Treasury and the 30-year Treasury) flattened in November, we returned to an underweighted position.

As mortgage rates declined, we slightly reduced our overweighting in mortgage-backed securities and also traded into securities with better call protection. We maintained an overweighting in corporate bonds and benefited from their yields, which were attractive relative to Treasuries.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

ADDING VALUE TO THE PORTFOLIO

Our overweighting in corporate bonds, mortgage-backed securities and asset-backed securities added value during the year. Corporate bonds were the top performers, having the most positive impact on the portfolio. AAA-rated commercial mortgage-backed securities also helped the performance of the Fund. Finally, our overweighting in intermediate-term bonds enhanced returns as these securities benefited the most from the lower short-term rates.

During the year, the U.S. Treasury sector had the poorest performance, and among these securities, those with longer-term maturities performed the worst. We maintained an underweighting in that sector. In addition, the Fund's small weighting in high yield bonds slightly hindered performance.

OUTLOOK DEPENDS ON ECONOMY'S RESPONSE

The outlook for bonds during 2002 depends upon how the economy responds to lower short-term interest rates and tax cuts, as well as any further fiscal or monetary policy changes. We expect the economy to grow in the second half of the year. We also expect the rate of inflation to remain under control, but if the Fed becomes concerned about inflationary pressures, they may begin to raise short-term rates. A tightening policy would be a negative for bond performance, as prices on existing bonds tend to fall when interest rates rise. However, in that scenario, the performance of corporate bonds, mortgage-backed securities, asset-backed securities and high yield bonds, relative to Treasuries, should benefit the Fund.

Leonard A. Aplet and Jeffrey L. Rippey
Portfolio Managers


                   PORTFOLIO COMPOSITION
                      % of Net Assets

                                                         12/31/01    6/30/01
Asset-Backed Securities                                      7.9          8.8
Collateralized Mortgage Obligations                         13.6         14.6
Corporate Bonds                                             42.2         43.5
Mortgage Pass-Throughs                                      20.5         17.0
Treasury/Agency Obligations                                 10.9         12.9
Cash                                                         4.9          3.2

                               PORTFOLIO QUALITY
                            % of Portfolio Holdings
                                    12/31/01
                                  [PIE CHART]

Treasury/Agency                                                  40.0%
A                                                                17.3%
Aaa                                                              16.6%
Baa                                                              13.1%
Aa                                                                6.0%
Ba                                                                4.5%
B                                                                 2.5%

                                    6/30/01
                                  [PIE CHART]

Treasury/Agency                                                  37.2%

Aaa                                                              17.9%

A                                                                16.4%

Baa                                                              13.9%

Aa                                                                7.6%

Ba                                                                4.8%

B                                                                 2.2%




                  As rated by Moody's Investors Service, Inc.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

        COLUMBIA NATIONAL MUNICIPAL BOND FUND


                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                            LEHMAN    LIPPER
                                                   CNMF      MUNI     GENERAL
                                                   -----    ------    -------
1 Year                                             4.16%    5.13%      4.15%
Since Inception (2/24/99)                          3.65%    4.83%*     3.54%


     GROWTH OF $10,000 SINCE INCEPTION
     [LINE GRAPH]

                                                    COLUMBIA NATIONAL       LIPPER GENERAL MUNICIPAL    LEHMAN BROTHERS MUNICIPAL
                                                   MUNICIPAL BOND FUND          DEBT FUNDS INDEX               BOND INDEX*
                                                   -------------------      ------------------------    -------------------------
2/24/99                                                 10000.00                    10000.00                    10000.00
12/31/99                                                 9607.00                     9543.00                     9721.00
12/31/00                                                10651.00                    10602.00                    10856.00
12/31/01                                                11095.00                    11042.00                    11413.00

Past performance is not predictive of future results. The Lehman Brothers Municipal Bond Index is an unmanaged index considered representative of the broad market for investment-grade, tax-exempt bonds with a maturity of at least one year, issued on or after January 1, 1991, with a deal size greater than $50 million and a maturity size of at least $5 million, and having a fixed rate coupon. The Lipper General Municipal Debt Funds Index represents average performance of the 30 largest general municipal debt funds tracked by Lipper Analytical Services, Inc. Performance includes a contractual reimbursement of Fund expenses by the Advisor. Absent these reimbursements, total returns may have been lower.
* Performance since 3/1/99

FUND PERFORMANCE

For the year ended December 31, 2001, Columbia National Municipal Bond Fund returned 4.16%. In comparison, the Lipper General Municipal Debt Funds Index returned 4.15% and the Lehman Brothers Municipal Bond Index returned 5.13%.

                       SETTING A FOUNDATION FOR RECOVERY

                       Short-term interest rates fell throughout 2001, as the Fed adopted an aggressive easing policy to offset deteriorating economic growth. Over the course of the year, the Fed lowered the federal funds rate a total of 4.75% to 1.75%, its lowest level in 40 years. During the fourth quarter, stock prices rallied back from their lows after the 9/11 terrorist attacks as investors became more confident about prospects for a recovery in 2002. At the same time, bond prices declined and interest rates moved higher, anticipating the end of the easing cycle.

                       MUNICIPAL ISSUERS TAKE ADVANTAGE OF LOW RATES

                       In the municipal bond market, the supply of new issues across the nation increased dramatically, particularly as confidence in an economic recovery increased. State and local issuers rushed to market in order to finance new projects at low rates and refinance existing debt. The substantial new supply of bonds exceeded demand, driving prices somewhat lower in the fourth quarter. This imbalance of supply and demand is likely to reverse in the first few months of 2002 as investors try to invest large interest payments coming due in January, which is typically a quiet period for new issuance.

                       After years of rising surpluses, state and local finances remain reasonably healthy throughout the country. Nevertheless, municipal finances suffered in 2001 as slowing economic activity and rising unemployment rates reduced tax receipts and as legislators focused on tightening budgets.

                       PORTFOLIO ACTIVITY

                       During 2001, the portfolio's returns benefited from falling short- and intermediate-term municipal yields and rising prices. At the same time, performance was hampered by longer-term holdings that did not appreciate during the year. The Fed's efforts to push down short-term interest rates resulted in a substantial increase in the difference in

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


yield between short- and long-term maturities. We took advantage of that difference during the year, executing trades to sell very low yielding short-term bonds and purchase intermediate-term bonds, adding substantial yield and total return potential to the Fund.

SEEKING OPPORTUNITIES

The foundation has been laid for a recovery in economic activity. Once it is clear that the economy is on track for expansion and that growth in corporate profits is improving, the Fed will likely begin to consider tightening interest rates. However, we believe that this will be a gradual process, so that income earned in the Fund will help to offset some price depreciation as yields rise.

As always, we continue to look for opportunities to improve the yield, quality and structure of the Fund's holdings.
Yields on municipal bonds continue to be attractive on a tax-adjusted basis as compared to taxable alternatives, particularly for investors in the highest tax brackets.

Greta R. Clapp
Portfolio Manager


                      TOP TEN STATES
                      % of Net Assets

                                                         12/31/01    6/30/01
Oregon                                                      22.0         27.5
Texas                                                       14.8         12.9
Washington                                                  13.9         13.4
Tennessee                                                    6.0           --
Illinois                                                     5.1          4.1
Michigan                                                     4.7          3.7
Alaska                                                       3.5          4.7
Mississippi                                                  2.7          3.5
New York                                                     1.9          3.5
Louisiana..............................................      1.8           --

                               PORTFOLIO QUALITY
                            % of Portfolio Holdings
                                    12/31/01
                                  [PIE CHART]

Aaa                                                              48.1%
Aa                                                               17.6%
Not Rated                                                        16.6%
A                                                                10.9%
Baa                                                               6.8%

                                    6/30/01
                                  [PIE CHART]

Aaa                                                              40.2%
Not Rated                                                        21.3%
A                                                                16.0%
Aa                                                               13.9%
Baa                                                               8.6%




                  As rated by Moody's Investors Service, Inc.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA OREGON MUNICIPAL BOND FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                            LEHMAN    LIPPER
                                                   CMBF      G.O.     OREGON
                                                   -----    ------    ------
1 Year                                             4.55%    5.09%     4.19%
5 Years                                            5.13%    5.92%     4.86%
10 Years                                           5.51%    6.51%     5.58%


     GROWTH OF $10,000 OVER 10 YEARS
     [LINE GRAPH]

                                                COLUMBIA OREGON MUNICIPAL   LEHMAN GENERAL OBLIGATION    LIPPER OREGON MUNICIPAL
                                                        BOND FUND                  BOND INDEX                  DEBT FUNDS
                                                -------------------------   -------------------------    -----------------------
12/31/91                                                10000.00                    10000.00                    10000.00
12/31/92                                                10646.00                    10877.00                    10791.00
12/31/93                                                11788.30                    12152.90                    12080.50
12/31/94                                                11236.60                    11584.10                    11277.20
12/31/95                                                12826.60                    13456.10                    13162.70
12/31/96                                                13310.20                    14093.90                    13583.90
12/31/97                                                14422.90                    15334.20                    14753.50
12/31/98                                                15227.70                    16357.00                    15566.40
12/31/99                                                14824.20                    16110.00                    14876.80
12/31/00                                                16348.10                    17878.90                    16467.20
12/31/01                                                17091.90                    18790.00                    17205.00

Past performance is not predictive of future results. The Lehman General Obligation Bond Index is an unmanaged index that represents average market-weighted performance of general obligation securities that have been issued in the last five years with maturities greater than one year. The Lipper Oregon Municipal Debt Funds average measures performance of all Oregon municipal bond funds tracked by Lipper Analytical Services, Inc.

PORTFOLIO PERFORMANCE

For the year ended December 31, 2001, Columbia Oregon Municipal Bond Fund returned 4.55%. In comparison, the Lipper Oregon Municipal Debt Funds Index returned 4.19%, and the Lehman General Obligation Bond Index returned 5.09%.

                       SETTING A FOUNDATION FOR RECOVERY

                       Short-term interest rates fell throughout 2001, as the Fed adopted an aggressive easing policy to offset deteriorating economic growth. Over the course of the year, the Fed lowered the federal funds rate a total of 4.75% to 1.75%, its lowest level in 40 years. During the fourth quarter, stock prices rallied back from their lows after the 9/11 terrorist attacks, as investors became more confident about prospects for a recovery in 2002. At the same time, bond prices declined and interest rates moved higher, as investors anticipated the end of the easing cycle.

                       MUNICIPAL ISSUERS TAKE ADVANTAGE OF LOW RATES

                       In the municipal bond market, the supply of new issues across the nation increased dramatically, particularly as confidence in an economic recovery increased. State and local issuers rushed to market in order to finance new projects at low rates and refinance existing debt. The substantial new supply of bonds exceeded demand, driving prices somewhat lower in the fourth quarter. This imbalance of supply and demand is likely to reverse in the first few months of 2002 as investors try to invest large interest payments coming due in January, which is typically a quiet period for new issuance.

                       After years of rising surpluses, state and local finances remain reasonably healthy throughout the country. Nevertheless, municipal finances suffered in 2001 as slowing economic activity and rising unemployment rates reduced tax receipts and as legislators focused on tightening budgets.

                       PORTFOLIO ACTIVITY

                       During 2001, the portfolio's returns benefited from falling short- and intermediate-term municipal yields and rising prices. The Fed's efforts to push down short-term interest rates resulted in a substantial increase in the difference in yield between short- and long-term maturities. We took advantage of that difference during the year, executing trades

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------

to sell very low yielding short-term bonds, and purchase intermediate-term bonds, adding substantial yield and total return potential to the Fund.

In Oregon, the heavy concentration of technology-related industry and its recent struggles have taken their toll, leaving the state with one of the highest unemployment rates in the nation. However, we believe this does not pose a serious threat to the credit quality of the holdings in the Fund, which continues to focus on high quality issues.

SEEKING OPPORTUNITIES

The foundation has been laid for a recovery in economic activity. Once it is clear that the economy is on track for expansion and that growth in corporate profits is improving, the Fed will likely begin to consider tightening interest rates. However, we believe that this will be a gradual process, so that income earned in the Fund will help to offset some price depreciation as yields rise.

As always, we continue to look for opportunities to improve the yield, quality and structure of the Fund's holdings.
Yields on municipal bonds continue to be attractive on a tax-adjusted basis compared to taxable alternatives, particularly for investors in the highest tax brackets.

Greta R. Clapp
Portfolio Manager


                   PORTFOLIO COMPOSITION
                      % of Net Assets

                                                         12/31/01    6/30/01
Revenue                                                      34.3       34.9
Insured Revenue                                              20.7       22.4
General Obligation                                           15.4       14.4
Insured General Obligation                                   14.6       15.3
State General Obligation                                      4.6        4.4
Other Bonds                                                   2.9        3.4
Pre-Refunded Bonds                                            2.7        2.1
U.S. Territories                                              0.6        1.1
Cash                                                          4.2        2.0

                               PORTFOLIO QUALITY
                            % of Portfolio Holdings
                               December 31, 2001
                                  [PIE CHART]

Aaa                                                              36.8%
Aa                                                               38.5%
A                                                                 8.4%
Baa                                                               4.5%
Not Rated                                                        11.8%


                                 June 30, 2001
                                  [PIE CHART]

Aaa                                                              38.8%
Aa                                                               34.6%
A                                                                11.9%
Baa                                                               3.4%
Not Rated                                                        11.3%

                  As rated by Moody's Investors Service, Inc.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA HIGH YIELD FUND

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001



                                                              MERRILL
                                                   SALOMON     HIGH    MERRILL
                                             CHYF    BB        YIELD     BB
                                             ----  -------    -------  -------
1 Year                                        6.63%  13.48%    6.20%    9.99%
5 Years                                       6.46%   7.79%    3.95%    6.29%
Inception (10/1/93)                           7.24%   8.41%    6.24%    7.20%


     GROWTH OF $10,000 SINCE INCEPTION
     [LINE GRAPH]

                                                                                                              MERRILL LYNCH U.S.
                                       COLUMBIA HIGH YIELD        MERRILL LYNCH                              HIGH YIELD, CASH PAY
                                               FUND           INTERMEDIATE BB INDEX     SALOMON BB INDEX            INDEX
                                       -------------------    ---------------------     ----------------     --------------------
10/1/93                                      10000.00               10000.00                10000.00               10000.00
12/31/93                                     10112.00               10204.00                10185.00               10347.00
12/31/94                                     10019.00               10190.00                10048.00               10226.00
12/31/95                                     11935.00               12130.00                12321.00               12262.00
12/31/96                                     13060.00               13127.00                13429.00               13618.00
12/31/97                                     14719.00               14600.00                15142.00               15364.00
12/31/98                                     15640.00               15524.00                16361.00               15926.00
12/31/99                                     16012.00               15910.00                16728.00               16176.00
12/31/00                                     16750.00               16186.00                17223.00               15563.00
12/31/01                                     17858.00               17805.00                19542.00               16531.00

Past performance is not predictive of future results. The Salomon BB Index is an unmanaged index that measures the total return of bonds with a maturity of at least one year and includes bonds rated BB by Standard & Poor's or bonds rated Ba by Moody's Investors Service. The Merrill Lynch U.S. High Yield, Cash Pay Index is an unmanaged index of non-investment grade corporate bonds. The Advisor intends to replace the Salomon BB Index with the Merrill Lynch U.S. High Yield, Cash Pay Index, as the Fund's broad index, and it is more representative of a broad based index. The Merrill Lynch Intermediate BB Index is a market weighted index, consisting of BB cash pay bonds, which are U.S. dollar denominated bonds issued in the U.S. domestic market with maturities between 1 and 10 years.

AVOIDING DEFAULTS BENEFITS PERFORMANCE

For the year ending December 31, 2001, Columbia High Yield Fund posted a return of 6.63%. The level of defaults and the number of issuers whose credit quality was downgraded by the rating agencies approached all time highs in 2001. In this environment, the portfolio did not have any defaults and had more issuers upgraded than downgraded. Our philosophy of concentrating on companies with improving fundamentals helped our relative performance.

                       THE YEAR IN REVIEW

                       The high yield market began the year with a big rally as the Federal Reserve initiated short-term interest rate cuts to boost economic growth. In the second quarter, the economy showed signs of weakness, and the high yield market declined a little over 1% (as measured by the Merrill Lynch U.S. High Yield, Cash Pay Index). The market was dealt another blow in the third quarter: the devastating and unexpected events of 9/11 shattered consumer confidence and further pushed out the anticipated economic recovery. During this quarter, the high yield market declined more than 4%. Finally, in the fourth quarter, high yield issues rebounded as investors began to look forward to an economic recovery in 2002, due to additional Fed easing and a potential bottoming in some economic numbers.

                       SHIFTS IN INDUSTRY EMPHASIS

                       During the year, a number of changes were made to the industry weightings in the portfolio. We reduced our weighting in telecommunications by over 6% and energy by approximately 3% due to deteriorating fundamentals in both areas. At the same time, we increased our weighting in more defensive industries, such as health care (up over 6%), food and drug retail (up almost 5%), and consumer products (up about 3.5%).

                       Throughout 2001, the large telecommunications sector had a negative effect on the high yield market's performance as credit quality continued to deteriorate. Over the last six months of the year, the telecommunications sector returned -13.8%, bringing the industry's annual return to -33.2%. Our underweighting in telecommunications (just under half the weighting of our benchmark) helped the Fund's relative performance.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


SOME NOTABLE ISSUES

The Fund's three top performers in 2001 were United Rentals, American Axle and Silgan. United Rentals dealt with the economic slowdown by cutting expenses and reducing equipment purchases, a strategy that resulted in improved cash flow to pay down debt. Along with good cost controls, American Axle's backlog of new business and increased product content per vehicle helped sustain performance. Finally, metal food can manufacturer
Silgan benefited as investors favored non-cyclical securities for much of the year.

Some notable underperforming securities for the year were Nextel Communications (telecommunications), AES Corp. and
Calpine (both electric utilities). Nextel's bonds traded down in tandem with the decline in the telecommunications sector. We believe the bonds, at year end, are attractively priced at yields above 14%. The company has strong cash flow, improving margins and a unique product targeted to business customers.

Both Calpine and AES underperformed with the news of the Enron bankruptcy, which sparked fears of large counterparty exposure and shook investor confidence in the independent power sector. Moody's, a credit rating agency, downgraded
Calpine and several other independent power producers, which put pressure on bond prices. Subsequent to these events, Calpine issued a new convertible debt security, which removed the specter of a liquidity crunch. Also, to help restore investor confidence, most participants in this sector announced balance sheet improvement plans or issued equity. Calpine and AES are still held in the portfolio at year end, and we expect their performance to improve as they execute strategies to improve their balance sheets and as the Enron crisis recedes.

RECOVERY SHOULD BOOST HIGH YIELD

Despite the uncertainty caused by events in recent months, we believe there are opportunities ahead. We believe the high yield market will benefit from an improving environment and offer compelling opportunities for investors, provided the expectations of an economic recovery are realized in 2002.

Jeffrey L. Rippey and Kurt M. Havnaer
Portfolio Managers


                     TOP FIVE SECTORS
                      % of Net Assets

                                                         12/31/01    6/30/01
Consumer Cyclical                                           25.6         22.7
Consumer Staples                                            22.9         14.0
Business & Consumer Services                                16.9         17.9
Basic Industries & Mfg.                                      7.0          7.7
Energy                                                       4.7          9.7

                               PORTFOLIO QUALITY
                            % of Portfolio Holdings
                               December 31, 2001
                                  [PIE CHART]

B                                                                49.5%

Ba                                                               48.6%

Baa                                                               1.9%

                                 June 30, 2001
                                  [PIE CHART]

B                                                                45.3%

Ba                                                               44.7%

Baa                                                              10.0%

                  As rated by Moody's Investors Service, Inc.

                               INVESTMENT REVIEWS
--------------------------------------------------------------------------------


        COLUMBIA DAILY INCOME COMPANY

                          AVERAGE ANNUAL TOTAL RETURNS
                            As of December 31, 2001

                                                            CDIC      CPI
                                                            -----    -----
1 Year                                                      3.70%    1.60%
5 Years                                                     4.92%    2.20%
10 Years                                                    4.45%    2.51%


     GROWTH OF $10,000 OVER 10 YEARS
     [LINE GRAPH]

                                                               COLUMBIA DAILY INCOME COMPANY     CONSUMER PRICE INDEX (INFLATION)
                                                               -----------------------------     --------------------------------
12/31/91                                                                  10000.00                           10000.00
12/31/92                                                                  10325.00                           10290.00
12/31/93                                                                  10584.00                           10568.00
12/31/94                                                                  10974.00                           10853.00
12/31/95                                                                  11576.00                           11124.00
12/31/96                                                                  12150.00                           11492.00
12/31/97                                                                  12771.00                           11687.00
12/31/98                                                                  13421.00                           11874.00
12/31/99                                                                  14053.00                           12195.00
12/31/00                                                                  14897.00                           12609.00
12/31/01                                                                  15451.00                           12811.00

Past performance is not predictive of future results. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Although the Fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Fund.


                              PORTFOLIO HIGHLIGHTS
                                % of Net Assets

                                                        12/31/01     6/30/01
Current Yield                                             1.50%        3.61%
Compound Yield                                            1.51%        3.68%
  Based on the 7-day period
  ending on each date shown
Weighted Average Maturity                               33 days      40 days


KEEPING AHEAD OF INFLATION

For the year ended December 31, 2001, Columbia Daily Income Company returned 3.70%. This return continues to compare favorably to the general level of inflation. For instance, the Consumer Price Index (CPI) was up only 1.60% for the year. We anticipate inflation to remain benign over the next 12 months.

                       SHORT-TERM INTEREST RATES DROP

                       During 2001, yields fell dramatically on short- and intermediate-term Treasuries due to the Fed's concerted effort to reinvigorate the economy by easing short-term interest rates. The economy's 10-year expansion ended in March, although the third quarter was the first in which negative growth was recorded (as measured by the gross domestic product). To breathe new life into the economy, the Fed lowered the federal funds rate a total of 4.75% in 11 moves. As a result, short-term interest rates have reached their lowest levels in 40 years. Historically, it has taken 9 to 12 months for a change in short-term rates to make an impact on the economy. In the meantime, the Bush administration introduced tax relief legislation that should help bolster growth. Due to the substantial monetary and fiscal stimulus packages introduced in 2001, the market is expecting an economic rebound in the second half of 2002.

                       LOWER YIELDS ON THE FUND

                       As short-term interest rates have declined, the Fund has also experienced a significant drop in yield. The current 7-day yield for the Fund as of December 31, 2001, was 1.50%.

                       As always, the Fund invests in high quality, short-term debt instruments and maintains an average maturity of 30 to 50 days, providing a very liquid, low risk investment.

                       Leonard A. Aplet
                       Portfolio Manager

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                           COLUMBIA COMMON STOCK FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $24.34          $28.90          $24.40          $22.02          $19.26
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)......................          0.07           (0.01)           0.03            0.09            0.29
 Net realized and unrealized gains (losses) on
   investments.....................................         (4.35)          (1.54)           6.25            5.68            4.58
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (4.28)          (1.55)           6.28            5.77            4.87
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.07)             --           (0.03)          (0.13)          (0.27)
 Distributions from capital gains..................         (0.02)          (3.01)          (1.75)          (3.26)          (1.84)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.09)          (3.01)          (1.78)          (3.39)          (2.11)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $19.97          $24.34          $28.90          $24.40          $22.02
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................       -17.60%          -5.73%          25.76%          26.28%          25.37%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $681,397        $895,134        $959,910        $797,147        $783,906
Ratio of expenses to average net assets............         0.80%           0.75%           0.77%           0.80%           0.77%
Ratio of net investment income (loss) to average
 net assets........................................         0.32%         (0.05)%           0.09%           0.56%           1.37%
Portfolio turnover rate............................          114%            104%             97%            141%             90%

                              COLUMBIA GROWTH FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $40.07          $48.91          $42.51          $34.34          $30.74
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)......................         (0.02)          (0.08)          (0.03)           0.03            0.19
 Net realized and unrealized gains (losses) on
   investments.....................................         (8.55)          (3.49)          11.09           10.39            7.90
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (8.57)          (3.57)          11.06           10.42            8.09
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............            --              --           (0.00)*         (0.08)          (0.17)
 Distributions from capital gains..................         (0.15)          (5.27)          (4.66)          (2.17)          (4.32)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.15)          (5.27)          (4.66)          (2.25)          (4.49)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $31.35          $40.07          $48.91          $42.51          $34.34
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................       -21.40%          -7.94%          26.02%          30.34%          26.32%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............    $1,325,844      $1,919,227      $2,160,739      $1,753,024      $1,324,918
Ratio of expenses to average net assets............         0.72%           0.65%           0.65%           0.68%           0.71%
Ratio of net investment income (loss) to average
 net assets........................................       (0.07)%         (0.18)%         (0.07)%           0.21%           0.55%
Portfolio turnover rate............................          122%            114%            118%            105%             96%

*Amount represents less than $0.01 per share.

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                       COLUMBIA INTERNATIONAL STOCK FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $14.77          $22.81          $15.45          $13.70          $13.86
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)......................          0.01           (0.04)          (0.05)          (0.00)*          0.03
 Net realized and unrealized gains (losses) on
   investments and foreign currency transactions...         (2.74)          (5.17)           9.00            1.76            1.56
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (2.73)          (5.21)           8.95            1.76            1.59
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.01)             --              --              --              --
 Distributions from capital gains..................            --           (2.83)          (1.59)          (0.01)          (1.75)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.01)          (2.83)          (1.59)          (0.01)          (1.75)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $12.03          $14.77          $22.81          $15.45          $13.70
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................       -18.47%         -22.64%          57.93%          12.83%          11.47%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $135,626        $175,316        $239,223        $134,193        $146,281
Ratio of expenses to average net assets............         1.56%           1.42%           1.48%           1.56%           1.62%
Ratio of net investment income (loss) to average
 net assets........................................         0.06%         (0.19)%         (0.35)%         (0.02)%           0.19%
Portfolio turnover rate............................          130%            112%             94%             74%            122%

*Amount represents less than $0.01 per share.

                             COLUMBIA SPECIAL FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $25.99          $29.93          $23.62          $20.26          $19.85
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)......................         (0.11)          (0.10)          (0.16)          (0.03)           0.01
 Net realized and unrealized gains (losses) on
   investments.....................................         (5.35)           4.45            8.74            3.40            2.50
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (5.46)           4.35            8.58            3.37            2.51
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............            --              --              --           (0.01)             --
 Distributions from capital gains..................         (0.93)          (8.29)          (2.27)          (0.00)*         (2.10)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.93)          (8.29)          (2.27)          (0.01)          (2.10)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $19.60          $25.99          $29.93          $23.62          $20.26
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................       -20.98%          13.84%          36.33%          16.64%          12.64%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $786,071      $1,095,525        $918,322        $969,359      $1,249,718
Ratio of expenses to average net assets............         1.08%           0.99%           1.09%           1.03%           0.98%
Ratio of net investment income (loss) to average
 net assets........................................       (0.49)%         (0.38)%         (0.64)%         (0.09)%           0.04%
Portfolio turnover rate............................          186%            169%            135%            135%            166%

*Amount represents less than $0.01 per share.

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                            COLUMBIA SMALL CAP FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $25.87          $27.26          $17.43          $16.65          $12.99
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment loss...............................         (0.13)          (0.10)          (0.14)          (0.09)          (0.08)
 Net realized and unrealized gains (losses) on
   investments.....................................         (3.54)           1.75           10.45            0.87            4.51
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (3.67)           1.65           10.31            0.78            4.43
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Distributions from capital gains..................            --           (3.04)          (0.48)          (0.00)*         (0.77)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................            --           (3.04)          (0.48)          (0.00)          (0.77)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $22.20          $25.87          $27.26          $17.43          $16.65
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................       -14.19%           5.85%          59.15%           4.69%          34.10%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $617,966        $518,970        $290,374        $160,472         $96,431
Ratio of expenses to average net assets............         1.23%           1.22%           1.30%           1.34%           1.46%
Ratio of net investment loss to average net
 assets............................................       (0.71)%         (0.44)%         (0.84)%         (0.68)%         (0.81)%
Portfolio turnover rate............................          129%            145%            188%            158%            172%

*Amount represents less than $0.01 per share.

                        COLUMBIA REAL ESTATE EQUITY FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $17.89          $14.57          $15.76          $18.80          $16.16
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.79            0.81            0.82            0.75            0.79
 Net realized and unrealized gains (losses) on
   investments.....................................          0.15            3.32           (1.19)          (3.04)           3.15
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................          0.94            4.13           (0.37)          (2.29)           3.94
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.72)          (0.75)          (0.71)          (0.66)          (0.62)
 Distributions from capital gains..................            --              --              --              --           (0.51)
 Return of capital.................................         (0.07)          (0.06)          (0.11)          (0.09)          (0.17)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.79)          (0.81)          (0.82)          (0.75)          (1.30)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $18.04          $17.89          $14.57          $15.76          $18.80
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         5.41%          28.84%          -2.45%         -12.33%          24.74%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $621,590        $436,764        $241,716        $164,172        $151,554
Ratio of expenses to average net assets............         0.95%           0.96%           0.99%           1.01%           1.02%
Ratio of net investment income to average net
 assets............................................         4.65%           5.16%           5.66%           4.60%           4.87%
Portfolio turnover rate............................           41%             25%             29%              6%             34%

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                            COLUMBIA TECHNOLOGY FUND
              FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                             2001         2000(1)
                                                           ------       ---------
--------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                        $8.63          $10.00
--------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)......................         (0.08)           0.01
 Net realized and unrealized losses on
   investments.....................................         (2.42)          (1.37)
---------------------------------------------------------------------------------
   Total from investment operations................         (2.50)          (1.36)
---------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............            --           (0.01)
---------------------------------------------------------------------------------
   Total distributions.............................            --           (0.01)
--------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                              $6.13           $8.63
--------------------------------------------------------------------------------
TOTAL RETURN.......................................       -28.97%         -13.78%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)...........       $10,385          $4,327
Ratio of expenses to average net assets............         1.69%           1.48%(3)
Ratio of expenses to average net assets before
 voluntary reimbursement...........................         2.82%           8.97%(3)
Ratio of net investment income (loss) to average
 net assets........................................       (1.26)%           0.99%(3)
Portfolio turnover rate............................          413%             63%(2)

(1) From inception of operations on October 27, 2000.
(2) Not annualized
(3) Annualized

                         COLUMBIA STRATEGIC VALUE FUND
              FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                             2001         2000(1)
                                                           ------       ---------
--------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                       $11.23          $10.00
--------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.05            0.02
 Net realized and unrealized gains on
   investments.....................................          3.29            1.23
---------------------------------------------------------------------------------
   Total from investment operations................          3.34            1.25
---------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.05)          (0.02)
---------------------------------------------------------------------------------
   Total distributions.............................         (0.05)          (0.02)
--------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                             $14.52          $11.23
--------------------------------------------------------------------------------
TOTAL RETURN.......................................        29.76%          12.25%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)...........      $139,504          $9,526
Ratio of expenses to average net assets............         1.13%           1.34%(3)
Ratio of expenses to average net assets before
 voluntary reimbursement...........................         1.13%           5.31%(3)
Ratio of net investment income to average net
 assets............................................         0.71%           1.92%(3)
Portfolio turnover rate............................          278%             64%(2)

(1) From inception of operations on October 27, 2000.
(2) Not annualized
(3) Annualized

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                             COLUMBIA BALANCED FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $22.96          $24.72          $23.17          $21.42          $20.32
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.58            0.67            0.69            0.72            0.84
 Net realized and unrealized gains (losses) on
   investments.....................................         (2.28)          (0.41)           2.21            3.52            2.92
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         (1.70)           0.26            2.90            4.24            3.76
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.59)          (0.68)          (0.69)          (0.73)          (0.83)
 Distributions from capital gains..................            --           (1.34)          (0.66)          (1.76)          (1.83)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.59)          (2.02)          (1.35)          (2.49)          (2.66)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $20.67          $22.96          $24.72          $23.17          $21.42
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................        -7.40%           0.82%          12.70%          20.07%          18.74%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $983,749      $1,126,854      $1,040,940        $975,381        $792,378
Ratio of expenses to average net assets............         0.67%           0.65%           0.66%           0.67%           0.68%
Ratio of net investment income to average net
 assets............................................         2.73%           2.73%           2.85%           3.22%           3.83%
Portfolio turnover rate............................          111%            105%            133%            128%            149%

                         COLUMBIA SHORT TERM BOND FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                          $8.36           $8.20           $8.39           $8.29           $8.24
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.46            0.42            0.33            0.38            0.41
 Net realized and unrealized gains (losses) on
   investments.....................................          0.21            0.16           (0.18)           0.14            0.05
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................          0.67            0.58            0.15            0.52            0.46
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.46)          (0.42)          (0.33)          (0.38)          (0.41)
 Distributions from capital gains..................         (0.02)             --           (0.01)          (0.04)             --
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.48)          (0.42)          (0.34)          (0.42)          (0.41)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                $8.55           $8.36           $8.20           $8.39           $8.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         8.07%           7.26%           1.80%           6.43%           5.76%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............       $62,930         $35,856         $38,072         $40,578         $37,837
Ratio of expenses to average net assets............         0.75%           0.88%           0.91%           0.89%           0.87%
Ratio of expenses to average net assets before
 contractual reimbursement.........................         0.91%           0.90%           0.91%           0.89%           0.87%
Ratio of net investment income to average net
 assets............................................         5.26%           5.09%           4.09%           4.55%           4.99%
Portfolio turnover rate............................          137%            147%            211%            182%            184%

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                     COLUMBIA FIXED INCOME SECURITIES FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $12.97          $12.44          $13.42          $13.41          $13.08
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.78            0.82            0.78            0.83            0.85
 Net realized and unrealized gains (losses) on
   investments.....................................          0.25            0.53           (0.98)           0.14            0.36
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................          1.03            1.35           (0.20)           0.97            1.21
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.78)          (0.82)          (0.78)          (0.83)          (0.85)
 Distributions from capital gains..................            --              --           (0.00)*         (0.13)          (0.03)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.78)          (0.82)          (0.78)          (0.96)          (0.88)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $13.22          $12.97          $12.44          $13.42          $13.41
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         8.13%          11.27%          -1.50%           7.44%           9.56%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $465,743        $378,799        $397,147        $422,330        $381,333
Ratio of expenses to average net assets............         0.66%           0.66%           0.64%           0.65%           0.66%
Ratio of net investment income to average net
 assets............................................         5.92%           6.53%           6.03%           6.15%           6.43%
Portfolio turnover rate............................          110%            105%            155%            107%            196%

*Amount represents less than $0.01 per share.

                     COLUMBIA NATIONAL MUNICIPAL BOND FUND
              FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                          2001               2000         1999(1)
                                                           ------          ------       ---------
---------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                        $9.82           $9.28          $10.00
---------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.44            0.44            0.34
 Net realized and unrealized gains (losses) on
   investments.....................................         (0.03)           0.54           (0.72)
------------------------------------------------------------------------------------------------
   Total from investment operations................          0.41            0.98           (0.38)
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.44)          (0.44)          (0.34)
 Distributions from capital gains..................         (0.02)             --              --
------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.46)          (0.44)          (0.34)
---------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                              $9.77           $9.82           $9.28
---------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         4.16%          10.87%          -3.93%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)...........       $13,769         $10,898         $10,135
Ratio of expenses to average net assets............         0.65%           0.65%           0.65%(3)
Ratio of expenses to average net assets before
 contractual reimbursement.........................         1.31%           1.29%           1.72%(3)
Ratio of net investment income to average net
 assets............................................         4.47%           4.68%           4.21%(3)
Portfolio turnover rate............................           20%             21%             12%(3)

(1) From inception of operations on February 10, 1999.
(2) Not annualized
(3) Annualized

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                      COLUMBIA OREGON MUNICIPAL BOND FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                          2001               2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                         $12.13          $11.56          $12.46          $12.47          $12.15
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.57            0.58            0.56            0.58            0.60
 Net realized and unrealized gains (losses) on
   investments.....................................         (0.02)           0.58           (0.88)           0.10            0.39
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................          0.55            1.16           (0.32)           0.68            0.99
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.57)          (0.58)          (0.56)          (0.58)          (0.60)
 Distributions from capital gains..................         (0.03)          (0.01)          (0.02)          (0.11)          (0.07)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.60)          (0.59)          (0.58)          (0.69)          (0.67)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                               $12.08          $12.13          $11.56          $12.46          $12.47
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         4.55%          10.28%          -2.65%           5.58%           8.36%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $491,638        $436,544        $409,919        $462,809        $409,148
Ratio of expenses to average net assets............         0.57%           0.58%           0.57%           0.58%           0.57%
Ratio of net investment income to average net
 assets............................................         4.64%           4.92%           4.64%           4.60%           4.87%
Portfolio turnover rate............................           14%             22%             28%             17%             17%

                            COLUMBIA HIGH YIELD FUND
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                          $8.98           $9.32           $9.84          $10.04           $9.94
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................          0.69            0.75            0.74            0.76            0.81
 Net realized and unrealized gains (losses) on
   investments.....................................         (0.11)          (0.34)          (0.51)          (0.15)           0.40
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................          0.58            0.41            0.23            0.61            1.21
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............         (0.69)          (0.75)          (0.74)          (0.76)          (0.81)
 Distributions from capital gains..................            --              --           (0.01)          (0.05)          (0.30)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................         (0.69)          (0.75)          (0.75)          (0.81)          (1.11)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                $8.87           $8.98           $9.32           $9.84          $10.04
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         6.63%           4.61%           2.38%           6.26%          12.70%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............      $238,994         $97,575         $71,678         $57,524         $39,278
Ratio of expenses to average net assets............         0.85%           0.93%           0.91%           0.95%           1.00%
Ratio of expenses to average net assets before
 voluntary reimbursement...........................         0.85%           0.93%           0.91%           0.95%           1.02%
Ratio of net investment income to average net
 assets............................................         7.64%           8.22%           7.71%           7.52%           8.05%
Portfolio turnover rate............................           69%             50%             49%             79%            124%

                 See Accompanying Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                         COLUMBIA DAILY INCOME COMPANY
               FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                             2001            2000            1999            1998            1997
                                                           ------          ------          ------          ------          ------
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                          $1.00           $1.00           $1.00           $1.00           $1.00
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.............................         0.036           0.058           0.046           0.050           0.050
---------------------------------------------------------------------------------------------------------------------------------
   Total from investment operations................         0.036           0.058           0.046           0.050           0.050
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income..............        (0.036)         (0.058)         (0.046)         (0.050)         (0.050)
---------------------------------------------------------------------------------------------------------------------------------
   Total distributions.............................        (0.036)         (0.058)         (0.046)         (0.050)         (0.050)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                $1.00           $1.00           $1.00           $1.00           $1.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN.......................................         3.70%           6.00%           4.71%           5.09%           5.11%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).............    $1,253,535      $1,198,151      $1,165,289      $1,109,141      $1,169,096
Ratio of expenses to average net assets............         0.60%           0.60%           0.64%           0.62%           0.63%
Ratio of net investment income to average net
 assets............................................         3.61%           5.82%           4.61%           4.97%           4.99%

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA COMMON STOCK FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (95.3%)
ADVERTISING AGENCIES (0.5%)
   Interpublic Group of Companies, Inc.,
     The................................      118,100    $    3,488,674
                                                         --------------
 ALUMINUM (0.6%)
   Alcan, Inc. .........................      124,100         4,458,913
                                                         --------------
 AUTO PARTS: ORIGINAL EQUIPMENT (0.6%)
   Magna International, Inc. (Class
     A).................................       61,650         3,912,925
                                                         --------------
 BANKS (2.9%)
   Bank of America Corp. ...............      181,405        11,419,445
   Bank One Corp. ......................      211,400         8,255,170
                                                         --------------
                                                             19,674,615
                                                         --------------
 BANKS: NEW YORK CITY (1.2%)
   J.P. Morgan Chase & Co. .............      228,360         8,300,886
                                                         --------------
 BIOTECH RESEARCH & PRODUCTS (3.2%)
   Baxter International, Inc. ..........      347,700        18,647,151
   *Biogen, Inc. .......................       20,725         1,188,579
   *Genentech, Inc. ....................       34,500         1,871,625
                                                         --------------
                                                             21,707,355
                                                         --------------
 CABLE TELEVISION SERVICES (2.1%)
   *Charter Communications, Inc.
     (Class A)..........................      461,550         7,583,266
   *Liberty Media Corp. (Class A).......      504,739         7,066,346
                                                         --------------
                                                             14,649,612
                                                         --------------
 COMMUNICATIONS & MEDIA (1.9%)
   *AOL Time Warner, Inc. ..............      284,864         9,144,134
   *Gemstar-TV Guide International,
     Inc. ..............................      141,900         3,930,630
                                                         --------------
                                                             13,074,764
                                                         --------------
 COMMUNICATIONS TECHNOLOGY (2.5%)
   *Cisco Systems, Inc. ................      503,100         9,111,141
   Lucent Technologies, Inc. ...........    1,259,500         7,922,255
                                                         --------------
                                                             17,033,396
                                                         --------------
COMPUTER SERVICES, SOFTWARE & SYSTEMS (5.2%)
   *Amdocs Ltd. ........................       91,950         3,123,542
   *BEA Systems, Inc. ..................       67,700         1,043,257
   *Microsoft Corp. ....................      333,300        22,087,791
   *Oracle Corp. .......................      379,150         5,236,062
   *PeopleSoft, Inc. ...................       68,200         2,741,640
   *Siebel Systems, Inc. ...............       39,700         1,110,806
                                                         --------------
                                                             35,343,098
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 COMPUTER TECHNOLOGY (1.9%)
   International Business Machines
     Corp. .............................       64,050    $    7,747,488
   *Sun Microsystems, Inc. .............      427,550         5,275,967
                                                         --------------
                                                             13,023,455
                                                         --------------
 CONSUMER PRODUCTS (1.2%)
   Gillette Co. ........................      251,850         8,411,790
                                                         --------------
 DIVERSIFIED FINANCIAL SERVICES (8.1%)
   American Express Co. ................      285,500        10,189,494
   Citigroup, Inc. .....................      604,023        30,491,081
   Marsh & McLennan Companies, Inc. ....       36,750         3,948,788
   Merrill Lynch & Co., Inc. ...........      122,800         6,400,336
   Morgan Stanley Dean Witter & Co. ....       72,050         4,030,477
                                                         --------------
                                                             55,060,176
                                                         --------------
 DRUG & GROCERY STORE CHAINS (0.1%)
   Walgreen Co. ........................       21,000           706,860
                                                         --------------
 DRUGS & PHARMACEUTICALS (10.6%)
   Abbott Laboratories..................      233,300        13,006,475
   Allergan, Inc. ......................       22,900         1,718,645
   Bristol-Myers Squibb Co. ............      406,071        20,709,621
   *MedImmune, Inc. ....................       75,300         3,490,155
   Pfizer, Inc. ........................      594,237        23,680,344
   Pharmacia Corp. .....................      227,550         9,705,008
                                                         --------------
                                                             72,310,248
                                                         --------------
 ELECTRONICS: SEMICONDUCTORS (6.5%)
   *Agere Systems, Inc. (Class A).......      438,000         2,492,220
   *Celestica, Inc. ....................      148,250         5,987,818
   *Flextronics International Ltd. .....      203,550         4,883,165
   Intel Corp. .........................      618,050        19,437,673
   *Micron Technology, Inc. ............       79,900         2,476,900
   *National Semiconductor Corp. .......      200,850         6,184,172
   Texas Instruments, Inc. .............      101,850         2,851,800
                                                         --------------
                                                             44,313,748
                                                         --------------
 ELECTRONICS: TECHNOLOGY (0.9%)
   Raytheon Co. ........................      195,750         6,356,001
                                                         --------------
ENTERTAINMENT (0.9%)
   *Viacom, Inc. (Class B)..............      136,000         6,004,400
                                                         --------------
 FINANCE COMPANIES (0.7%)
   Capital One Financial Corp. .........       86,000         4,639,700
                                                         --------------
 FINANCIAL DATA PROCESSING SERVICES (0.9%)
   Automatic Data Processing, Inc. .....      101,800         5,996,020
                                                         --------------
 FINANCIAL MISCELLANEOUS (2.1%)
   Fannie Mae...........................       26,750         2,126,625
   Freddie Mac..........................      183,450        11,997,630
                                                         --------------
                                                             14,124,255
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA COMMON STOCK FUND (CONT.)
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
FOODS (0.5%)
   Kraft Foods, Inc. (Class A)..........      109,325    $    3,720,330
                                                         --------------
 INSURANCE: MULTI-LINE (1.9%)
   American International Group,
     Inc. ..............................      161,837        12,849,858
                                                         --------------
 INSURANCE: PROPERTY-CASUALTY (1.3%)
   *Berkshire Hathaway, Inc. (Class
     A).................................           50         3,780,000
   Chubb Corp. .........................       72,300         4,988,700
                                                         --------------
                                                              8,768,700
                                                         --------------
 MACHINERY: CONSTRUCTION & HANDLING (0.5%)
   Caterpillar, Inc. ...................       63,850         3,336,162
                                                         --------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (0.4%)
   GlobalSantaFe Corp. .................       96,975         2,765,727
                                                         --------------
 MEDICAL & DENTAL SUPPLIES (1.1%)
   Beckman Coulter, Inc. ...............       94,350         4,179,705
   *Zimmer Holdings, Inc. ..............       99,400         3,035,676
                                                         --------------
                                                              7,215,381
                                                         --------------
 MISCELLANEOUS EQUIPMENT (0.6%)
   Grainger, W.W., Inc. ................       83,900         4,027,200
                                                         --------------
 MULTI-SECTOR COMPANIES (10.5%)
   General Electric Co. ................      642,450        25,749,396
   Honeywell International, Inc. .......      261,150         8,832,093
   Minnesota Mining & Manufacturing
     Co. ...............................       96,950        11,460,460
   *SPX Corp. ..........................       45,300         6,201,570
   Tyco International Ltd. .............      332,366        19,576,357
                                                         --------------
                                                             71,819,876
                                                         --------------
OFFICE FURNITURE & BUSINESS EQUIPMENT (0.7%)
   *Lexmark International, Inc. ........       82,450         4,864,550
                                                         --------------
 OIL: CRUDE PRODUCERS (0.4%)
   Apache Corp. ........................       61,270         3,056,148
                                                         --------------
 OIL: INTEGRATED DOMESTIC (0.3%)
   Phillips Petroleum Co. ..............       31,600         1,904,216
                                                         --------------
 OIL: INTEGRATED INTERNATIONAL (4.4%)
   ChevronTexaco Corp. .................       80,700         7,231,527
   Exxon Mobil Corp. ...................      466,764        18,343,825
   Royal Dutch Petroleum Co. ...........       88,300         4,328,466
                                                         --------------
                                                             29,903,818
                                                         --------------
 PAPER (1.1%)
   International Paper Co. .............      182,400         7,359,840
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 PRODUCTION TECHNOLOGY EQUIPMENT (0.8%)
   Millipore Corp. .....................       38,600    $    2,343,020
   *Novellus Systems, Inc. .............       75,900         2,994,255
                                                         --------------
                                                              5,337,275
                                                         --------------
 RADIO & TELEVISION BROADCASTERS (0.7%)
   *Clear Channel Communications,
     Inc. ..............................       91,950         4,681,174
                                                         --------------
 RAILROADS (1.0%)
   Burlington Northern Santa Fe
     Corp. .............................       89,500         2,553,435
   Union Pacific Corp. .................       72,550         4,135,350
                                                         --------------
                                                              6,688,785
                                                         --------------
 RETAIL (6.3%)
   *Costco Wholesale Corp. .............      118,650         5,265,687
   Home Depot, Inc. ....................       71,500         3,647,215
   *Kohl's Corp. .......................       18,350         1,292,574
   Nordstrom, Inc. .....................       91,300         1,846,999
   *Office Depot, Inc. .................      147,700         2,738,358
   Target Corp. ........................      199,600         8,193,580
   *Toys "R" Us, Inc. ..................      127,050         2,635,017
   Wal-Mart Stores, Inc. ...............      301,100        17,328,305
                                                         --------------
                                                             42,947,735
                                                         --------------
 SERVICES: COMMERCIAL (1.4%)
   *Accenture Ltd. (Class A)............      100,825         2,714,209
   *Allied Waste Industries, Inc. ......      164,700         2,315,682
   Waste Management, Inc. ..............      135,400         4,320,614
                                                         --------------
                                                              9,350,505
                                                         --------------
 TIRES & RUBBER (0.8%)
   Goodyear Tire & Rubber Co., The......      217,400         5,176,294
                                                         --------------
 TOBACCO (0.9%)
   Philip Morris Companies, Inc. .......      139,050         6,375,442
                                                         --------------
 UTILITIES: CABLE TELEVISION & RADIO (1.1%)
   *Adelphia Communications Corp. (Class
     A) ................................      173,500         5,409,730
   *Comcast Corp. (Class A Special).....       60,900         2,192,400
                                                         --------------
                                                              7,602,130
                                                         --------------
UTILITIES: ELECTRICAL (0.3%)
   FirstEnergy Corp. ...................       69,400         2,427,612
                                                         --------------
 UTILITIES: TELECOMMUNICATIONS (3.7%)
   AT&T Corp. ..........................      180,300         3,270,642
   *AT&T Wireless Services, Inc. .......      321,557         4,620,774
   BellSouth Corp. .....................      116,150         4,431,123
   SBC Communications, Inc. ............       88,500         3,466,545
   Sprint Corp. (Fon Group).............       56,950         1,143,556

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           SHARES OR
                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Verizon Communications, Inc. ........      134,000    $    6,359,640
   *WorldCom, Inc. .....................      115,600         1,627,648
                                                         --------------
                                                             24,919,928
                                                         --------------
Total Common Stocks (Cost
 $557,318,765)..........................                    649,689,577
                                                         --------------
REPURCHASE AGREEMENT (4.5%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $30,447,819. Collateralized 102%
     by U.S. Treasury Strips
     due 02/15/2002 to 02/15/2014
     (Cost $30,446,330).................  $30,446,330        30,446,330
                                                         --------------
TOTAL INVESTMENTS (99.8%) (Cost
 $587,765,095)..........................                    680,135,907
OTHER ASSETS LESS LIABILITIES (0.2%)....                      1,261,272
                                                         --------------
NET ASSETS (100.0%).....................                 $  681,397,179
                                                         ==============
* Non-income producing

COLUMBIA GROWTH FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (95.9%)
 BANKS: NEW YORK CITY (0.5%)
   Bank of New York Company, Inc., The..      166,500    $    6,793,200
                                                         --------------
 BIOTECH RESEARCH & PRODUCTS (3.8%)
   Baxter International, Inc. ..........      598,100        32,076,103
   *Biogen, Inc. .......................       61,350         3,518,423
   *Cephalon, Inc. .....................      107,900         8,155,621
   *Genentech, Inc. ....................      125,700         6,819,225
                                                         --------------
                                                             50,569,372
                                                         --------------
BUILDING MATERIALS (0.5%)
   Vulcan Materials Co. ................      141,500         6,783,510
                                                         --------------
 CABLE TELEVISION SERVICES (1.2%)
   *Liberty Media Corp. (Class A).......    1,114,375        15,601,250
                                                         --------------
 COMMUNICATIONS & MEDIA (2.3%)
   *AOL Time Warner, Inc. ..............      672,995        21,603,139
   *Gemstar-TV Guide International,
     Inc. ..............................      334,300         9,260,110
                                                         --------------
                                                             30,863,249
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 COMMUNICATIONS TECHNOLOGY (4.1%)
   *Cisco Systems, Inc. ................    1,611,900    $   29,191,509
   *Lucent Technologies, Inc. ..........    2,725,000        17,140,250
   *QUALCOMM, Inc. .....................      168,600         8,514,300
                                                         --------------
                                                             54,846,059
                                                         --------------
 COMPUTER SERVICES, SOFTWARE & SYSTEMS (7.9%)
   *Amdocs Ltd. ........................      298,700        10,146,839
   *Microsoft Corp. ....................    1,000,300        66,289,881
   *Oracle Corp. .......................    1,083,800        14,967,278
   *Siebel Systems, Inc. ...............      250,200         7,000,596
   *VERITAS Software Corp. .............      136,800         6,131,376
                                                         --------------
                                                            104,535,970
                                                         --------------
 COMPUTER TECHNOLOGY (4.8%)
   *Dell Computer Corp. ................      604,900        16,441,182
   International Business Machines
     Corp. .............................      270,150        32,677,344
   *Sun Microsystems, Inc. .............    1,141,900        14,091,046
                                                         --------------
                                                             63,209,572
                                                         --------------
 CONSUMER ELECTRONICS (1.2%)
   *Electronic Arts, Inc. ..............      265,900        15,940,705
                                                         --------------
 CONSUMER PRODUCTS (1.5%)
   Gillette Co. ........................      595,400        19,886,360
                                                         --------------
 DIVERSIFIED FINANCIAL SERVICES (2.8%)
   Citigroup, Inc. .....................      477,500        24,104,200
   Goldman Sachs Group, Inc. ...........      140,800        13,059,200
                                                         --------------
                                                             37,163,400
                                                         --------------
DRUG & GROCERY STORE CHAINS (1.0%)
   *Kroger Co. .........................      225,500         4,706,185
   Walgreen Co. ........................      262,400         8,832,384
                                                         --------------
                                                             13,538,569
                                                         --------------
 DRUGS & PHARMACEUTICALS (15.3%)
   Abbott Laboratories..................      459,700        25,628,275
   Allergan, Inc. ......................       79,700         5,981,485
   Bristol-Myers Squibb Co. ............      769,345        39,236,595
   Cardinal Health, Inc. ...............      132,600         8,573,916
   Johnson & Johnson....................      214,700        12,688,770
   Lilly, Eli & Co. ....................      196,000        15,393,840
   *MedImmune, Inc. ....................      170,200         7,888,770
   Merck & Co., Inc. ...................       96,400         5,668,320
   Pfizer, Inc. ........................    1,473,575        58,721,964
   Pharmacia Corp. .....................      533,850        22,768,702
                                                         --------------
                                                            202,550,637
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA GROWTH FUND (CONT.)
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
 Hey
ELECTRONICS: SEMICONDUCTORS (9.9%)
   *Agere Systems, Inc. (Class A).......    2,038,600    $   11,599,634
   *Altera Corp. .......................      109,000         2,312,980
   *Applied Mirco Circuits Corp. .......      233,800         2,646,616
   *Celestica, Inc. ....................      408,400        16,495,276
   *Flextronics International Ltd. .....    1,003,000        24,061,970
   Intel Corp. .........................    1,580,450        49,705,152
   *Micron Technology, Inc. ............      124,000         3,844,000
   *National Semiconductor Corp. .......      383,550        11,809,505
   Texas Instruments, Inc. .............      306,400         8,579,200
                                                         --------------
                                                            131,054,333
                                                         --------------
 ELECTRONICS: TECHNOLOGY (0.3%)
   *Solectron Corp. ....................      287,300         3,240,744
                                                         --------------
 ENTERTAINMENT (1.5%)
   *Viacom, Inc. (Class B)..............      441,300        19,483,395
                                                         --------------
 FINANCE COMPANIES (1.2%)
   Capital One Financial Corp. .........      305,200        16,465,540
                                                         --------------
 FINANCIAL DATA PROCESSING SERVICES (0.6%)
   *Concord EFS, Inc. ..................      255,600         8,378,568
                                                         --------------
 FINANCIAL MISCELLANEOUS (1.5%)
   Fannie Mae...........................      142,000        11,289,000
   Freddie Mac..........................      128,700         8,416,980
                                                         --------------
                                                             19,705,980
                                                         --------------
FOODS (1.1%)
   Kraft Foods, Inc. (Class A)..........      247,500         8,422,425
   SYSCO Corp. .........................      223,300         5,854,926
                                                         --------------
                                                             14,277,351
                                                         --------------
 HEALTH CARE SERVICES (0.9%)
   McKesson Corp. ......................      316,100        11,822,140
                                                         --------------
 IDENTIFICATION CONTROL (0.7%)
   *Waters Corp. .......................      238,900         9,257,375
                                                         --------------
 INSURANCE: MULTI-LINE (2.2%)
   American International Group,
     Inc. ..............................      371,994        29,536,324
                                                         --------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (1.5%)
   *BJ Services Co. ....................      275,700         8,946,465
   *Nabors Industries, Inc. ............      140,150         4,811,350
   *Noble Drilling Corp. ...............      192,250         6,544,190
                                                         --------------
                                                             20,302,005
                                                         --------------
 MEDICAL & DENTAL SUPPLIES (0.3%)
   *Guidant Corp. ......................       77,000         3,834,600
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 MULTI-SECTOR COMPANIES (10.2%)
   General Electric Co. ................    1,504,300    $   60,292,344
   Minnesota Mining & Manufacturing
     Co. ...............................      109,100        12,896,711
   Tyco International Ltd. .............    1,056,400        62,221,960
                                                         --------------
                                                            135,411,015
                                                         --------------
 OFFICE FURNITURE & BUSINESS EQUIPMENT (0.7%)
   *Lexmark International, Inc. ........      154,400         9,109,600
                                                         --------------
 OIL: CRUDE PRODUCERS (0.5%)
   Anadarko Petroleum Corp. ............      113,200         6,435,420
                                                         --------------
 PRODUCTION TECHNOLOGY EQUIPMENT (1.6%)
   *Applied Materials, Inc. ............      245,300         9,836,530
   *KLA-Tencor Corp. ...................       80,100         3,969,756
   *Novellus Systems, Inc. .............      190,200         7,503,390
                                                         --------------
                                                             21,309,676
                                                         --------------
 RADIO & TELEVISION BROADCASTERS (1.8%)
   *Clear Channel Communications,
     Inc. ..............................      300,631        15,305,124
   *Univision Communications, Inc.
     (Class A)..........................      206,700         8,363,082
                                                         --------------
                                                             23,668,206
                                                         --------------
 RETAIL (8.2%)
   *Costco Wholesale Corp. .............      301,250        13,369,475
   Home Depot, Inc. ....................      527,950        26,930,730
   *Kohl's Corp. .......................       72,519         5,108,238
   Lowe's Companies, Inc. ..............      380,400        17,654,364
   Target Corp. ........................      237,800         9,761,690
   Wal-Mart Stores, Inc. ...............      623,700        35,893,935
                                                         --------------
                                                            108,718,432
                                                         --------------
SERVICES: COMMERCIAL (1.6%)
   *Accenture Ltd. (Class A)............      509,675        13,720,451
   *Cendant Corp. ......................      395,000         7,745,950
                                                         --------------
                                                             21,466,401
                                                         --------------
 TELECOMMUNICATION EQUIPMENT (0.3%)
   Nokia Corp. ADR......................      152,800         3,748,184
                                                         --------------
 TOBACCO (0.7%)
   Philip Morris Companies, Inc. .......      200,000         9,170,000
                                                         --------------
 TOYS (0.4%)
   Hasbro, Inc. ........................      326,000         5,290,980
                                                         --------------
 UTILITIES: CABLE TELEVISION & RADIO (1.3%)
   *Adelphia Communications Corp. (Class
     A).................................      343,600        10,713,448
   *Comcast Corp. (Class A Special).....      197,300         7,102,800
                                                         --------------
                                                             17,816,248
                                                         --------------
Total Common Stocks (Cost
 $1,032,497,800)........................                  1,271,784,370
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           SHARES OR
                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
WARRANT (0.2%)
PRODUCTION TECHNOLOGY EQUIPMENT
   Merrill-CW02 Taiwan Semiconductor
     08/23/2002 (Cost $1,833,900).......    1,000,000    $    2,504,000
                                                         --------------
REPURCHASE AGREEMENT (4.6%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001,
     due 01/02/2002 in the amount of
     $61,030,786. Collateralized 102%
     by U.S. Treasury Strips
     due 02/15/2002 to 02/15/2014
     (Cost $61,027,802).................  $61,027,802        61,027,802
                                                         --------------
TOTAL INVESTMENTS (100.7%) (Cost
 $1,095,359,502)........................                  1,335,316,172
OTHER ASSETS LESS LIABILITIES (-0.7%)...                     (9,471,775)
                                                         --------------
NET ASSETS (100.0%).....................                 $1,325,844,397
                                                         ==============
* Non-income producing

COLUMBIA INTERNATIONAL STOCK FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (97.0%)
AUSTRALIA (3.1%)
   Foster's Group Ltd. (Beverages).....      227,600     $      566,218
   Origin Energy Ltd. (Oil & Gas)......      602,500            870,033
   Perpetual Trustees Australia Ltd.
     (Diversified Financials)..........       27,250            612,708
   Qantas Airways Ltd. (Airlines)......      360,400            678,903
   Suncorp-Metway Ltd. (Diversified
     Financials).......................      107,200            769,889
   Wesfarmers Ltd. (Industrial
     Conglomerates)....................       42,750            678,162
                                                         --------------
                                                              4,175,913
                                                         --------------
 CANADA (2.1%)
   Alcan, Inc. (Metals & Mining).......       14,700            526,296
   Bombardier, Inc. (Class B)
     (Aerospace & Defense).............      100,300          1,036,767
   CP Holders (Diversified
     Financials).......................       23,800            933,356
   Finning International, Inc.
     (Machinery).......................       32,600            408,455
                                                         --------------
                                                              2,904,874
                                                         --------------
 CHINA (0.3%)
   *Aluminum Corporation of China Ltd.,
     ADR (Metals & Mining).............       19,500            340,860
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 DENMARK (1.0%)
   Novo Nordisk AS (Class B)
     (Pharmaceuticals).................       23,000     $      940,613
   Vestas Wind Systems AS (Electrical
     Equipment)........................       16,600            453,247
                                                         --------------
                                                              1,393,860
                                                         --------------
 FINLAND (2.5%)
   Nokia Corp., ADR (Communications
     Equipment)........................       64,900          1,591,997
   Stora Enso Oyj (Paper & Forest
     Products).........................       73,400            939,786
   UPM-Kymmene Corp. (Paper & Forest
     Products).........................       25,100            832,480
                                                         --------------
                                                              3,364,263
                                                         --------------
FRANCE (9.4%)
   Aventis SA (Pharmaceuticals)........       14,800          1,050,912
   BNP Paribas (Banks).................       20,600          1,843,347
   Carrefour SA (Food & Drug
     Retailing)........................       13,400            696,773
   Lafarge SA (Construction
     Materials)........................       15,200          1,419,688
   *Orange SA (Wireless
     Telecommunication Services).......      105,700            958,069
   Pernod-Ricard SA (Beverages)........        5,700            441,538
   Sodexho Alliance SA (Hotels,
     Restaurants & Leisure)............       18,700            799,369
   STMicroelectronics NV (Semiconductor
     Equipment & Products).............       29,000            918,430
   *Thomson Multimedia (Household
     Durables).........................       21,400            657,365
   Total Fina Elf SA (Oil & Gas).......       13,629          1,946,445
   Vinci SA (Construction &
     Engineering)......................       14,900            873,606
   Vivendi Universal SA (Media)........       13,400            733,760
   *Wavecom SA (Communications
     Equipment)........................       12,300            462,159
                                                         --------------
                                                             12,801,461
                                                         --------------
 GERMANY (7.0%)
   Allianz AG (Insurance)..............        5,550          1,314,463
   Altana AG (Pharmaceuticals).........       16,500            822,708
   Bayer AG (Chemicals)................       19,000            605,634
   Bayerische Motoren Werke (BMW) AG
     (Automobiles).....................       21,700            756,424
   Beiersdorf AG (Personal Products)...        5,200            590,320
   DaimlerChrysler AG (Automobiles)....       16,700            695,889

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA INTERNATIONAL STOCK FUND (CONT.)
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
   Deutsche Bank AG (Banks)............       10,650     $      752,912
   Infineon Technologies AG
     (Semiconductor Equipment &
     Products).........................       43,200            882,755
   Muenchener Rueckversicherungs-
     Gesellschaft AG (Insurance).......        5,550          1,506,938
   Schering AG (Pharmaceuticals).......       13,050            692,517
   Siemens AG (Industrial
     Conglomerates)....................       12,525            829,149
                                                         --------------
                                                              9,449,709
                                                         --------------
HONG KONG (1.0%)
   Tracker Fund of Hong Kong
     (Diversified Financials)..........      950,000          1,394,936
                                                         --------------
 IRELAND (1.2%)
   CRH plc (Construction Materials)....       45,300            796,598
   *Elan Corp. plc, ADR
     (Pharmaceuticals).................       18,700            842,622
                                                         --------------
                                                              1,639,220
                                                         --------------
 ITALY (5.1%)
   Assicurazioni Generali S.p.A
     (Insurance).......................       29,500            819,503
   Autostrade S.p.A (Transportation
     Infrastructure)...................      115,000            798,668
   Eni S.p.A (Oil & Gas)...............       97,450          1,221,682
   Luxottica Group S.p.A, ADR (Health
     Care Equipment & Supplies)........       47,400            781,152
   Mediaset S.p.A (Media)..............      107,500            785,824
   Riunione Adriatica di Sicurta S.p.A
     (Insurance).......................       96,100          1,132,028
   Unicredito Italiano S.p.A (Banks)...      329,500          1,323,140
                                                         --------------
                                                              6,861,997
                                                         --------------
 JAPAN (17.6%)
   AEON Co., Ltd. (Multiline Retail)...       73,000          1,648,711
   Bellsystem24, Inc. (Commercial
     Services & Supplies)..............        1,650            616,893
   Canon, Inc. (Office Electronics)....       53,000          1,823,821
   Fuji Photo Film Co., Ltd. (Leisure
     Equipment & Products).............       19,000            678,468
   Hisamitsu Pharmaceutical Co., Inc.
     (Pharmaceuticals).................       39,000            535,633
   Hitachi Ltd. (Electronic Equipment &
     Instruments)......................       80,000            585,991
   Honda Motor Co., Ltd.
     (Automobiles).....................       24,000            957,729


                                            SHARES           VALUE
-----------------------------------------------------------------------
   Isetan Co., Ltd. (Multiline
     Retail)...........................       69,000     $      707,058
   Ito-Yokado Co., Ltd. (Multiline
     Retail)...........................       29,000          1,309,935
   Japan OTC Equity Fund, Inc.
     (Diversified Financials)..........       13,600             76,296
   Kappa Create Co., Ltd. (Hotels,
     Restaurants & Leisure)............       14,200            622,997
   Keyence Corp. (Electronic Equipment
     & Instruments)....................        7,500          1,246,948
   Komatsu Ltd. (Machinery)............      325,000          1,163,017
   Moshi Moshi Hotline, Inc.
     (Commercial Services &
     Supplies).........................        3,300            261,865
   NEC Corp. (Computers &
     Peripherals)......................      153,000          1,560,820
   Net One Systems Co., Ltd. (IT
     Consulting & Services)............           44            644,590
   Nintendo Co., Ltd. (Household
     Durables).........................        4,000            700,443
   Nippon Kanzai Co., Ltd. (Commercial
     Services & Supplies)..............       25,000            341,447
   Nissin Healthcare Food Service Co.,
     Ltd. (Hotels, Restaurants &
     Leisure)..........................       10,000            350,984
   NTT DOCOMO, Inc. (Wireless
     Telecommunication Services).......           77            904,777
   Olympus Optical Co., Ltd. (Health
     Care Equipment & Supplies)........       62,000            891,729
   Pioneer Corp. (Household Durables)..       25,000            545,552
   Ricoh Co., Ltd. (Office
     Electronics)......................       37,000            688,845
   Rohm Co., Ltd. (Semiconductor
     Equipment & Products).............        7,000            908,515
   Saizeriya Co., Ltd. (Hotels,
     Restaurants & Leisure)............       27,300          1,037,342
   Seven-Eleven Japan Co., Ltd. (Food &
     Drug Retailing)...................       54,000          1,969,480
   Shimamura Co., Ltd. (Specialty
     Retail) ..........................       18,000          1,057,531
                                                         --------------
                                                             23,837,417
                                                         --------------
 KOREA (4.7%)
   *Good Morning Securities Co.
     (Diversified Financials)..........      172,000            754,260
   Humax Co., Ltd. (Household
     Durables).........................       27,000            652,646
   Hyundai Motor Co., Ltd.
     (Automobiles).....................       35,000            716,787
   Pacific Corp. (Personal Products)...       16,500          1,658,165
   Samsung Electronics (Semiconductor
     Equipment & Products).............        6,500          1,380,662

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
   *Shinhan Financial Group Ltd.
     (Banks)...........................       92,500     $    1,235,915
                                                         --------------
                                                              6,398,435
                                                         --------------
 NETHERLANDS (5.5%)
   ABN Amro Holding NV (Banks).........       45,500            732,865
   *ASML Holding NV (Semiconductor
     Equipment & Products).............       38,900            663,245
   ING Groep NV (Diversified
     Financials) ......................       32,700            833,863
   Koninklijke Philips Electronics NV
     (Household Durables)..............       40,900          1,215,580
   Royal Dutch Petroleum Co. (Oil &
     Gas)..............................       30,900          1,565,469
   TPG NV (Air Freight & Couriers).....       59,800          1,293,842
   Unilever NV (Certificates) (Food
     Products).........................       19,700          1,155,037
                                                         --------------
                                                              7,459,901
                                                         --------------
 NORWAY (0.6%)
   Norske Skogindustrier ASA (Paper &
     Forest Products)..................       40,300            757,090
                                                         --------------
 SPAIN (1.7%)
   Grupo Dragados SA (Construction &
     Engineering)......................       87,900          1,176,310
   Grupo Ferrovial SA (Construction &
     Engineering)......................       60,400          1,058,904
                                                         --------------
                                                              2,235,214
                                                         --------------
 SWEDEN (0.7%)
   Svenska Cellulosa AB (Class B)
     (Paper & Forest Products).........       35,700            976,759
                                                         --------------
 SWITZERLAND (6.7%)
   *Converium Holding AG (Insurance)...       20,000            972,119
   Credit Suisse Group (Banks).........       22,800            972,264
   Givaudan SA (Chemicals).............        3,500          1,066,681
   *Logitech International SA
     (Computers & Peripherals).........       30,100          1,101,359
   Nestle SA (Food Products)...........        7,650          1,631,100
   Novartis AG (Pharmaceuticals).......       37,600          1,358,799
   Synthes-Stratec, Inc. (Health Care
     Equipment & Supplies).............        1,300            905,143
   UBS AG (Banks)......................       22,200          1,120,503
                                                         --------------
                                                              9,127,968
                                                         --------------
 TAIWAN (0.6%)
   *ASE Test Ltd. (Semiconductor
     Equipment & Products).............       57,800            805,154
                                                         --------------
 UNITED KINGDOM (25.6%)
   Abbey National plc (Banks)..........       58,100            828,683


                                            SHARES           VALUE
-----------------------------------------------------------------------
   *Amdocs Ltd. (Software).............       21,100     $      716,767
   AMEC plc (Construction &
     Engineering)......................      133,300            766,326
   Amvescap plc (Diversified
     Financials).......................       47,700            687,984
   BAE Systems plc (Aerospace &
     Defense)..........................      223,200          1,005,405
   Barclays plc (Banks)................       60,739          2,011,108
   Barratt Developments plc (Household
     Durables).........................      141,000            878,826
   BP plc, ADR (Oil & Gas).............       40,800          1,897,608
   Capita Group plc (Commercial
     Services & Supplies)..............      132,200            943,269
   Centrica plc (Gas Utilities)........      445,800          1,440,388
   Compass Group plc (Hotels,
     Restaurants & Leisure)............      134,235          1,006,142
   Diageo plc (Beverages)..............       96,100          1,097,942
   *easyJet plc (Airlines).............      217,827          1,488,448
   GlaxoSmithKline plc
     (Pharmaceuticals).................       85,626          2,147,224
   HSBC Holdings plc (Banks)...........       83,300            977,162
   Legal & General Group plc
     (Insurance).......................      496,700          1,149,417
   National Grid Group plc (Electric
     Utilities)........................      144,100            897,623
   Next plc (Multiline Retail).........       57,000            742,479
   *Powderject Pharmaceuticals
     (Biotechnology)...................      111,500            918,497
   Reckitt Benckiser plc (Household
     Products).........................       48,500            705,875
   Rio Tinto plc (Metals & Mining).....       52,800          1,011,291
   Royal Bank of Scotland Group plc
     (Banks)...........................       61,617          1,499,420
   Securicor plc (Air Freight &
     Couriers).........................      418,000            714,826
   Shell Transport & Trading Co. plc
     (Oil & Gas).......................      141,500            972,042
   *Shire Pharmaceuticals Group plc
     (Pharmaceuticals).................       99,200          1,241,642
   Smith & Nephew plc (Health Care
     Equipment & Supplies).............      153,900            929,551
   St. James's Place Capital plc
     (Insurance).......................      133,000            677,495
   Tesco plc (Food & Drug Retailing)...      185,600            672,611
   Vodafone Group plc (Wireless
     Telecommunication Services).......    1,262,500          3,302,833
   William Morrison Supermarkets plc
     (Food & Drug Retailing)...........      225,300            661,548

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA INTERNATIONAL STOCK FUND (CONT.)
DECEMBER 31, 2001
                                          SHARES OR
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   WPP Group plc (Media)...............       67,600     $      747,733
                                                         --------------
                                                             34,738,165
                                                         --------------
 UNITED STATES (0.6%)
   *ResMed, Inc. (Health Care Equipment
     & Supplies).......................       14,900            803,408
                                                         --------------
Total Common Stocks
 (Cost $129,313,577)...................                     131,466,604
                                                         --------------
PREFERRED STOCK (0.7%)
 Germany
   Wella AG (Personal Products)
     (Cost $920,408)...................       18,850            971,771
                                                         --------------
REPURCHASE AGREEMENT (3.7%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $5,020,776. Collateralized 102%
     by U.S. Treasury Strips
     due 02/15/2002 to 02/15/2014
     (Cost $5,020,531).................  $ 5,020,531          5,020,531
                                                         --------------
TOTAL INVESTMENTS (101.4%)
 (Cost $135,254,516)...................                     137,458,906
OTHER ASSETS LESS LIABILITIES
 (-1.4%)...............................                      (1,833,061)
                                                         --------------
NET ASSETS (100%)......................                  $  135,625,845
                                                         ==============
* Non-income producing

                                            % OF NET
         SECTOR DIVERSIFICATION              ASSETS          VALUE
----------------------------------------------------------------------
 Financials.............................       19.9%      $ 26,932,574
 Consumer Discretionary.................       14.8         20,005,573
 Industrials............................       12.2         16,587,510
 Information Technology.................       11.8         15,982,059
 Health Care............................       11.0         14,862,149
 Consumer Staples.......................        9.4         12,818,379
 Materials..............................        6.8          9,273,163
 Energy.................................        6.3          8,473,279
 Telecommunication Services.............        3.8          5,165,678
 Utilities..............................        1.7          2,338,011
                                             ------       ------------
TOTAL COMMON/PREFERRED STOCKS...........       97.7        132,438,375
REPURCHASE AGREEMENT....................        3.7          5,020,531
                                             ------       ------------
TOTAL INVESTMENTS.......................      101.4        137,458,906
OTHER ASSETS LESS LIABILITIES...........       (1.4)        (1,833,061)
                                             ------       ------------
NET ASSETS..............................      100.0%      $135,625,845
                                             ======       ============

COLUMBIA SPECIAL FUND
DECEMBER 31, 2001                            SHARES          VALUE
----------------------------------------------------------------------
COMMON STOCKS (96.3%)
ADVERTISING AGENCIES (1.0%)
   *Valassis Communications, Inc. ......      226,500     $  8,067,930
                                                          ------------
 AUTO TRUCKS & PARTS (1.2%)
   *Gentex Corp. .......................      339,900        9,085,527
                                                          ------------
 BANKS (0.8%)
   M & T Bank Corp. ....................       82,980        6,045,093
                                                          ------------
 BIOTECH RESEARCH & PRODUCTS (6.0%)
   *Abgenix, Inc. ......................      161,900        5,446,316
   *Cephalon, Inc. .....................      112,000        8,465,520
   *Elan Corp. plc ADR .................       90,700        4,086,942
   *Enzon, Inc. ........................      124,668        7,016,315
   *Genentech, Inc. ....................      209,030       11,339,877
   *Genzyme Corp. (General Division) ...      117,400        7,027,564
   *Millennium Pharmaceuticals, Inc. ...      159,800        3,916,698
                                                          ------------
                                                            47,299,232
                                                          ------------
 BUILDING MATERIALS (1.9%)
   Martin Marietta Materials, Inc. .....      323,200       15,061,120
                                                          ------------
 CASINOS & GAMBLING (0.6%)
   *Harrah's Entertainment, Inc. .......      124,700        4,615,147
                                                          ------------
 COMMUNICATIONS & MEDIA (1.9%)
   *Gemstar-TV Guide International,
     Inc. ..............................      551,400       15,273,780
                                                          ------------
 COMMUNICATIONS TECHNOLOGY (0.5%)
   *Networks Associates, Inc. ..........      168,100        4,345,385
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                             SHARES          VALUE
----------------------------------------------------------------------
COMPUTER SERVICES, SOFTWARE & SYSTEMS (7.2%)
   *Cadence Design Systems, Inc. .......      254,900     $  5,587,408
   *Check Point Software Technologies
     Ltd. ..............................      113,390        4,523,127
   *Intuit, Inc. .......................      384,200       16,428,392
   *PeopleSoft, Inc. ...................       39,000        1,567,800
   *Peregrine Systems, Inc. ............      238,680        3,539,624
   *Rational Software Corp. ............       94,800        1,848,600
   *Siebel Systems, Inc. ...............       79,650        2,228,607
   *SmartForce plc ADR .................      194,580        4,815,855
   *VERITAS Software Corp. .............      178,400        7,995,888
   *Wind River Systems, Inc. ...........      452,700        8,107,857
                                                          ------------
                                                            56,643,158
                                                          ------------
 COMPUTER TECHNOLOGY (2.8%)
   *Emulex Corp. .......................       97,700        3,860,127
   *Network Appliance, Inc. ............      335,800        7,343,946
   *Synopsys, Inc. .....................      187,200       11,057,904
                                                          ------------
                                                            22,261,977
                                                          ------------
 CONSUMER ELECTRONICS (0.5%)
   *Electronic Arts, Inc. ..............       62,600        3,752,870
                                                          ------------
 DRUGS & PHARMACEUTICALS (10.1%)
   *ANDRX Group ........................      241,300       16,989,933
   *Barr Laboratories, Inc. ............       98,100        7,785,216
   *Biovail Corp. ......................      260,900       14,675,625
   *Gilead Sciences, Inc. ..............       86,400        5,678,208
   *MedImmune, Inc. ....................      354,400       16,426,440
   *Sepracor, Inc. .....................      312,500       17,831,250
                                                          ------------
                                                            79,386,672
                                                          ------------
 EDUCATION SERVICES (0.9%)
   *Apollo Group, Inc. (Class A) .......      121,350        5,461,963
   *DeVry, Inc. ........................       54,100        1,539,145
                                                          ------------
                                                             7,001,108
                                                          ------------
 ELECTRONICS (0.3%)
   *Sanmina-SCI Corp. ..................      111,000        2,208,900
                                                          ------------
 ELECTRONICS: INSTRUMENTS, GAUGES & METERS (0.9%)
   *Tektronix, Inc. ....................      260,900        6,726,002
                                                          ------------
 ELECTRONICS: SEMICONDUCTORS (3.1%)
   *Altera Corp. .......................      339,200        7,197,824
   *Flextronics International Ltd. .....      244,040        5,854,520
   *LSI Logic Corp. ....................      461,500        7,282,470
   *National Semiconductor Corp. .......      127,200        3,916,488
                                                          ------------
                                                            24,251,302
                                                          ------------
 ELECTRONICS: TECHNOLOGY (0.6%)
   *Solectron Corp. ....................      390,980        4,410,254
                                                          ------------


                                             SHARES          VALUE
----------------------------------------------------------------------
 FINANCIAL DATA PROCESSING SERVICES (2.5%)
   *DST Systems, Inc. ..................      121,590     $  6,061,262
   Henry, Jack & Associates, Inc. ......      161,100        3,518,424
   *SunGard Data Systems, Inc. .........      347,150       10,043,050
                                                          ------------
                                                            19,622,736
                                                          ------------
 FINANCIAL INFORMATION SERVICES (1.0%)
   Moody's Corp. .......................      195,600        7,796,616
                                                          ------------
HEALTH CARE FACILITIES (7.6%)
   HCA, Inc. ...........................      156,500        6,031,510
   *Health Management Associates, Inc.
     (Class A) .........................      478,700        8,808,080
   *HEALTHSOUTH Corp. ..................    1,079,000       15,990,780
   *Laboratory Corporation of America
     Holdings ..........................      180,820       14,619,297
   *Tenet Healthcare Corp. .............      250,300       14,697,616
                                                          ------------
                                                            60,147,283
                                                          ------------
 HEALTH CARE MANAGEMENT SERVICES (6.2%)
   *Caremark Rx, Inc. ..................    1,055,000       17,207,050
   *Community Health Systems, Inc. .....      236,500        6,030,750
   UnitedHealth Group, Inc. ............       83,700        5,923,449
   *WellPoint Health Networks, Inc. ....      168,400       19,677,540
                                                          ------------
                                                            48,838,789
                                                          ------------
 HEALTH CARE SERVICES (1.9%)
   *Express Scripts, Inc. ..............      168,800        7,893,088
   McKesson Corp. ......................      193,300        7,229,420
                                                          ------------
                                                            15,122,508
                                                          ------------
 IDENTIFICATION CONTROL (1.6%)
   *Waters Corp. .......................      317,100       12,287,625
                                                          ------------
 INSURANCE: MULTI-LINE (0.7%)
   Gallagher, Arthur J. & Co. ..........      150,300        5,183,847
                                                          ------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (0.7%)
   *Hanover Compressor Co. .............       86,400        2,182,464
   *Nabors Industries, Inc. ............       87,100        2,990,143
                                                          ------------
                                                             5,172,607
                                                          ------------
 MEDICAL & DENTAL SUPPLIES (4.0%)
   Biomet, Inc. ........................      381,500       11,788,350
   *Boston Scientific Corp. ............      668,700       16,129,044
   *Zimmer Holdings, Inc. ..............      123,700        3,777,798
                                                          ------------
                                                            31,695,192
                                                          ------------
 MISCELLANEOUS EQUIPMENT (0.7%)
   Grainger, W.W., Inc. ................      119,960        5,758,080
                                                          ------------
 OFFSHORE DRILLING (0.3%)
   Transocean Sedco Forex, Inc. ........       69,250        2,342,035
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA SPECIAL FUND (CONT.)
DECEMBER 31, 2001                            SHARES          VALUE
----------------------------------------------------------------------
PRODUCTION TECHNOLOGY EQUIPMENT (2.8%)
   *ASML Holding NV ....................      335,500     $  5,720,275
   *Chartered Semiconductor
     Manufacturing Ltd. ADR ............      199,960        5,286,742
   Millipore Corp. .....................       40,200        2,440,140
   *Novellus Systems, Inc. .............       63,400        2,501,130
   *United Microelectronics Corp.
     ADR ...............................      634,490        6,091,104
                                                          ------------
                                                            22,039,391
                                                          ------------
 PUBLISHING: NEWSPAPERS (1.2%)
   New York Times Co. (Class A) ........      226,700        9,804,775
                                                          ------------
 RADIO & TELEVISION BROADCASTERS (3.0%)
   *Cox Radio, Inc. (Class A) ..........      166,300        4,237,324
   *Hispanic Broadcasting Corp. ........      323,200        8,241,600
   *Univision Communications, Inc.
     (Class A) .........................      278,900       11,284,294
                                                          ------------
                                                            23,763,218
                                                          ------------
RAILROADS (0.8%)
   CSX Corp. ...........................      171,300        6,004,065
                                                          ------------
 RESTAURANTS (5.0%)
   *Brinker International, Inc. ........      435,190       12,951,254
   *Outback Steakhouse, Inc. ...........      375,600       12,864,300
   *TRICON Global Restaurants, Inc. ....      270,900       13,328,280
                                                          ------------
                                                            39,143,834
                                                          ------------
 RETAIL (6.6%)
   *Abercrombie & Fitch Co. (Class
     A) ................................      216,300        5,738,439
   *Costco Wholesale Corp. .............      192,000        8,520,960
   *Dollar Tree Stores, Inc. ...........      361,060       11,160,365
   Intimate Brands, Inc. ...............      357,700        5,315,422
   Limited, Inc. .......................      570,360        8,395,699
   Talbots, Inc., The ..................      175,000        6,343,750
   *Toys "R" Us, Inc. ..................      295,420        6,127,011
                                                          ------------
                                                            51,601,646
                                                          ------------
 SERVICES: COMMERCIAL (4.7%)
   *Cendant Corp. ......................      583,800       11,448,318
   *ChoicePoint, Inc. ..................      167,930        8,512,372
   *Republic Services, Inc. ............      218,470        4,362,846
   *Robert Half International, Inc. ....      197,100        5,262,570
   *TMP Worldwide, Inc. ................       91,530        3,926,637
   *Weight Watchers International,
     Inc. ..............................       97,700        3,304,214
                                                          ------------
                                                            36,816,957
                                                          ------------
 SOAPS & HOUSEHOLD CHEMICALS (0.7%)
   Dial Corp., The .....................      345,330        5,922,410
                                                          ------------

                                           SHARES OR
                                           PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 TELECOMMUNICATION EQUIPMENT (1.4%)
   *Polycom, Inc. ......................      328,400     $ 11,188,588
                                                          ------------
 TOYS (0.9%)
   Mattel, Inc. ........................      393,690        6,771,468
                                                          ------------
 UTILITIES: CABLE TELEVISION & RADIO (1.2%)
   *Adelphia Communications Corp. (Class
     A) ................................      308,400        9,615,912
                                                          ------------
 UTILITIES: ELECTRICAL (0.5%)
   *AES Corp. ..........................      255,800        4,182,330
                                                          ------------
Total Common Stocks
 (Cost $638,879,604)....................                   757,257,369
                                                          ------------
WARRANT (1.9%)
 PRODUCTION TECHNOLOGY EQUIPMENT
   Merrill-CW02 Taiwan Semiconductor
     08/23/2002
     (Cost $11,493,200).................    6,000,000       15,024,000
                                                          ------------
REPURCHASE AGREEMENT (0.7%)
   J.P. Morgan Securities, Inc. 1.78%
     Dated 12/31/2001, due 01/02/2002 in
     the amount of $5,325,322.
     Collateralized 102% by U.S.
     Treasury Strips due 02/15/2002 to
     02/15/2014 (Cost $5,325,062).......   $5,325,062        5,325,062
                                                          ------------
TOTAL INVESTMENTS (98.9%)
 (Cost $655,697,866)....................                   777,606,431
OTHER ASSETS LESS LIABILITIES (1.1%)....                     8,464,803
                                                          ------------
NET ASSETS (100.0%).....................                  $786,071,234
                                                          ============
* Non-income producing

COLUMBIA SMALL CAP FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (94.2%)
 ADVERTISING AGENCIES (1.7%)
   *Lamar Advertising Co. .............      251,412     $   10,644,784
                                                         --------------
 AEROSPACE (0.2%)
   *United Defense Industries, Inc. ...       55,900          1,176,695
                                                         --------------
 AIR TRANSPORT (0.5%)
   *Atlantic Coast Airlines Holdings,
     Inc. .............................      131,464          3,061,797
                                                         --------------
 AUTO PARTS: ORIGINAL EQUIPMENT (0.7%)
   Autoliv, Inc. ......................      206,240          4,188,734
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 BIOTECH RESEARCH & PRODUCTS (5.3%)
   *Corixa Corp. ......................      195,011     $    2,938,816
   *Genta, Inc. .......................      118,242          1,682,584
   *Immunomedics, Inc. ................      142,435          2,885,733
   *Integra LifeSciences Holdings
     Corp. ............................      213,175          5,615,029
   *Neurocrine Biosciences, Inc. ......      129,855          6,662,860
   *Quintiles Transnational Corp. .....      365,094          5,870,712
   *Transkaryotic Therapies, Inc. .....      163,718          7,007,130
                                                         --------------
                                                             32,662,864
                                                         --------------
 CHEMICALS (2.1%)
   *Cabot Microelectronics Corp. ......       70,407          5,579,755
   *Wilson Greatbatch Technologies,
     Inc. .............................      201,000          7,256,100
                                                         --------------
                                                             12,835,855
                                                         --------------
 COMMUNICATIONS TECHNOLOGY (1.4%)
   *Advanced Fibre Communications,
     Inc. .............................      144,320          2,550,134
   *Enterasys Networks, Inc. ..........      260,570          2,306,045
   *Spectrian Corp. ...................       57,230            631,247
   *WebEx Communications, Inc. ........      124,440          3,092,334
                                                         --------------
                                                              8,579,760
                                                         --------------
 COMPUTER SERVICES, SOFTWARE & SYSTEMS (10.1%)
   *Caminus Corp. .....................       59,660          1,372,180
   *Documentum, Inc. ..................      236,731          5,141,797
   *Edwards, J.D. & Co. ...............      222,728          3,663,876
   *Electronics for Imaging, Inc. .....      135,220          3,016,758
   *HNC Software, Inc. ................      220,843          4,549,366
   *Manhattan Associates, Inc. ........      115,974          3,380,642
   *Mentor Graphics Corp. .............      136,850          3,225,554
   *National Instruments Corp. ........      105,860          3,965,516
   *NetIQ Corp. .......................      165,352          5,830,311
   *OpenTV Corp. ......................       60,200            497,854
   *Precise Software Solutions Ltd. ...      355,164          7,337,688
   *Retek, Inc. .......................      311,401          9,301,548
   *TriZetto Group, Inc. ..............      284,200          3,728,704
   *Websense, Inc. ....................       62,870          2,016,241
   *Wind River Systems, Inc. ..........      318,280          5,700,395
                                                         --------------
                                                             62,728,430
                                                         --------------
 COMPUTER TECHNOLOGY (1.3%)
   *Computer Network Technology
     Corp. ............................      136,592          2,429,972
   *Optimal Robotics Corp. (Class A)...      164,820          5,842,869
                                                         --------------
                                                              8,272,841
                                                         --------------
 CONSTRUCTION (0.6%)
   Granite Construction, Inc. .........      146,724          3,533,114
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 CONSUMER ELECTRONICS (1.5%)
   *EarthLink, Inc. ...................      408,640     $    4,973,149
   *THQ, Inc. .........................       85,950          4,165,996
                                                         --------------
                                                              9,139,145
                                                         --------------
 CONSUMER PRODUCTS (1.6%)
   *Direct Focus, Inc. ................      223,580          6,975,696
   *Oakley, Inc. ......................      180,500          2,934,930
                                                         --------------
                                                              9,910,626
                                                         --------------
 DIVERSIFIED FINANCIAL SERVICES (0.8%)
   *Willis Group Holdings Ltd. ........      214,949          5,062,049
                                                         --------------
 DRUGS & PHARMACEUTICALS (12.1%)
   *Alkermes, Inc. ....................      233,761          6,161,940
   *American Pharmaceutical Partners,
     Inc. .............................      175,100          3,642,080
   *Barr Laboratories, Inc. ...........       67,039          5,320,215
   *Biovail Corp. .....................      172,220          9,687,375
   *Endo Pharmaceuticals Holdings,
     Inc. .............................      207,000          2,415,690
   *First Horizon Pharmaceutical
     Corp. ............................      201,039          5,908,536
   *Guilford Pharmaceuticals, Inc. ....      141,653          1,699,836
   *Inhale Therapeutic Systems,
     Inc. .............................      256,640          4,760,672
   *Medicis Pharmaceutical Corp. (Class
     A)................................       69,830          4,510,320
   *Pharmaceutical Resources, Inc. ....      171,171          5,785,580
   *Priority Healthcare Corp. (Class
     B)................................      201,561          7,092,932
   *Sepracor, Inc. ....................      240,162         13,703,644
   *SICOR, Inc. .......................      256,439          4,020,963
                                                         --------------
                                                             74,709,783
                                                         --------------
 EDUCATION SERVICES (5.5%)
   *Career Education Corp. ............      106,830          3,662,132
   *DeVry, Inc. .......................      102,449          2,914,674
   *Education Management Corp. ........      163,451          5,925,099
   *ITT Educational Services, Inc. ....      135,898          5,010,559
   Strayer Education, Inc. ............       86,632          4,220,711
   *Sylvan Learning Systems, Inc. .....      545,971         12,049,580
                                                         --------------
                                                             33,782,755
                                                         --------------
 ELECTRICAL & ELECTRONICS (0.2%)
   *Plexus Corp. ......................       38,068          1,011,086
                                                         --------------
 ELECTRONICS (1.0%)
   *Amphenol Corp. (Class A)...........      133,455          6,412,513
                                                         --------------
 ELECTRONICS: MEDICAL SYSTEMS (0.1%)
   *TheraSense, Inc. ..................       20,822            516,386
                                                         --------------
 ELECTRONICS: SEMICONDUCTORS (2.9%)
   *ESS Technology, Inc. ..............      147,660          3,139,252
   *Genesis Microchip, Inc. ...........       31,760          2,099,971
   *Lattice Semiconductor Corp. .......      359,871          7,402,546

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA SMALL CAP FUND (CONT.)
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
   iy*Microsemi Corp. .................      151,768     $    4,507,510
   *Pixelworks, Inc. ..................       65,960          1,059,317
                                                         --------------
                                                             18,208,596
                                                         --------------
 ENERGY MISCELLANEOUS (1.0%)
   *Petroleum Geo-Services ADR.........      396,130          3,153,195
   *Veritas DGC, Inc. .................      154,309          2,854,716
                                                         --------------
                                                              6,007,911
                                                         --------------
ENGINEERING & CONTRACT SERVICES (1.3%)
   *Jacobs Engineering Group, Inc. ....       47,904          3,161,664
   *URS Corp. .........................      171,990          4,714,246
                                                         --------------
                                                              7,875,910
                                                         --------------
 FINANCIAL DATA PROCESSING SERVICES (2.2%)
   *Advent Software, Inc. .............       99,986          4,994,301
   *Alliance Data Systems Corp. .......      202,510          3,878,066
   Global Payments, Inc. ..............      138,475          4,763,540
                                                         --------------
                                                             13,635,907
                                                         --------------
 FINANCIAL MISCELLANEOUS (0.8%)
   Metris Companies, Inc. .............      188,685          4,851,091
                                                         --------------
 HEALTH CARE FACILITIES (2.4%)
   *DaVita, Inc. ......................      600,104         14,672,543
                                                         --------------
 HEALTH CARE MANAGEMENT SERVICES (5.0%)
   *Caremark Rx, Inc. .................      742,922         12,117,058
   *Cerner Corp. ......................       29,903          1,493,057
   *Eclipsys Corp. ....................      159,368          2,669,414
   *First Health Group Corp. ..........      393,556          9,736,575
   *Trigon Healthcare, Inc. ...........       70,568          4,900,948
                                                         --------------
                                                             30,917,052
                                                         --------------
 HEALTH CARE SERVICES (4.3%)
   *Express Scripts, Inc. .............      255,340         11,939,698
   *Province Healthcare Co. ...........       50,288          1,551,888
   *Stericycle, Inc. ..................      217,146         13,219,849
                                                         --------------
                                                             26,711,435
                                                         --------------
 HOMEBUILDING (0.9%)
   D.R. Horton, Inc. ..................      177,012          5,745,810
                                                         --------------
 INSURANCE: MULTI-LINE (0.2%)
   PartnerRe Ltd. .....................       26,628          1,437,912
                                                         --------------
 INSURANCE: PROPERTY-CASUALTY (0.8%)
   IPC Holdings Ltd. ..................      157,800          4,670,880
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (0.5%)
   *Global Industries Ltd. ............      210,738     $    1,875,568
   *Hanover Compressor Co. ............       58,006          1,465,232
                                                         --------------
                                                              3,340,800
                                                         --------------
 MACHINERY: SPECIALTY (0.4%)
   *Joy Global, Inc. ..................      157,500          2,646,000
                                                         --------------
 MANUFACTURED HOUSING (1.0%)
   Clayton Homes, Inc. ................      360,028          6,156,479
                                                         --------------
 MEDICAL & DENTAL SUPPLIES (2.8%)
   *American Medical Systems Holdings,
     Inc. .............................      325,150          6,727,353
   *Orthofix International NV .........       25,800            957,244
   *Schein, Henry, Inc. ...............      129,731          4,803,939
   *Urologix, Inc. ....................      242,910          4,870,346
                                                         --------------
                                                             17,358,882
                                                         --------------
 MEDICAL SERVICES (0.2%)
   *AMN Healthcare Services, Inc. .....       43,851          1,201,517
                                                         --------------
 PRODUCTION TECHNOLOGY EQUIPMENT (4.7%)
   *ASM International NV...............      316,962          6,183,929
   *ASE Test Ltd. .....................      271,828          3,786,564
   *Credence Systems Corp. ............      240,495          4,465,992
   *Photon Dynamics, Inc. .............       69,404          3,168,293
   *Photronics, Inc. ..................       97,886          3,068,726
   *PRI Automation, Inc. ..............      149,564          3,058,584
   *Rudolph Technologies, Inc. ........       78,261          2,685,917
   *Ultratech Stepper, Inc. ...........      153,064          2,528,617
                                                         --------------
                                                             28,946,622
                                                         --------------
 RADIO & TELEVISION BROADCASTERS (2.4%)
   *Entercom Communications Corp. .....      172,100          8,605,000
   *Radio One, Inc. (Class D)..........      360,402          6,490,840
                                                         --------------
                                                             15,095,840
                                                         --------------
 REAL ESTATE INVESTMENT TRUSTS (REITs) (1.2%)
   Health Care Property Investors,
     Inc. .............................       52,592          1,904,356
   Healthcare Realty Trust, Inc. ......      124,700          3,491,600
   Nationwide Health Properties,
     Inc. .............................      104,802          1,958,750
                                                         --------------
                                                              7,354,706
                                                         --------------
 RESTAURANTS (1.5%)
   Outback Steakhouse, Inc. ...........      274,472          9,400,666
                                                         --------------
 RETAIL (8.0%)
   *Abercrombie & Fitch Co. (Class
     A) ...............................      153,252          4,065,776
   *American Eagle Outfitters, Inc. ...      158,800          4,155,796
   *Charlotte Russe Holding, Inc. .....      188,914          3,515,689
   *Foot Locker, Inc. .................      181,440          2,839,536
   Intimate Brands, Inc. ..............      361,000          5,364,460
   *Michaels Stores, Inc. .............      242,675          7,996,141
   *O'Reilly Automotive, Inc. .........      143,612          5,237,530

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                          SHARES OR
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Talbots, Inc., The..................      124,299     $    4,505,839
   *Zale Corp. ........................      274,039         11,476,753
                                                         --------------
                                                             49,157,520
                                                         --------------
 SERVICES: COMMERCIAL (1.5%)
   *On Assignment, Inc. ...............      235,782          5,415,912
   *Tetra Tech, Inc. ..................      178,090          3,545,772
                                                         --------------
                                                              8,961,684
                                                         --------------
 SHOES (0.5%)
   *Reebok International Ltd. .........      120,300          3,187,950
                                                         --------------
 TRUCKERS (1.0%)
   USFreightways Corp. ................       91,256          2,865,438
   *Yellow Corp. ......................      142,580          3,578,758
                                                         --------------
                                                              6,444,196
                                                         --------------
Total Common Stocks
 (Cost $489,388,351)...................                     582,217,126
                                                         --------------
REPURCHASE AGREEMENTS (8.0%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $31,818,416. Collateralized 102%
     by U.S. Treasury Strips
     due 02/15/2002 to 02/15/2014......  $31,816,860         31,816,860
   Merrill Lynch 1.83% Dated
     12/31/2001, due 01/02/2002 in the
     amount of $17,300,865.
     Collateralized 102% by U.S.
     Treasury Strips due 05/15/2012 to
     11/15/2026........................   17,300,000         17,300,000
                                                         --------------
Total Repurchase Agreements
 (Cost $49,116,860)....................                      49,116,860
                                                         --------------
TOTAL INVESTMENTS (102.2%)
 (Cost $538,505,211)...................                     631,333,986
OTHER ASSETS LESS LIABILITIES
 (-2.2%)...............................                     (13,368,037)
                                                         --------------
NET ASSETS (100.0%)....................                  $  617,965,949
                                                         ==============

*  Non-income producing

COLUMBIA REAL ESTATE EQUITY FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (90.4%)
HOTEL/MOTEL (2.0%)
   Starwood Hotels & Resorts Worldwide,
     Inc. .............................      421,000     $   12,566,850
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 REAL ESTATE OPERATIONS/DEVELOPMENT (4.2%)
   TrizecHahn Corp. ...................    1,678,400     $   26,350,880
                                                         --------------
 REAL ESTATE MANAGEMENT/SERVICES (3.6%)
   *Security Capital Group, Inc. (Class
     B)................................      876,500         22,236,805
                                                         --------------
 REAL ESTATE INVESTMENT TRUSTS (REITS) (80.6%)
   APARTMENTS (15.0%)
     Archstone-Smith Trust.............      876,971         23,064,337
     AvalonBay Communities, Inc. ......      634,200         30,004,002
     Camden Property Trust.............      289,500         10,624,650
     Equity Residential Properties
       Trust...........................    1,034,306         29,694,926
                                                         --------------
                                                             93,387,915
                                                         --------------
   COMMUNITY CENTERS (8.0%)
     Kimco Realty Corp. ...............      381,600         12,474,504
     Pan Pacific Retail Properties,
       Inc. ...........................      212,800          6,111,616
     Vornado Realty Trust..............      743,400         30,925,440
                                                         --------------
                                                             49,511,560
                                                         --------------
   INDUSTRIAL (16.0%)
     Alexandria Real Estate Equities,
       Inc. ...........................      421,600         17,327,760
     AMB Property Corp. ...............      372,300          9,679,800
     CenterPoint Properties Trust......       57,600          2,868,480
     First Industrial Realty Trust,
       Inc. ...........................      128,700          4,002,570
     iStar Financial, Inc. ............    1,187,750         29,634,363
     Liberty Property Trust............      233,000          6,955,050
     ProLogis Trust....................      687,745         14,793,395
     Public Storage, Inc. .............      429,032         14,329,669
                                                         --------------
                                                             99,591,087
                                                         --------------
   LODGING (1.9%)
     Host Marriott Corp. ..............    1,302,700         11,724,300
                                                         --------------
OFFICE (25.6%)
     Boston Properties, Inc. ..........      339,100         12,885,800
     CarrAmerica Realty Corp. .........      833,200         25,079,320
     Cousins Properties, Inc. .........    1,497,250         36,473,010
     Equity Office Properties Trust....    1,954,937         58,804,505
     Prentiss Properties Trust.........      249,400          6,846,030
     Reckson Associates Realty
       Corp. ..........................      813,300         18,998,688
                                                         --------------
                                                            159,087,353
                                                         --------------
   OTHER (4.3%)
     Plum Creek Timber Company,
       Inc. ...........................      939,218         26,626,830
                                                         --------------
   SHOPPING MALLS (9.8%)
     General Growth Properties,
       Inc. ...........................      787,900         30,570,520
     Simon Property Group, Inc. .......    1,024,256         30,041,428
                                                         --------------
                                                             60,611,948
                                                         --------------
Total Common Stocks
 (Cost $495,891,999)...................                     561,695,528
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA REAL ESTATE EQUITY FUND (CONT.)
DECEMBER 31, 2001
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
REPURCHASE AGREEMENTS (9.4%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $32,540,833. Collateralized 102%
     by U.S. Treasury Strips due
     02/15/2002 to 02/15/2014..........  $32,539,242     $   32,539,242
   Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $26,001,300. Collateralized 102%
     by U.S. Treasury Strips due
     05/15/2012 to 11/15/2026..........   26,000,000         26,000,000
                                                         --------------
Total Repurchase Agreements
 (Cost $58,539,242)....................                      58,539,242
                                                         --------------
TOTAL INVESTMENTS (99.8%)
 (Cost $554,431,241)...................                     620,234,770
OTHER ASSETS LESS LIABILITIES (0.2%)...                       1,355,064
                                                         --------------
NET ASSETS (100.0%)....................                  $  621,589,834
                                                         ==============
* Non-income producing

COLUMBIA TECHNOLOGY FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (95.4%)
 BIOTECH RESEARCH & PRODUCTS (1.2%)
   *Neurocrine Biosciences, Inc. ......        2,320     $      119,039
                                                         --------------
COMMUNICATIONS TECHNOLOGY (8.7%)
   *Centillium Communications, Inc. ...        5,360             42,130
   *Cisco Systems, Inc. ...............       10,400            188,344
   *Enterasys Networks, Inc. ..........       12,130            107,350
   *Harmonic, Inc. ....................        6,390             76,808
   Lucent Technologies, Inc. ..........       16,200            101,898
   *Networks Associates, Inc. .........        2,480             64,108
   *QUALCOMM, Inc. ....................        1,950             98,475
   *TIBCO Software, Inc. ..............       15,210            227,085
                                                         --------------
                                                                906,198
                                                         --------------
 COMPUTER SERVICES, SOFTWARE & SYSTEMS (23.3%)
   *Actuate Corp. .....................       19,710            103,872
   *Amdocs Ltd. .......................        4,550            154,564
   *BEA Systems, Inc. .................        6,000             92,460


                                            SHARES           VALUE
-----------------------------------------------------------------------
   *Check Point Software Technologies
     Ltd. .............................        2,320     $       92,545
   *Edwards, J.D. & Co. ...............        8,750            143,938
   *Electronics for Imaging, Inc. .....        4,930            109,988
   *HNC Software, Inc. ................        5,792            119,315
   *Intuit, Inc. ......................        3,390            144,956
   *Macrovision Corp. .................        4,004            141,021
   *Manugistics Group, Inc. ...........        8,090            170,537
   *Micromuse, Inc. ...................        3,420             51,300
   *Microsoft Corp. ...................        1,500             99,405
   *MRO Software, Inc. ................        1,730             40,447
   *NetIQ Corp. .......................        3,910            137,867
   *Oracle Corp. ......................        7,800            107,718
   *Rational Software Corp. ...........        5,125             99,938
   *Retek, Inc. .......................        5,090            152,038
   *Siebel Systems, Inc. ..............        7,150            200,057
   *SmartForce plc ADR ................        4,435            109,766
   *VERITAS Software Corp. ............        3,400            152,388
                                                         --------------
                                                              2,424,120
                                                         --------------
 COMPUTER TECHNOLOGY (8.5%)
   *Computer Network Technology
     Corp. ............................        8,910            158,509
   *Emulex Corp. ......................        3,060            120,901
   *NVIDIA Corp. ......................        1,550            103,695
   *Optimal Robotics Corp. (Class A)...        3,760            133,292
   *RadiSys Corp. .....................        9,290            182,641
   *Sun Microsystems, Inc. ............       14,700            181,398
                                                         --------------
                                                                880,436
                                                         --------------
 CONSUMER ELECTRONICS (2.9%)
   *EarthLink, Inc. ...................       12,800            155,776
   *Electronic Arts, Inc. .............          810             48,560
   *THQ, Inc. .........................        2,030             98,394
                                                         --------------
                                                                302,730
                                                         --------------
 DRUGS & PHARMACEUTICALS (0.2%)
   *American Pharmaceutical Partners,
     Inc. .............................          800             16,640
                                                         --------------
 ELECTRONICS (4.7%)
   *Amphenol Corp. (Class A)...........        5,780            277,729
   *Semtech Corp. .....................        5,870            209,500
                                                         --------------
                                                                487,229
                                                         --------------
 ELECTRONICS: INSTRUMENTS, GAUGES & METERS (1.1%)
   *Tektronix, Inc. ...................        4,510            116,268
                                                         --------------
 ELECTRONICS: SEMICONDUCTORS (18.9%)
   *Analog Devices, Inc. ..............        2,300            102,097
   *ATI Technologies, Inc. ............        4,000             50,800
   *Broadcom Corp. (Class A) ..........        3,250            133,185
   *Celestica, Inc. ...................        4,500            181,755

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
   *Cirrus Logic, Inc. ................       10,240     $      135,373
   *ESS Technology, Inc. ..............        8,090            171,993
   *Flextronics International Ltd. ....        7,600            182,324
   *Genesis Microchip, Inc. ...........          840             55,541
   *Integrated Circuit Systems,
     Inc. .............................        3,650             82,453
   Intel Corp. ........................        2,950             92,778
   *Lattice Semiconductor Corp. .......        5,020            103,261
   *Maxim Integrated Products, Inc. ...        2,000            105,020
   *Micron Technology, Inc. ...........        3,450            106,950
   *Microsemi Corp. ...................        6,710            199,287
   *Pixelworks, Inc. ..................        3,150             50,589
   *TriQuint Semiconductor, Inc. ......        8,500            104,210
   *Xilinx, Inc. ......................        2,600            101,530
                                                         --------------
                                                              1,959,146
                                                         --------------
 ELECTRONICS: TECHNOLOGY (1.0%)
   Raytheon Co. .......................        3,200            103,904
                                                         --------------
 FINANCIAL DATA PROCESSING SERVICES (3.7%)
   *Advent Software, Inc. .............        4,136            206,593
   *Alliance Data Systems Corp. .......        6,870            131,561
   *SunGard Data Systems, Inc. ........        1,710             49,470
                                                         --------------
                                                                387,624
                                                         --------------
 MACHINERY: SPECIALTY (0.7%)
   Engineered Support Systems, Inc.....        2,040             69,788
                                                         --------------
PRODUCTION TECHNOLOGY EQUIPMENT (14.2%)
   *Applied Materials, Inc. ...........        2,500            100,250
   *ASE Test Ltd. .....................       12,940            180,254
   *ASML Holding NV....................        5,585             95,224
   *Axcelis Technologies, Inc. ........        7,310             94,226
   *Chartered Semiconductor
     Manufacturing Ltd. ADR ...........        6,870            181,636
   *Credence Systems Corp. ............        8,310            154,317
   *Entegris, Inc. ....................       13,140            144,015
   *Lam Research Corp. ................        4,200             97,524
   *Novellus Systems, Inc. ............        2,800            110,460
   *Teradyne, Inc. ....................        1,680             50,635
   *United Microelectronics Corp. ADR..       27,660            265,536
                                                         --------------
                                                              1,474,077
                                                         --------------
 SERVICES: COMMERCIAL (1.5%)
   *Accenture Ltd. (Class A)...........        5,900            158,828
                                                         --------------
 TELECOMMUNICATION EQUIPMENT (2.9%)
   Nokia Corp. ADR.....................        6,400            156,992
   *Polycom, Inc. .....................        4,340            147,864
                                                         --------------
                                                                304,856
                                                         --------------

                                          SHARES OR
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
 UTILITIES: CABLE TELEVISION & RADIO (1.9%)
   *Adelphia Communications Corp.
     (Class A).........................        6,300     $      196,434
                                                         --------------
Total Common Stocks
 (Cost $8,804,687).....................                       9,907,317
                                                         --------------
WARRANT (1.6%)
 PRODUCTION TECHNOLOGY EQUIPMENT
   Merrill-CW02 Taiwan Semiconductor
     08/23/2002 (Cost $126,635)........       66,000            165,264
                                                         --------------
REPURCHASE AGREEMENT (6.0%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $620,971. Collateralized 102% by
     U.S. Treasury Strips due
     02/15/2002 to 02/15/2014 (Cost
     $620,941).........................   $  620,941            620,941
                                                         --------------
TOTAL INVESTMENTS (103.0%) (Cost
 $9,552,263)...........................                      10,693,522
OTHER ASSETS LESS LIABILITIES
 (-3.0%)...............................                        (308,459)
                                                         --------------
NET ASSETS (100.0%)....................                  $   10,385,063
                                                         ==============
* Non-income producing

COLUMBIA STRATEGIC VALUE FUND
DECEMBER 31, 2001                            SHARES          VALUE
----------------------------------------------------------------------
COMMON STOCKS (80.7%)
AGRICULTURE, FISH & RANCH (0.3%)
   Monsanto Co. ........................       10,200     $    344,760
                                                          ------------
 AIR TRANSPORT (1.0%)
   *AMR Corp. ..........................       30,000          665,100
   KLM Royal Dutch Airlines.............       60,000          664,800
                                                          ------------
                                                             1,329,900
                                                          ------------
ALUMINUM (0.6%)
   Alcan, Inc. .........................       25,000          898,250
                                                          ------------
 AUTO PARTS: ORIGINAL EQUIPMENT (0.6%)
   Autoliv, Inc. .......................       40,000          812,400
                                                          ------------
 BANKS (4.5%)
   Bank One Corp. ......................       20,000          781,000
   Comerica, Inc. ......................       10,000          573,000
   Glacier Bancorp, Inc. ...............       30,000          624,600
   Huntington Bancshares, Inc. .........       25,000          429,750
   KeyCorp..............................       30,000          730,200

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA STRATEGIC VALUE FUND (CONT.)
DECEMBER 31, 2001                            SHARES          VALUE
----------------------------------------------------------------------
   Kookmin Bank ADR.....................       31,800     $  1,237,020
   PNC Financial Services Group,
     Inc. ..............................       10,000          562,000
   U.S. Bancorp.........................       20,000          418,600
   Wachovia Corp. ......................       30,000          940,800
                                                          ------------
                                                             6,296,970
                                                          ------------
 BANKS: NEW YORK CITY (0.5%)
   J.P. Morgan Chase & Co. .............       20,000          727,000
                                                          ------------
 BEVERAGE: BREWERS & WINERIES (0.5%)
   Fomento Economico Mexicano SA de CV
     ADR................................       20,000          691,000
                                                          ------------
 BEVERAGE: SOFT DRINKS (0.3%)
   *Pepsi-Gemex SA de CV GDR............       60,000          400,800
                                                          ------------
 BIOTECH RESEARCH & PRODUCTS (0.7%)
   *Elan Corp. plc ADR..................       20,000          901,200
                                                          ------------
 BUILDING MATERIALS (0.7%)
   Martin Marietta Materials, Inc. .....       20,000          932,000
                                                          ------------
 CHEMICALS (1.6%)
   Calgon Carbon Corp. .................       40,000          334,000
   Dow Chemical Co. ....................       25,000          844,500
   *Energizer Holdings, Inc. ...........       30,000          571,500
   Schulman, A., Inc. ..................       40,000          546,000
                                                          ------------
                                                             2,296,000
                                                          ------------
COMMUNICATIONS TECHNOLOGY (2.9%)
   *Comverse Technology, Inc. ..........       30,000          671,100
   Lucent Technologies, Inc. ...........       75,000          471,750
   Motorola, Inc. ......................       30,000          450,600
   *Networks Associates, Inc. ..........       30,000          775,500
   Symbol Technologies, Inc. ...........       60,000          952,800
   *Tellabs, Inc. ......................       50,000          751,500
                                                          ------------
                                                             4,073,250
                                                          ------------
 COMPUTER SERVICES, SOFTWARE & SYSTEMS (3.2%)
   Adobe Systems, Inc. .................       15,000          465,750
   *Ascential Software Corp. ...........       50,000          202,500
   *Aware, Inc. ........................      100,000          830,000
   *BMC Software, Inc. .................       50,000          818,500
   *Edwards, J.D. & Co. ................       30,000          493,500
   *i2 Technologies, Inc. ..............       50,000          395,000
   *Interwoven, Inc. ...................       30,000          292,200
   *Raindance Communications, Inc. .....       50,000          285,500
   SAP AG ADR...........................       20,000          638,600
                                                          ------------
                                                             4,421,550
                                                          ------------


                                             SHARES          VALUE
----------------------------------------------------------------------
 COMPUTER TECHNOLOGY (1.5%)
   *Apple Computer, Inc. ...............       30,000     $    657,000
   *SanDisk Corp. ......................       75,000        1,080,000
   *UNOVA, Inc. ........................       50,000          290,000
                                                          ------------
                                                             2,027,000
                                                          ------------
 CONSTRUCTION (0.6%)
   Chicago Bridge & Iron Co. NV.........       30,000          801,000
                                                          ------------
 CONSUMER PRODUCTS (1.8%)
   Gillette Co. ........................       35,000        1,169,000
   Kimberly-Clark Corp. ................       10,000          598,000
   Kimberly-Clark de Mexico SA de CV
     ADR................................       50,000          732,940
                                                          ------------
                                                             2,499,940
                                                          ------------
 DIVERSIFIED FINANCIAL SERVICES (0.7%)
   Citigroup, Inc. .....................       20,000        1,009,600
                                                          ------------
 DRUG & GROCERY STORE CHAINS (0.6%)
   Albertson's, Inc. ...................       25,000          787,250
                                                          ------------
 DRUGS & PHARMACEUTICALS (2.5%)
   Bristol-Myers Squibb Co. ............       15,000          765,000
   Novartis AG ADR......................       20,000          730,000
   Pharmacia Corp. .....................       20,000          853,000
   Schering-Plough Corp. ...............       30,000        1,074,300
                                                          ------------
                                                             3,422,300
                                                          ------------
 ELECTRICAL & ELECTRONICS (0.5%)
   *Plexus Corp. .......................       25,000          664,000
                                                          ------------
 ELECTRONICS (2.6%)
   Methode Electronics, Inc. (Class
     A).................................       90,000          720,000
   Samsung Electronics Co., Ltd. GDR
     (144A).............................       15,000        1,735,500
   *Sanmina-SCI Corp. ..................       60,000        1,194,000
                                                          ------------
                                                             3,649,500
                                                          ------------
 ELECTRONICS: EQUIPMENT & COMPONENTS (0.5%)
   Cooper Industries, Inc. .............       20,000          698,400
                                                          ------------
 ELECTRONICS: HOUSEHOLD APPLIANCES (1.0%)
   *Helen of Troy Ltd. .................       50,000          620,500
   Whirlpool Corp. .....................       10,000          733,300
                                                          ------------
                                                             1,353,800
                                                          ------------
 ELECTRONICS: SEMICONDUCTORS (2.0%)
   *Agere Systems, Inc. (Class A).......      100,000          569,000
   Avnet, Inc. .........................       20,000          509,400
   *Cypress Semiconductor Corp. ........       30,000          597,900
   *Micron Technology, Inc. ............       20,000          620,000
   Texas Instruments, Inc. .............       20,000          560,000
                                                          ------------
                                                             2,856,300
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                             SHARES          VALUE
----------------------------------------------------------------------
ELECTRONICS: TECHNOLOGY (0.5%)
   Raytheon Co. ........................       20,000     $    649,400
                                                          ------------
 ENERGY MISCELLANEOUS (0.3%)
   *Willbros Group, Inc. ...............       30,000          480,000
                                                          ------------
 FERTILIZERS (0.5%)
   IMC Global, Inc. ....................       50,000          650,000
                                                          ------------
 FOODS (1.7%)
   *Hain Celestial Group, Inc. .........       20,000          549,200
   Heinz, H.J. Co. .....................       30,000        1,233,600
   Tyson Foods, Inc. (Class A)..........       50,000          577,500
                                                          ------------
                                                             2,360,300
                                                          ------------
 FOREST PRODUCTS (0.3%)
   Longview Fibre Co. ..................       40,000          472,400
                                                          ------------
 FUNERAL PARLORS & CEMETERIES (0.3%)
   *Service Corp. Int'l. ...............       75,000          374,250
                                                          ------------
 HEALTH CARE FACILITIES (0.8%)
   *Manor Care, Inc. ...................       50,000        1,185,500
                                                          ------------
 HEALTH CARE MANAGEMENT SERVICES (0.8%)
   Hooper Holmes, Inc. .................       75,000          671,250
   *WebMD Corp. ........................       60,000          423,600
                                                          ------------
                                                             1,094,850
                                                          ------------
 IDENTIFICATION CONTROL (1.0%)
   *Osmonics, Inc. .....................       30,000          420,600
   Parker Hannifin Corp. ...............       20,000          918,200
                                                          ------------
                                                             1,338,800
                                                          ------------
 INSURANCE: MULTI-LINE (2.0%)
   AON Corp. ...........................       20,000          710,400
   SAFECO Corp. ........................       40,000        1,246,000
   St. Paul Companies, Inc., The........       20,000          879,400
                                                          ------------
                                                             2,835,800
                                                          ------------
 INVESTMENT MANAGEMENT COMPANIES (0.3%)
   Japan OTC Equity Fund, Inc. .........       75,000          420,750
                                                          ------------
 MACHINERY: AGRICULTURAL (0.4%)
   CNH Global NV........................      100,000          609,000
                                                          ------------
 MACHINERY: CONSTRUCTION & HANDLING (0.5%)
   Komatsu Ltd. ADR.....................       50,000          715,705
                                                          ------------
 MACHINERY: ENGINES (0.8%)
   Cummins, Inc. .......................       30,000        1,156,200
                                                          ------------
 MACHINERY: INDUSTRIAL/SPECIALTY (0.7%)
   Milacron, Inc. ......................       60,000          948,600
                                                          ------------


                                             SHARES          VALUE
----------------------------------------------------------------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (1.8%)
   *Core Laboratories NV................       50,000     $    701,000
   GlobalSantaFe Corp. .................       35,000          998,200
   *National-Oilwell, Inc. .............       40,000          824,400
                                                          ------------
                                                             2,523,600
                                                          ------------
 MACHINERY: SPECIALTY (0.4%)
   *Joy Global, Inc. ...................       30,000          504,000
                                                          ------------
 MANUFACTURED HOUSING (0.7%)
   *Champion Enterprises, Inc. .........       27,000          332,370
   Clayton Homes, Inc. .................       40,000          684,000
                                                          ------------
                                                             1,016,370
                                                          ------------
 MEDICAL & DENTAL SUPPLIES (3.0%)
   Bausch & Lomb, Inc. .................       20,000          753,200
   Becton Dickinson & Co. ..............       40,000        1,326,000
   *Boston Scientific Corp. ............       50,000        1,206,000
   Cooper Companies, Inc., The..........       17,500          874,650
                                                          ------------
                                                             4,159,850
                                                          ------------
 METALS & MINERALS MISCELLANEOUS (0.7%)
   *Stillwater Mining Co. ..............       30,000          555,000
   *UCAR International, Inc. ...........       40,000          428,000
                                                          ------------
                                                               983,000
                                                          ------------
 MISCELLANEOUS MATERIALS & PROCESSING (0.5%)
   Cameco Corp. ........................       30,000          742,800
                                                          ------------
 MULTI-SECTOR COMPANIES (2.2%)
   Honeywell International, Inc. .......       30,000        1,014,600
   Minnesota Mining & Manufacturing
     Co. ...............................       10,000        1,182,100
   Textron, Inc. .......................       20,000          829,200
                                                          ------------
                                                             3,025,900
                                                          ------------
OFFSHORE DRILLING (0.1%)
   Saipem S.p.A.........................       40,000          195,884
                                                          ------------
 OIL: CRUDE PRODUCERS (2.4%)
   Apache Corp. ........................       27,500        1,371,700
   *Encore Acquisition Co. .............       30,000          399,300
   *Forest Oil Corp. ...................       20,000          564,200
   *Pioneer Natural Resources Co. ......       50,900          980,334
                                                          ------------
                                                             3,315,534
                                                          ------------
 OIL: INTEGRATED DOMESTIC (0.5%)
   Unocal Corp. ........................       20,000          721,400
                                                          ------------
 OIL: INTEGRATED INTERNATIONAL (0.6%)
   Conoco, Inc. ........................       30,000          849,000
                                                          ------------
 PAINTS & COATINGS (1.4%)
   Fuller, H.B. Co. ....................       40,000        1,150,800
   Sherwin-Williams Co., The............       30,000          825,000
                                                          ------------
                                                             1,975,800
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA STRATEGIC VALUE FUND (CONT.)
DECEMBER 31, 2001                            SHARES          VALUE
----------------------------------------------------------------------
PAPER (2.2%)
   Bowater, Inc. .......................       20,000     $    954,000
   International Paper Co. .............       20,000          807,000
   Sappi Ltd. ADR.......................       50,000          512,500
   Westvaco Corp. ......................       30,000          853,500
                                                          ------------
                                                             3,127,000
                                                          ------------
 POLLUTION CONTROL & ENVIRONMENTAL SERVICES (1.0%)
   *Ionics, Inc. .......................       47,500        1,426,425
                                                          ------------
 PRODUCTION TECHNOLOGY EQUIPMENT (1.9%)
   *FEI Co. ............................       20,000          630,200
   *Mattson Technology, Inc. ...........       65,000          572,650
   *Teradyne, Inc. .....................       20,000          602,800
   *Ultratech Stepper, Inc. ............       50,000          826,000
                                                          ------------
                                                             2,631,650
                                                          ------------
 PUBLISHING: MISCELLANEOUS (1.2%)
   Nelson, Thomas, Inc. ................       25,500          283,050
   Reader's Digest Association, Inc.
     (Class A)..........................       60,000        1,384,800
                                                          ------------
                                                             1,667,850
                                                          ------------
 RADIO & TELEVISION BROADCASTERS (1.7%)
   *General Motors Corp. (Class H)......       75,000        1,158,750
   *Hispanic Broadcasting Corp. ........       30,700          782,850
   *Sinclair Broadcast Group, Inc.
     (Class A)..........................       40,000          378,400
                                                          ------------
                                                             2,320,000
                                                          ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.9%)
   Hilton Hotels Corp. .................       75,000          819,000
   *La Quinta Properties, Inc. .........       75,000          430,500
                                                          ------------
                                                             1,249,500
                                                          ------------
 RECREATIONAL VEHICLES & BOATS (0.8%)
   Fleetwood Enterprises, Inc. .........      100,000        1,133,000
                                                          ------------
 RESTAURANTS (1.0%)
   CBRL Group, Inc. ....................       30,000          883,200
   McDonald's Corp. ....................       20,000          529,400
                                                          ------------
                                                             1,412,600
                                                          ------------


                                             SHARES          VALUE
----------------------------------------------------------------------
 RETAIL (4.5%)
   *Abercrombie & Fitch Co. (Class A)...       30,000     $    795,900
   *Borders Group, Inc. ................       40,000          793,600
   Circuit City Group...................       50,000        1,297,500
   *Dollar Tree Stores, Inc. ...........       30,000          927,300
   *Galyan's Trading Co. ...............       40,000          569,600
   Penney, J.C. Company, Inc. ..........       30,000          807,000
   Talbots, Inc., The...................       30,000        1,087,500
                                                          ------------
                                                             6,278,400
                                                          ------------
 SECURITY BROKERAGE & SERVICES (0.6%)
   Bear Stearns Companies, Inc. ........       15,000          879,600
                                                          ------------
 SERVICES: COMMERCIAL (2.3%)
   *Cendant Corp. ......................       50,000          980,500
   Central Parking Corp. ...............       50,000          982,000
   Waste Management, Inc. ..............       37,500        1,196,625
                                                          ------------
                                                             3,159,125
                                                          ------------
 SHIPPING (0.5%)
   Alexander & Baldwin, Inc. ...........       25,000          667,500
                                                          ------------
 STEEL (0.7%)
   *Oregon Steel Mills, Inc. ...........       87,500          433,125
   *Steel Dynamics, Inc. ...............       50,000          580,500
                                                          ------------
                                                             1,013,625
                                                          ------------
 TELECOMMUNICATION EQUIPMENT (0.2%)
   Ericsson, LM Telephone Co. ADR (Class
     B).................................       60,000          313,200
                                                          ------------
 TIRES & RUBBER (0.5%)
   Goodyear Tire & Rubber Co., The......       30,000          714,300
                                                          ------------
 TOYS (0.7%)
   Hasbro, Inc. ........................       60,000          973,800
                                                          ------------
 UTILITIES: ELECTRICAL (1.7%)
   ALLETE, Inc. ........................       20,000          504,000
   Cia Paranaense de Energia-Copel ADR..       60,000          471,000
   CMS Energy Corp. ....................       20,000          480,600
   IDACORP, Inc. .......................       15,000          609,000
   Korea Electric Power Corp. ADR.......       40,000          366,000
                                                          ------------
                                                             2,430,600
                                                          ------------
UTILITIES: TELECOMMUNICATIONS (1.2%)
   Hellenic Telecommunications
     Organization SA ADR................       50,000          381,000
   Qwest Communications International,
     Inc. ..............................       50,000          706,500
   Sprint Corp. (Fon Group).............       30,000          602,400
                                                          ------------
                                                             1,689,900
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           SHARES OR
                                           PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
UTILITIES: WATER (0.2%)
   California Water Service Group.......       10,000     $    257,500
                                                          ------------
Total Common Stocks
 (Cost $97,282,325).....................                   112,544,438
                                                          ------------
REPURCHASE AGREEMENTS (18.9%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $13,805,240. Collateralized 102%
     by U.S. Treasury Strips due
     02/15/2002 to 02/15/2014...........  $13,804,565       13,804,565
   Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $12,550,628. Collateralized 102%
     by U.S. Treasury Strips due
     05/15/2012 to 11/15/2026...........   12,550,000       12,550,000
                                                          ------------
Total Repurchase Agreements
 (Cost $26,354,565).....................                    26,354,565
                                                          ------------
TOTAL INVESTMENTS (99.6%)
 (Cost $123,636,890)....................                   138,899,003
OTHER ASSETS LESS LIABILITIES (0.4%)....                       604,702
                                                          ------------
NET ASSETS (100.0%).....................                  $139,503,705
                                                          ============
* Non-income producing

COLUMBIA BALANCED FUND
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
COMMON STOCKS (56.6%)
 ADVERTISING AGENCIES (0.3%)
   Interpublic Group of Companies,
     Inc., The.........................      100,900     $    2,980,586
                                                         --------------
 ALUMINUM (0.4%)
   Alcan, Inc. ........................      106,550          3,828,341
                                                         --------------
 AUTO PARTS: ORIGINAL EQUIPMENT (0.3%)
   Magna International, Inc. (Class
     A)................................       44,250          2,808,548
                                                         --------------
 BANKS (1.7%)
   Bank of America Corp. ..............      155,310          9,776,765
   Bank One Corp. .....................      182,200          7,114,910
                                                         --------------
                                                             16,891,675
                                                         --------------
 BANKS: NEW YORK CITY (0.7%)
   J.P. Morgan Chase & Co. ............      196,940          7,158,769
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 BIOTECH RESEARCH & PRODUCTS (1.9%)
   Baxter International, Inc. .........      305,000     $   16,357,150
   *Biogen, Inc. ......................       17,750          1,017,962
   *Genentech, Inc. ...................       25,000          1,356,250
                                                         --------------
                                                             18,731,362
                                                         --------------
 CABLE TELEVISION SERVICES (1.3%)
   *Charter Communications, Inc. (Class
     A)................................      395,925          6,505,048
   *Liberty Media Corp. (Class A)......      433,828          6,073,592
                                                         --------------
                                                             12,578,640
                                                         --------------
 COMMUNICATIONS & MEDIA (1.1%)
   *AOL Time Warner, Inc...............      243,462          7,815,130
   *Gemstar-TV Guide International,
     Inc. .............................      120,800          3,346,160
                                                         --------------
                                                             11,161,290
                                                         --------------
 COMMUNICATIONS TECHNOLOGY (1.5%)
   *Cisco Systems, Inc.................      430,100          7,789,111
   Lucent Technologies, Inc. ..........    1,089,800          6,854,842
                                                         --------------
                                                             14,643,953
                                                         --------------
 COMPUTER SERVICES, SOFTWARE & SYSTEMS (3.1%)
   *Amdocs Ltd. .......................       89,250          3,031,822
   *BEA Systems, Inc. .................       58,050            894,551
   *Microsoft Corp. ...................      284,900         18,880,323
   *Oracle Corp. ......................      320,150          4,421,271
   *PeopleSoft, Inc. ..................       56,304          2,263,421
   *Siebel Systems, Inc. ..............       34,050            952,719
                                                         --------------
                                                             30,444,107
                                                         --------------
 COMPUTER TECHNOLOGY (1.1%)
   International Business Machines
     Corp. ............................       54,800          6,628,608
   *Sun Microsystems, Inc. ............      356,700          4,401,678
                                                         --------------
                                                             11,030,286
                                                         --------------
 CONSUMER PRODUCTS (0.7%)
   Gillette Co. .......................      212,100          7,084,140
                                                         --------------
 DIVERSIFIED FINANCIAL SERVICES (4.8%)
   American Express Co. ...............      245,950          8,777,955
   Citigroup, Inc. ....................      518,993         26,198,767
   Marsh & McLennan Companies, Inc. ...       35,800          3,846,710
   Merrill Lynch & Co., Inc. ..........      105,350          5,490,842
   Morgan Stanley Dean Witter & Co. ...       60,500          3,384,370
                                                         --------------
                                                             47,698,644
                                                         --------------
Drug & Grocery Store Chains (0.1%)
   Walgreen Co. .......................       17,750            597,465
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA BALANCED FUND (CONT.)
DECEMBER 31, 2001                           SHARES           VALUE
-----------------------------------------------------------------------
Drugs & Pharmaceuticals (6.3%)
   Abbott Laboratories.................      194,250     $   10,829,438
   Allergan, Inc. .....................       19,200          1,440,960
   Bristol-Myers Squibb Co. ...........      350,569         17,879,019
   *MedImmune, Inc.....................       61,800          2,864,430
   Pfizer, Inc. .......................      509,350         20,297,597
   Pharmacia Corp. ....................      195,500          8,338,075
                                                         --------------
                                                             61,649,519
                                                         --------------
 ELECTRONICS: SEMICONDUCTORS (3.8%)
   *Agere Systems, Inc. (Class A)......      366,000          2,082,540
   *Celistica, Inc.....................      124,850          5,042,692
   *Flextronics International Ltd. ....      174,600          4,188,654
   Intel Corp. ........................      521,850         16,412,182
   *Micron Technology, Inc.............       67,300          2,086,300
   *National Semiconductor Corp........      171,600          5,283,564
   Texas Instruments, Inc. ............       87,050          2,437,400
                                                         --------------
                                                             37,533,332
                                                         --------------
 ELECTRONICS: TECHNOLOGY (0.6%)
   Raytheon Co. .......................      169,300          5,497,171
                                                         --------------
 ENTERTAINMENT (0.5%)
   *Viacom, Inc. (Class B).............      116,450          5,141,268
                                                         --------------
 FINANCE COMPANIES (0.4%)
   Capital One Financial Corp. ........       64,300          3,468,985
                                                         --------------
 FINANCIAL DATA PROCESSING SERVICES (0.6%)
   Automatic Data Processing, Inc. ....       93,350          5,498,315
                                                         --------------
 FINANCIAL MISCELLANEOUS (1.2%)
   Fannie Mae..........................       22,850          1,816,575
   Freddie Mac.........................      154,450         10,101,030
                                                         --------------
                                                             11,917,605
                                                         --------------
 FOODS (0.3%)
   Kraft Foods, Inc. (Class A).........       93,325          3,175,850
                                                         --------------
 INSURANCE: MULTI-LINE (1.1%)
   American International Group,
     Inc. .............................      138,662         11,009,763
                                                         --------------
 INSURANCE: PROPERTY-CASUALTY (0.8%)
   *Berkshire Hathaway, Inc. (Class
     A)................................           45          3,402,000
   Chubb Corp. ........................       61,950          4,274,550
                                                         --------------
                                                              7,676,550
                                                         --------------
 MACHINERY: CONSTRUCTION & HANDLING (0.3%)
   Caterpillar, Inc. ..................       54,750          2,860,688
                                                         --------------
 MACHINERY: OIL WELL EQUIPMENT & SERVICES (0.2%)
   GlobalSantaFe Corp. ................       84,150          2,399,958
                                                         --------------


                                            SHARES           VALUE
-----------------------------------------------------------------------
 MEDICAL & DENTAL SUPPLIES (0.6%)
   Beckman Coulter, Inc. ..............       81,250     $    3,599,375
   *Zimmer Holdings, Inc. .............       83,500          2,550,090
                                                         --------------
                                                              6,149,465
                                                         --------------
 MISCELLANEOUS EQUIPMENT (0.3%)
   Grainger, W.W., Inc. ...............       69,850          3,352,800
                                                         --------------
 MULTI-SECTOR COMPANIES (6.3%)
   General Electric Co. ...............      551,000         22,084,080
   Honeywell International, Inc. ......      223,900          7,572,298
   Minnesota Mining & Manufacturing
     Co. ..............................       80,400          9,504,084
   *SPX Corp. .........................       38,850          5,318,565
   Tyco International Ltd. ............      300,002         17,670,118
                                                         --------------
                                                             62,149,145
                                                         --------------
 OFFICE FURNITURE & BUSINESS EQUIPMENT (0.4%)
   *Lexmark International, Inc. .......       71,150          4,197,850
                                                         --------------
 OIL: CRUDE PRODUCERS (0.3%)
   Apache Corp. .......................       52,580          2,622,690
                                                         --------------
 OIL: INTEGRATED DOMESTIC (0.2%)
   Phillips Petroleum Co. .............       26,450          1,593,877
                                                         --------------
 OIL: INTEGRATED INTERNATIONAL (2.6%)
   Chevron Texaco Corp. ...............       65,650          5,882,897
   Exxon Mobil Corp. ..................      399,774         15,711,118
   Royal Dutch Petroleum Co. ..........       75,200          3,686,304
                                                         --------------
                                                             25,280,319
                                                         --------------
 PAPER (0.6%)
   International Paper Co. ............      154,900          6,250,215
                                                         --------------
 PRODUCTION TECHNOLOGY EQUIPMENT (0.5%)
   Millipore Corp. ....................       32,400          1,966,680
   *Novellus Systems, Inc. ............       64,850          2,558,332
                                                         --------------
                                                              4,525,012
                                                         --------------
 RADIO & TELEVISION BROADCASTERS (0.4%)
   *Clear Channel Communications,
     Inc. .............................       78,850          4,014,253
                                                         --------------
 RAILROADS (0.7%)
   Burlington Northern Santa Fe
     Corp. ............................      105,750          3,017,047
   Union Pacific Corp. ................       75,150          4,283,550
                                                         --------------
                                                              7,300,597
                                                         --------------
 RETAIL (3.7%)
   *Costco Wholesale Corp. ............      100,100          4,442,438
   Home Depot, Inc. ...................       61,450          3,134,564
   *Kohl's Corp. ......................       15,225          1,072,449
   Nordstrom, Inc. ....................       76,600          1,549,618
   *Office Depot, Inc. ................      123,000          2,280,420
   Target Corp. .......................      166,200          6,822,510

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                          SHARES OR
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   *Toys "R" Us, Inc. .................      109,250     $    2,265,845
   Wal-Mart Stores, Inc. ..............      254,150         14,626,333
                                                         --------------
                                                             36,194,177
                                                         --------------
 SERVICES: COMMERCIAL (0.8%)
   *Accenture Ltd. (Class A)...........       86,600          2,331,272
   *Allied Waste Industries, Inc. .....      124,350          1,748,361
   Waste Management, Inc. .............      124,200          3,963,222
                                                         --------------
                                                              8,042,855
                                                         --------------
 TIRES & RUBBER (0.4%)
   Goodyear Tire & Rubber Co., The.....      185,800          4,423,898
                                                         --------------
 TOBACCO (0.6%)
   Philip Morris Companies, Inc. ......      119,650          5,485,953
                                                         --------------
 UTILITIES: CABLE TELEVISION & RADIO (0.7%)
   *Adelphia Communications Corp.
     (Class A).........................      148,900          4,642,702
   *Comcast Corp. (Class A Special)....       51,800          1,864,800
                                                         --------------
                                                              6,507,502
                                                         --------------
 UTILITIES: ELECTRICAL (0.2%)
   FirstEnergy Corp. ..................       59,900          2,095,302
                                                         --------------
 UTILITIES: TELECOMMUNICATIONS (2.2%)
   AT&T Corp. .........................      154,550          2,803,537
   *AT&T Wireless Services, Inc. ......      273,443          3,929,376
   BellSouth Corp. ....................       99,700          3,803,555
   SBC Communications, Inc. ...........       76,150          2,982,795
   Sprint Corp. (Fon Group)............       48,700            977,896
   Verizon Communications, Inc. .......      112,500          5,339,250
   *WorldCom, Inc. ....................       97,150          1,367,872
                                                         --------------
                                                             21,204,281
                                                         --------------
 Total Common Stocks
   (Cost $481,026,259).................                     556,857,001
                                                         --------------
BONDS (39.3%)
U.S. GOVERNMENT SECURITIES (14.6%)
 U.S. TREASURY NOTES & BONDS (2.4%)
   ++U.S. Treasury Bonds
     8.875% 08/15/2017.................  $12,120,000         16,096,875
   U.S. Treasury Inflation Index Bonds
     3.375% 01/15/2007.................    7,739,799          7,768,823
                                                         --------------
                                                             23,865,698
                                                         --------------
 U.S. AGENCY BONDS (2.3%)
   Federal Home Loan Bank
     5.125% 01/13/2003.................    3,435,000          3,522,489
     4.50% 07/07/2003..................    8,070,000          8,270,459

                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
-----------------------------------------------------------------------
   Federal Home Loan Mortgage Corp.
     5.25% 01/15/2006..................  $ 4,370,000     $    4,464,217
   Federal National Mortgage
     Association
     7.125% 01/15/2030.................    5,385,000          5,975,681
                                                         --------------
                                                             22,232,846
                                                         --------------
 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) (3.8%)
   +6.50% 01/15/2032...................    9,050,000          9,089,820
   +7.00% 01/15/2028 - 01/15/2032......   25,303,976         25,822,572
   8.00% 12/15/2030 - 02/15/2031.......    2,714,976          2,837,998
                                                         --------------
                                                             37,750,390
                                                         --------------
 FEDERAL HOME LOAN MORTGAGE CORP. (FHLMC) (0.8%)
   6.00% 05/01/2016 - 06/01/2016.......    3,353,617          3,371,433
   6.50% 05/01/2031 - 09/01/2031.......    4,616,335          4,626,433
                                                         --------------
                                                              7,997,866
                                                         --------------
 FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (3.1%)
   6.00% 03/01/2016 - 11/01/2016.......   26,743,037         26,851,680
   6.50% 09/01/2031 - 11/01/2016.......    3,261,891          3,265,969
                                                         --------------
                                                             30,117,649
                                                         --------------
 FEDERAL HOUSING ADMINISTRATION (FHA) (0.3%)
   FHA Insured Project Pool #53-43077
     9.125% 07/25/2033.................    1,568,578          1,596,028
   FHA Insured Project Pool #55
     7.43% 04/01/2022..................    1,331,089          1,331,089
                                                         --------------
                                                              2,927,117
                                                         --------------
 AGENCY COLLATERALIZED MORTGAGE OBLIGATIONS (1.9%)
   GNMA Gtd. Remic Pass Thru Secs
     Remic Tr. 2000-6 Cl. VC
     7.50% 04/20/2017..................    5,652,000          5,967,851
   FNMA Gtd. Remic Pass Thru Ctf.
     Remic Tr. 1994-43 Cl. E
     6.50% 02/25/2024..................      349,249            348,812
     Remic Tr. 1997-68 Cl. PJ
     7.00% 10/18/2027..................    3,000,000          3,025,849
     Remic Tr. 2001-56 Cl. KD
     6.50% 07/25/2030..................    2,260,000          2,267,530
     Remic Tr. 2001-55 Cl. PC
     6.50% 10/25/2031..................    1,590,000          1,595,118
   FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 2235 Cl. VN
     7.00% 06/15/2014..................    3,980,000          4,174,124
     Gtd. Series 2065 Cl. PB
     6.25% 01/15/2024..................    1,083,000          1,108,721
                                                         --------------
                                                             18,488,005
                                                         --------------
 Total U.S. Government Securities
   (Cost $140,904,250).................                     143,379,571
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA BALANCED FUND (CONT.)
DECEMBER 31, 2001
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
CORPORATE NOTES & BONDS (17.9%)
 INDUSTRIAL (10.3%)
   Adelphia Communications Corp.,
     Series B
     7.50% 01/15/2004..................  $ 2,000,000     $    1,960,000
   Alcan, Inc.
     7.25% 03/15/2031..................    1,860,000          1,964,123
   Alcoa, Inc., Series B
     6.50% 06/15/2018..................    1,100,000          1,088,461
   Allied Waste North America, Inc.
     10.00% 08/01/2009.................    1,000,000          1,025,000
   American Home Products Corp.
     6.25% 03/15/2006..................    3,775,000          3,927,661
   Anadarko Finance Co., Series B
     7.50% 05/01/2031..................    2,000,000          2,078,820
   Anheuser-Busch Cos., Inc.
     7.55% 10/01/2030..................      850,000            977,730
   AOL Time Warner, Inc.
     7.625% 04/15/2031.................    1,700,000          1,799,093
   Ball Corp.
     7.75% 08/01/2006..................      850,000            892,500
   BP Amoco plc
     5.90% 04/15/2009..................    2,075,000          2,069,813
   Buckeye Technologies, Inc.
     8.50% 12/15/2005..................      600,000            579,000
   Burlington Northern Sante Fe Corp.
     7.125% 12/15/2010.................    2,150,000          2,248,728
     6.75% 07/15/2011..................    1,000,000          1,021,700
   Canadian National Railway Co.
     6.45% 07/15/2006..................      675,000            696,479
     Series 1997-A2
     7.195% 01/02/2016.................    1,188,720          1,192,274
   Charter Communications Holdings
     L.L.C./Charter Communications
     Holdings Capital Corp.
     8.25% 04/01/2007..................    2,000,000          1,910,000
   Coca-Cola Enterprises, Inc.
     6.75% 01/15/2038..................    1,045,000          1,042,576
   Cott Beverages, Inc. (144A)
     8.00% 12/15/2011..................      500,000            490,000
   Cox Enterprises, Inc. (144A)
     8.00% 02/15/2007..................      700,000            753,568
   CSC Holdings, Inc.
     7.875% 12/15/2007.................    1,250,000          1,294,112
   Devon Financing Corp., ULC (144A)
     6.875 09/30/2011..................    3,100,000          3,021,322

                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Diageo Capital plc
     6.625% 06/24/2004.................  $ 4,000,000     $    4,243,880
   Dow Chemical Co.
     7.375% 11/01/2029.................    1,030,000          1,123,421
   Federal Express Corp. Pass Thru
     Trust Series 1997-1c
     7.65% 01/15/2014..................    1,942,210          1,973,130
   Harrah's Operating, Inc.
     7.875% 12/15/2005.................      500,000            518,750
   HCA-The Healthcare Co.
     6.91% 06/15/2005..................    1,450,000          1,457,250
   Heritage Media Corp.
     8.75% 02/15/2006..................    1,000,000          1,002,500
   Honeywell International, Inc.
     7.50% 03/01/2010..................    2,120,000          2,290,075
   Ingles Markets, Inc. (144A)
     8.875% 12/01/2011.................      500,000            492,500
   International Paper Co.
     8.00% 07/08/2003..................    1,700,000          1,809,803
     6.75% 09/01/2011..................    1,000,000          1,006,990
   KB HOME
     8.625% 12/15/2008.................    1,000,000          1,010,000
   Lear Corp., Series B
     7.96% 05/15/2005..................    2,000,000          2,029,726
   Lowe's Cos., Inc.
     6.50% 03/15/2029..................    2,825,000          2,737,544
   Marriott International, Inc., (144A)
     Series E
     7.00% 01/15/2008..................    2,000,000          2,004,640
   MCI Worldcom, Inc.
     7.55% 04/01/2004..................    1,400,000          1,468,334
   Omnicare, Inc.
     8.125% 03/15/2011.................    1,000,000          1,028,750
   Park Place Entertainment Corp.
     9.375% 02/15/2007.................    1,825,000          1,911,687
   Pennzoil-Quaker State Co. (144A)
     10.00% 11/01/2008.................      500,000            525,000
   Phillips Petroleum Co.
     8.50% 05/25/2005..................    3,090,000          3,401,750
   Pride International, Inc.
     9.375% 05/01/2007.................      500,000            521,875
   SBC Communications, Inc.
     5.75% 05/02/2006..................    3,550,000          3,633,744
   Select Medical Corp.
     9.50% 06/15/2009..................      500,000            498,750
   Sprint Capital Corp. (144A)
     6.00% 01/15/2007..................    3,300,000          3,280,025
   Station Casinos, Inc.
     9.75% 04/15/2007..................    2,000,000          2,035,000

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   'yTCI Communications, Inc.
     8.00% 08/01/2005..................  $ 1,000,000     $    1,085,290
   Teekay Shipping Corp. (144A)
     8.875% 07/15/2011.................    1,000,000          1,030,000
   Time Warner, Inc.
     7.975% 08/15/2004.................    4,303,000          4,680,300
   Toll Corp.
     7.75% 09/15/2007..................    1,000,000            982,500
   Toys "R" Us, Inc. (144A)
     6.875% 08/01/2006.................    1,010,000            985,669
     7.625% 08/01/2011.................    1,450,000          1,417,114
   Tyco International Group S.A.
     6.25% 06/15/2003..................    4,500,000          4,615,065
   United Rentals, Inc. (144A),
     Series B
     10.75% 04/15/2008.................    2,000,000          2,130,000
   United Technologies Corp.
     6.50% 06/01/2009..................    1,685,000          1,743,537
     7.125% 11/15/2010.................    1,660,000          1,779,603
   US West Communications, Inc.
     5.625% 11/15/2008.................    3,000,000          2,698,440
   Verizon Global Funding Corp.
     7.25% 12/01/2010..................    2,700,000          2,887,623
   Vodafone Group plc
     7.75% 02/15/2010..................    1,475,000          1,614,874
                                                         --------------
                                                            101,688,099
                                                         --------------
 FINANCIAL (3.2%)
   Bank of America Corp.
     7.80% 02/15/2010..................    2,950,000          3,227,241
   CIT Group, Inc.
     7.25% 08/15/2005..................    2,800,000          2,955,288
     7.625% 08/16/2005.................    1,245,000          1,331,303
   Citigroup, Inc.
     7.25% 10/01/2010..................    2,000,000          2,145,260
   Ford Motor Credit Co.
     6.875% 02/01/2006.................    3,200,000          3,198,880
     7.375% 10/28/2009.................    1,885,000          1,861,023
   Household Finance Corp.
     6.40% 06/17/2008..................    3,690,000          3,684,465
   Merrill Lynch & Co, Inc.
     Medium Term Notes, Series B
     6.15% 01/26/2006..................    3,530,000          3,679,672
   Travelers Property Casualty Corp.
     6.75% 11/15/2006..................    2,350,000          2,497,016
   US Bank N.A.
     6.375% 08/01/2011.................    3,200,000          3,241,856

                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Wachovia Corp.
     4.95% 11/01/2006..................  $ 1,500,000     $    1,473,225
   Wells Fargo & Co.
     7.25% 08/24/2005..................    2,000,000          2,151,100
                                                         --------------
                                                             31,446,329
                                                         --------------
 UTILITIES (2.9%)
   Calpine Corp.
     7.625% 04/15/2006.................    1,000,000            895,000
   Coastal Corp.
     6.50% 05/15/2006..................    2,430,000          2,416,999
     7.625% 09/01/2008.................    2,820,000          2,895,661
   El Paso Corp.
     Medium Term Notes
     7.80% 08/01/2031..................    1,500,000          1,487,040
   FPL Group Capital, Inc.
     6.125% 05/15/2007.................    3,875,000          3,926,150
   Kinder Morgan Energy Partners L.P.
     8.00% 03/15/2005..................    3,900,000          4,253,332
   Pinnacle West Capital Corp.
     6.40% 04/01/2006..................    4,100,000          4,147,478
   Progress Energy, Inc.
     7.75% 03/01/2031..................    2,000,000          2,139,460
   Texas Eastern Transmission Corp.
     7.30% 12/01/2010..................    2,000,000          2,105,480
   TXU Eastern Funding Co.
     6.45% 05/15/2005..................    4,200,000          4,252,710
                                                         --------------
                                                             28,519,310
                                                         --------------
International (1.5%)
   British Columbia Province
     5.375% 10/29/2008.................    2,150,000          2,142,189
   Government of Canada
     5.25% 11/05/2008..................    2,300,000          2,288,523
   Kingdom of Spain
     7.00% 07/19/2005..................    4,050,000          4,371,368
   Quebec Province
     6.50% 01/17/2006..................    3,100,000          3,303,391
     7.125% 02/09/2024.................    2,000,000          2,120,800
                                                         --------------
                                                             14,226,271
                                                         --------------
 Total Corporate Notes & Bonds
   (Cost $169,833,130).................                     175,880,009
                                                         --------------
OTHER SECURITIZED LOANS (6.6%)
 ASSET BACKED SECURITIES (2.7%)
   Cityscape Home Equity Loan Trust
     Series 1997-B Cl. A7
     7.41% 05/25/2028..................    2,757,068          2,909,064
   Cityscape Home Loan Owner Trust
     Series 1997-4 Cl. A4
     7.44% 10/25/2018..................    4,008,804          4,177,199

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA BALANCED FUND (CONT.)
DECEMBER 31, 2001
                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   +yFirst Alliance Mortgage Trust
     Series 1996-1 Cl. A1
     7.34% 06/20/2027..................  $   452,537     $      452,298
   IMC Home Equity Loan Trust
     Series 1997-3 Cl. A6
     7.52% 08/20/2028..................    2,310,000          2,411,352
     Series 1997-5 Cl. A9
     7.31% 11/20/2028..................    2,180,000          2,233,852
   Mellon Residential Funding Corp.
     Series 2001-HEIL Cl. A4
     6.615% 02/25/2021.................    5,730,000          5,877,794
   Merit Securities Corp.
     Series 13 Cl. A4
     7.88% 12/28/2033..................    4,375,000          4,619,304
   Salomon Brothers Mortgage
     Securities VII, Inc.
     Series 1998-AQ1 Cl. A5
     7.15% 06/25/2028..................    3,150,000          3,250,568
   The Money Store Residential Trust
     Series 1997-II Cl. A4
     7.385% 03/15/2029.................      831,983            848,623
                                                         --------------
                                                             26,780,054
                                                         --------------
Collateralized Mortgage Obligations (2.8%)
   *Bear Stearns Mortgage Securities, Inc.
     Series 1996-2 Cl. A1
     5.17% 01/28/2025..................    2,903,439          2,725,603
   CMC Securities Corp. IV
     Series 1997-2 Cl. 1A12
     7.25% 11/25/2027..................    7,235,000          7,559,454
   First Nationwide Trust
     Series 2000-1 Cl. 2A3
     8.00% 10/25/2030..................    4,885,807          5,198,447
   Headlands Mortgage Securities, Inc.
     Series 1997-3 Cl. 1A6
     7.00% 07/25/2027..................    2,819,841          2,833,229
   PNC Mortgage Securities Corp.
     Series 1997-4 Cl. 2PP2
     7.50% 07/25/2027..................    2,033,061          2,068,081
     Series 1999-5 Cl. 2A6
     6.75% 07/25/2029..................    1,328,050          1,363,675
   *Saco I, Inc. (144A)
     Series 1995-1 Cl. A
     7.09% 09/25/2024..................    1,763,974          1,728,695

                                          PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Structured Asset Securities Corp.
     Series 1999-ALS2 Cl. A2
     6.75% 07/25/2029..................  $ 4,476,950     $    4,592,430
                                                         --------------
                                                             28,069,614
                                                         --------------
 COMMERCIAL MORTGAGE BACKED SECURITIES (1.1%)
   Commercial Capital Access One, Inc.
     (144A) Series 3A Cl. A2
     6.615% 11/15/2028.................    6,460,000          6,605,350
   Nationslink Funding Corp.
     Series 1999-SL Cl. A5
     6.888% 11/10/2030.................    3,660,000          3,861,540
                                                         --------------
                                                             10,466,890
                                                         --------------
 Total Other Securitized Loans
   (Cost $63,077,306)..................                      65,316,558
                                                         --------------
MUNICIPAL BONDS (0.2%)
 TAXABLE BONDS
   Chicago Illinois Tax Increment
     Taxable Allocation Central Loop B
     6.375% 06/01/2003
     (Cost $2,327,535).................    2,250,000          2,328,008
                                                         --------------
REPURCHASE AGREEMENTS (6.0%)
   ++J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $44,612,898. Collateralized 102%
     by U.S. Treasury Strips due
     02/15/2002 to 02/15/2014..........   44,610,717         44,610,717
   Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $14,000,700. Collateralized 102%
     by U.S. Treasury Strips due
     05/15/2012 to 11/15/2026..........   14,000,000         14,000,000
                                                         --------------
   Total Repurchase Agreements
     (Cost $58,610,717)................                      58,610,717
                                                         --------------
TOTAL INVESTMENTS (101.9%)
 (Cost $915,779,197)...................                   1,002,371,864
OTHER ASSETS LESS LIABILITIES
 (-1.9%)...............................                     (18,622,570)
                                                         --------------
NET ASSETS (100.0%)....................                  $  983,749,294
                                                         ==============

 * Variable rate security -- the rate reported is the rate in effect as of December 31, 2001.
 + A portion of this security purchased on when-issued basis.
++ A portion of this security was segregated at the custodian to cover a when-issued security.

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA SHORT TERM BOND FUND
DECEMBER 31, 2001
                                             PRINCIPAL
                                               AMOUNT         VALUE
----------------------------------------------------------------------
U.S. GOVERNMENT SECURITIES (22.7%)
 U.S. TREASURY BILLS (4.0%)
   1.685% 04/04/2002.......................  $2,500,000    $ 2,489,235
                                                           -----------
 U.S. TREASURY NOTES & BONDS (1.4%)
   U.S. Treasury Inflation Index Bonds
     3.375% 01/15/2007.....................     852,500        855,696
                                                           -----------
 U.S. AGENCY BONDS (1.2%)
   Federal Home Loan Bank
     5.125% 01/13/2003.....................     750,000        769,103
                                                           -----------
 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) (0.2%)
   7.00% 04/15/2029........................     143,656        146,619
                                                           -----------
 FEDERAL HOME LOAN MORTGAGE CORP. (FHLMC) (2.7%)
   6.00% 09/01/2016........................   1,700,169      1,709,201
                                                           -----------
 FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (12.6%)
   6.00% 04/01/2016 - 09/01/2026...........   3,695,637      3,710,651
   +6.00% 01/15/2032.......................     380,000        371,807
   7.00% 03/01/2015 - 07/01/2016...........   3,698,274      3,832,336
                                                           -----------
                                                             7,914,794
                                                           -----------
 AGENCY COLLATERALIZED MORTGAGE OBLIGATIONS (0.6%)
   FNMA Gtd. Remic Pass Thru Ctf. Remic Tr.
     1991-146 Cl. Z
     8.00% 10/25/2006......................     107,556        112,328
   FHLMC Multiclass Mtg. Partn. Ctfs. Gtd.
     Series 1138 Cl. G
     8.50% 09/15/2006......................     245,672        257,111
                                                           -----------
                                                               369,439
                                                           -----------
 Total U.S. Government Securities (Cost
   $14,261,677)............................                 14,254,087
                                                           -----------
CORPORATE NOTES (38.9%)
 INDUSTRIAL (21.2%)
   Alcoa, Inc.
     7.25% 08/01/2005......................     750,000        803,235
   American Home Products Corp.
     6.25% 03/15/2006......................     600,000        624,264
   BP America, Inc.
     Medium Term Notes, Series 7
     5.00% 12/16/2003......................     500,000        512,047
   Caterpillar Financial Services Corp.
     6.875% 08/01/2004.....................     450,000        476,141
   Conoco, Inc.
     5.90% 04/15/2004......................     500,000        516,515
   Cox Enterprises, Inc. (144A)
     8.00% 02/15/2007......................     400,000        430,610

                                             PRINCIPAL
                                               AMOUNT         VALUE
----------------------------------------------------------------------
   Diageo Capital plc
     6.625% 06/24/2004.....................  $  500,000    $   530,485
   Dow Chemical Co.
     7.00% 08/15/2005......................     750,000        804,525
   Honeywell International, Inc.
     5.125% 11/01/2006.....................     600,000        592,546
   International Paper Co.
     8.00% 07/08/2003......................     600,000        638,754
   Lowe's Cos., Inc.
     7.50% 12/15/2005......................     300,000        323,628
   Marriott International, Inc., (144A)
     Series E
     7.00% 01/15/2008......................     250,000        250,580
   MCI Communications Corp.
     6.125% 04/15/2002.....................     750,000        755,843
   Pepsi Bottling Holdings, Inc. (144A)
     5.375% 02/17/2004.....................     750,000        776,656
   Phillips Petroleum Co.
     8.50% 05/25/2005......................     500,000        550,445
   Qwest Capital Funding, Inc.
     6.25% 07/15/2005......................     550,000        540,419
   SBC Communications, Inc.
     5.75% 05/02/2006......................     500,000        511,795
   Sprint Capital Corp. (144A)
     6.00% 01/15/2007......................     450,000        447,276
   TCI Communications, Inc.
     7.25% 08/01/2005......................     400,000        416,720
   Time Warner, Inc.
     7.975% 08/15/2004.....................     400,000        435,073
   Toys "R" Us, Inc. (144A)
     6.875% 08/01/2006.....................     125,000        121,989
   Tyco International Group S.A.
     5.875% 11/01/2004.....................     400,000        409,028
     5.80% 08/01/2006......................     200,000        200,546
   United Technologies Corp.
     4.875% 11/01/2006.....................     550,000        540,127
   Vodafone Group plc
     7.625% 02/15/2005.....................     500,000        537,630
   WellPoint Health Networks, Inc.
     6.375% 06/15/2006.....................     610,000        622,670
                                                           -----------
                                                            13,369,547
                                                           -----------
 FINANCIAL (10.5%)
   CIT Group, Inc.
     7.25% 08/15/2005......................     300,000        316,638
     7.625% 08/16/2005.....................     250,000        267,330
   Citigroup, Inc.
     6.75% 12/01/2005......................     850,000        899,912
   Equitable Cos., Inc.
     9.00% 12/15/2004......................     700,000        780,773
   Ford Motor Credit Co.
     6.875% 02/01/2006.....................     725,000        724,746

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA SHORT TERM BOND FUND (CONT.)
DECEMBER 31, 2001
                                             PRINCIPAL
                                               AMOUNT         VALUE
----------------------------------------------------------------------
   Health Care Property Investors, Inc.
     6.875% 06/08/2005.....................  $  625,000    $   628,381
   Household Finance Corp.
     6.40% 06/17/2008......................     425,000        424,363
   Merrill Lynch & Co., Inc.
     Medium Term Notes, Series B
     6.15% 01/26/2006......................     600,000        625,440
   Simon Property Group L.P.
     6.625% 06/15/2003.....................     500,000        513,885
   Wachovia Corp.
     4.95% 11/01/2006......................     600,000        589,290
   Wells Fargo & Co.
     7.25% 08/24/2005......................     750,000        806,663
                                                           -----------
                                                             6,577,421
                                                           -----------
 UTILITIES (5.2%)
   Coastal Corp.
     6.50% 05/15/2006......................     500,000        497,325
   FPL Group Capital, Inc.
     6.875% 06/01/2004.....................     500,000        522,955
     7.625% 09/15/2006.....................     500,000        541,811
   Kinder Morgan Energy Partners L.P.
     8.00% 03/15/2005......................     550,000        599,829
   Pinnacle West Capital Corp.
     6.40% 04/01/2006......................     600,000        606,948
   TXU Eastern Funding Co.
     6.45% 05/15/2005......................     500,000        506,275
                                                           -----------
                                                             3,275,143
                                                           -----------
 INTERNATIONAL (2.0%)
   Kingdom of Spain
     7.00% 07/19/2005......................     600,000        647,610
   Quebec Province
     6.50% 01/17/2006......................     600,000        639,366
                                                           -----------
                                                             1,286,976
                                                           -----------
 Total Corporate Notes
   (Cost $24,158,200)......................                 24,509,087
                                                           -----------
OTHER SECURITIZED LOANS (30.5%)
 ASSET BACKED SECURITIES (18.9%)
   Americredit Automobile Receivables Trust
     Series 2000-1 Cl. B
     7.16% 09/05/2005......................     480,000        507,885
   Crown Home Equity Loan Trust Series
     1996-1 Cl. A5
     7.30% 04/25/2027......................     500,000        520,990

                                             PRINCIPAL
                                               AMOUNT         VALUE
----------------------------------------------------------------------
   IMC Home Equity Loan Trust
     Series 1997-3 Cl. A6
     7.52% 08/20/2028......................  $1,300,000    $ 1,357,038
     Series 1997-3 Cl. A7
     7.08% 08/20/2028......................     701,848        735,234
   Mellon Bank Home Equity Installment Loan
     Trust
     Series 1998-1 Cl. A3
     6.32% 06/25/2012......................     849,231        865,890
   Mellon Residential Funding Corporation
     Series 2001-HEIL Cl. A4
     6.615% 02/25/2021.....................   1,200,000      1,230,952
   Merit Securities Corp.
     Series 13 Cl. A4
     7.88% 12/28/2033......................   1,430,000      1,509,852
   New Century Home Equity Loan Trust
     Series 1997-NC6 Cl. A7
     7.19% 01/25/2029......................   1,155,000      1,206,516
   *SLM Student Loan Trust
     Series 1997-2 Cl. A2
     2.35% 01/25/2010......................     990,000        984,679
     Series 1997-4 Cl. A2
     2.50% 10/25/2010......................   1,650,000      1,661,299
   The Money Store Home Equity Loan Trust
     Series 1996-C Cl. A7
     7.91% 12/15/2027......................   1,000,000      1,045,376
   UCFC Home Equity Loan Trust Series
     1996-B1 Cl. A7
     8.20% 09/15/2027......................     240,000        251,623
                                                           -----------
                                                            11,877,334
                                                           -----------
 COLLATERALIZED MORTGAGE OBLIGATIONS (10.2%)
   OCWEN Residential MBS Corp. (144A),
     Series 1998-R1 Cl. A1
     7.00% 10/25/2040......................     839,843        865,953
   PNC Mortgage Securities Corp.
     Series 1998-12 Cl. 4A5
     6.475% 01/25/2029.....................     595,634        609,842
     Series 1999-5 Cl. 2A6
     6.75% 07/25/2029......................     913,981        938,499
   *PNC Mortgage Securities Corp. (144A)
     Series 1996-PR1 Cl. A
     6.32% 04/28/2027......................     433,750        420,737
   Residential Asset Securitization Trust
     Series 1999-A1 Cl. A1
     6.75% 03/25/2029......................     535,604        547,760
   Residential Funding Mortgage
     Securities I, Inc.
     Series 1999-S25 Cl. A1
     6.75% 12/25/2014......................     279,809        288,065

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                             PRINCIPAL
                                               AMOUNT         VALUE
----------------------------------------------------------------------
   Saco I, Inc. (144A)
     Series 1997-2 Cl. 1A5
     7.00% 08/25/2036......................  $  750,000    $   765,000
   Structured Asset Securities Corp.
     Series 1999-ALS2 Cl. A2
     6.75% 07/25/2029......................     757,068        776,597
   Washington Mutual Mortgage
     Securities Corp.
     Series 2001-MS10 Cl. 3A1
     6.50% 09/25/2031......................   1,190,111      1,206,475
                                                           -----------
                                                             6,418,928
                                                           -----------
 COMMERCIAL MORTGAGE BACKED SECURITIES (1.4%)
   Merrill Lynch Mortgage Investors, Inc.
     Series 1996-C1 Cl. A3
     7.42% 04/25/2028......................     825,000        873,909
                                                           -----------
 Total Other Securitized Loans
   (Cost $18,857,287)......................                 19,170,171
                                                           -----------
REPURCHASE AGREEMENTS (13.6%)
   ++J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $6,073,720. Collateralized 102%
     by U.S. Treasury Strips due
     02/15/2002 to 02/15/2014..............   6,073,423      6,073,423
   Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $2,500,125. Collateralized 102%
     by U.S. Treasury Strips due
     05/15/2012 to 11/15/2026..............   2,500,000      2,500,000
                                                           -----------
   Total Repurchase Agreements
     (Cost $8,573,423).....................                  8,573,423
                                                           -----------
TOTAL INVESTMENTS (105.7%)
 (Cost $65,850,587)........................                 66,506,768
OTHER ASSETS LESS LIABILITIES (-5.7%)......                 (3,577,163)
                                                           -----------
NET ASSETS (100.0%)........................                $62,929,605
                                                           ===========

 * Variable rate security - the rate reported is the rate in effect as of December 31, 2001.
 + Security purchased on when-issued basis.
++ A portion of this security was segregated at the custodian to cover a when-issued security.

COLUMBIA FIXED INCOME SECURITIES FUND
DECEMBER 31, 2001
                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
U.S. GOVERNMENT SECURITIES (38.0%)
 U.S. TREASURY NOTES & BONDS (7.9%)
   U.S. Treasury Bonds
     ++8.875% 08/15/2017.................  $20,935,000    $ 27,804,297
     6.25% 08/15/2023....................    1,085,000       1,149,083
   U.S. Treasury Inflation Index Bonds
     3.375% 01/15/2007...................    7,992,184       8,022,154
                                                          ------------
                                                            36,975,534
                                                          ------------
 U.S. AGENCY BONDS (3.0%)
   Federal Home Loan Bank
     4.50% 07/07/2003....................    5,000,000       5,124,200
   Federal Home Loan Mortgage Corp.
     5.25% 01/15/2006....................    1,815,000       1,854,131
   Federal National Mortgage Association
     7.125% 06/15/2010...................    2,715,000       2,977,160
     7.125% 01/15/2030...................    3,875,000       4,300,049
                                                          ------------
                                                            14,255,540
                                                          ------------
 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) (11.6%)
   6.00% 08/15/2031......................    4,184,853       4,111,618
   +6.50% 01/15/2032.....................    4,250,000       4,268,700
   +7.00% 02/15/2031 - 01/15/2032........   41,155,135      41,999,750
   8.00% 10/15/2030 - 05/15/2031.........    3,318,894       3,469,282
                                                          ------------
                                                            53,849,350
                                                          ------------
 FEDERAL HOME LOAN MORTGAGE CORP. (FHLMC) (3.7%)
   6.50% 07/01/2031 - 09/01/2031.........    4,240,792       4,250,069
   6.00% 04/01/2016......................   12,856,711      12,925,012
                                                          ------------
                                                            17,175,081
                                                          ------------
 FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (4.7%)
   +6.00% 03/01/2031 - 01/15/2032........    1,957,069       1,915,013
   6.00% 07/01/2016 - 12/01/2016.........   16,870,764      16,939,302
   6.50% 11/01/2031......................    2,958,565       2,962,263
                                                          ------------
                                                            21,816,578
                                                          ------------
FEDERAL HOUSING ADMINISTRATION (FHA) (0.5%)
   FHA Insured Project Pool #051-11078
     8.35% 04/01/2030....................    2,155,871       2,285,223
                                                          ------------
 AGENCY COLLATERALIZED MORTGAGE OBLIGATIONS (6.6%)
   GNMA Gtd. Remic Pass Thru Secs.
     Remic Tr. 2000-15 Cl. Pd
     7.50% 05/20/2026....................    8,422,500       8,756,705
   FNMA Gtd. Remic Pass Thru Ctf.
     Remic Tr. 1996-W2 Cl. A7
     7.80% 06/25/2026....................    1,000,000       1,077,380
     Remic Tr. 2001-56 Cl. KD
     6.50% 07/25/2030....................    1,920,000       1,926,397

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA FIXED INCOME SECURITIES FUND (CONT.)
DECEMBER 31, 2001
                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
     Remic Tr. 2001-55 Cl. PC
     6.50% 10/25/2031....................  $ 2,998,000    $  3,007,649
   FHLMC GNMA Multiclass Mtg. Partn.
     Ctfs. Gtd. Series 24 Cl. J
     6.25% 11/25/2023....................    2,310,000       2,319,552
   FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 2235 Cl. VN
     7.00% 06/15/2014....................    4,680,000       4,908,267
     Gtd. Series 1558 Cl. C
     6.50% 07/15/2023....................    2,991,000       3,076,637
     Gtd. Series 2065 Cl. PB
     6.25% 01/15/2024....................    1,050,000       1,074,938
     Gtd. Series 2085 Cl. PD
     6.25% 11/15/2026....................    2,471,000       2,449,070
     Gtd. Series 2113 Cl. MU
     6.50% 08/15/2027....................    2,160,000       2,166,188
                                                          ------------
                                                            30,762,783
                                                          ------------
 Total U.S. Government Securities (Cost
   $174,251,332).........................                  177,120,089
                                                          ------------
CORPORATE NOTES & BONDS (42.2%)
 INDUSTRIAL (25.1%)
   Adelphia Communications Corp.,
     Series B
     7.50% 01/15/2004....................    2,000,000       1,960,000
   Alcan, Inc.
     7.25% 03/15/2031....................    2,285,000       2,412,914
   Alcoa, Inc.
     6.75% 01/15/2028....................      950,000         955,196
     Series B
     6.50% 06/15/2018....................      975,000         964,772
   Allied Waste North America, Inc.,
     Series B
     10.00% 08/01/2009...................    1,000,000       1,025,000
   American Home Products Corp.
     6.25% 03/15/2006....................    4,100,000       4,265,804
   AmeriSourceBergen Corp. (144A)
     8.125% 09/01/2008...................      500,000         515,000
   Anadarko Finance Co.,
     Series B
     7.50% 05/01/2031....................    3,185,000       3,310,521
   Anheuser-Busch Cos., Inc.
     5.75% 04/01/2010....................    3,800,000       3,777,238
   AOL Time Warner, Inc.
     7.625% 04/15/2031...................    1,925,000       2,037,208
   Ball Corp.
     7.75% 08/01/2006....................      850,000         892,500

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   BP Amoco plc
     5.90% 04/15/2009....................  $ 1,800,000    $  1,795,500
   Buckeye Technologies, Inc.
     8.50% 12/15/2005....................      500,000         482,500
   Burlington Northern Sante Fe Corp.
     7.125% 12/15/2010...................    1,900,000       1,987,248
     6.75% 07/15/2011....................    2,000,000       2,043,400
   Charter Communications Holdings
     L.L.C./Charter Communications
     Holdings Capital Corp.
     8.25% 04/01/2007....................    2,000,000       1,910,000
   Coca-Cola Enterprises, Inc.
     6.75% 01/15/2038....................    1,000,000         997,680
   Cott Beverages, Inc. (144A)
     8.00% 12/15/2011....................      500,000         490,000
   Cox Enterprises, Inc. (144A)
     8.00% 02/15/2007....................      400,000         430,610
   CSC Holdings, Inc.
     7.875% 12/15/2007...................    3,000,000       3,105,870
   Devon Financing Corp., U.L.C. (144A)
     6.875% 09/30/2011...................    3,300,000       3,216,246
   Diageo Capital plc
     6.625% 06/24/2004...................    2,700,000       2,864,619
   Dow Chemical Co.
     7.375% 11/01/2029...................      925,000       1,008,898
   Extended Stay America, Inc.
     9.875% 06/15/2011...................      500,000         518,750
   Federal Express Corp. Pass Thru Trust
     Series 1997-1C
     7.65% 01/15/2014....................    2,030,492       2,062,818
   Harrahs Operating Co., Inc.
     7.875% 12/15/2005...................      500,000         518,750
   HCA-The Healthcare Co.
     6.91% 06/15/2005....................      500,000         502,500
   Heritage Media Corp.
     8.75% 02/15/2006....................    1,750,000       1,754,375
   Honeywell International, Inc.
     7.50% 03/01/2010....................    4,200,000       4,536,941
   Ingles Markets, Inc. (144A)
     8.875% 12/01/2011...................      500,000         492,500
   International Paper Co.
     8.00% 07/08/2003....................    3,925,000       4,178,516
     6.75% 09/01/2011....................    1,095,000       1,102,654
   KB HOME
     8.625% 12/15/2008...................    1,000,000       1,010,000
   Lear Corp., Series B
     7.96% 05/15/2005....................    1,500,000       1,522,295
   Lowe's Cos., Inc.
     6.50% 03/15/2029....................    2,200,000       2,131,892

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   MCI Communications Corp.
     6.125% 04/15/2002...................  $ 4,755,000    $  4,792,041
   Park Place Entertainment Corp.
     9.375% 02/15/2007...................    2,725,000       2,854,438
   Pepsi Bottling Holdings, Inc. (144A)
     5.625% 02/17/2009...................    5,000,000       4,938,750
   Phillips Petroleum Co.
     8.50% 05/25/2005....................    3,625,000       3,990,726
   Pride International, Inc.
     9.375% 05/01/2007...................      500,000         521,875
   SBC Communications, Inc.
     5.75% 05/02/2006....................    3,200,000       3,275,488
   Select Medical Corp.
     9.50% 06/15/2009....................      500,000         498,750
   Sprint Capital Corp. (144A)
     6.00% 01/15/2007....................    3,500,000       3,478,815
   Station Casinos, Inc.
     9.75% 04/15/2007....................    2,000,000       2,035,000
   TCI Communications, Inc.
     7.25% 08/01/2005....................    2,590,000       2,698,262
   Teekay Shipping Corp.
     8.875% 07/15/2011...................    1,000,000       1,030,000
   Time Warner, Inc.
     7.975% 08/15/2004...................    3,875,000       4,214,772
   Toll Corp.
     7.75% 09/15/2007....................    1,000,000         982,500
   Toys "R" Us, Inc. (144A)
     6.875% 08/01/2006...................      955,000         931,994
     7.625% 08/01/2011...................    1,400,000       1,368,248
   Tricon Global Restaurants, Inc.
     8.50% 04/15/2006....................    1,250,000       1,290,625
   Tyco International Group S.A.
     5.875% 11/01/2004...................    3,075,000       3,144,403
     5.80% 08/01/2006....................    1,000,000       1,002,730
   United Rentals, Inc., (144A) Series B
     10.75% 04/15/2008...................    2,000,000       2,130,000
   United Technologies Corp.
     7.125% 11/15/2010...................    3,000,000       3,216,150
   US West Communications, Inc.
     5.625% 11/15/2008...................    3,400,000       3,058,232
   Verizon Global Funding Corp.
     7.25% 12/01/2010....................    2,400,000       2,566,776
                                                          ------------
                                                           116,801,290
                                                          ------------
 FINANCIAL (8.3%)
   Bank of America Corp.
     7.80% 02/15/2010....................    2,700,000       2,953,746
   CIT Group, Inc.
     7.25% 08/15/2005....................    2,400,000       2,533,104
   Citigroup, Inc.
     7.25% 10/01/2010....................    3,500,000       3,754,205

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   Equitable Cos., Inc.
     9.00% 12/15/2004....................  $   980,000    $  1,093,082
   Ford Motor Credit Co.
     6.875% 02/01/2006...................    5,700,000       5,698,005
   Health Care REIT, Inc.
     7.50% 08/15/2007....................      500,000         500,938
   Household Finance Corp.
     6.40% 06/17/2008....................    4,100,000       4,093,850
   Merrill Lynch & Co, Inc.
     Medium Term Notes, Series B
     6.15% 01/26/2006....................    3,700,000       3,856,880
   Simon Property Group L.P.
     6.625% 06/15/2003...................    2,050,000       2,106,929
   Simon Property Group, Inc.
     6.75% 02/09/2004....................    1,035,000       1,057,553
   US Bank N.A.
     6.375% 08/01/2011...................    2,450,000       2,482,046
   Wachovia Corp.
     4.95% 11/01/2006....................    4,330,000       4,252,709
   Wells Fargo Financial, Inc.
     7.60% 05/03/2005....................    3,800,000       4,147,358
                                                          ------------
                                                            38,530,405
                                                          ------------
UTILITIES (5.6%)
   AES Corp.
     10.25% 07/15/2006...................    1,000,000         900,000
   Calpine Corp.
     7.625% 04/15/2006...................      450,000         402,750
     8.75% 07/15/2007....................    1,000,000         905,000
   Coastal Corp.
     7.625% 09/01/2008...................    2,675,000       2,746,770
   El Paso Corp.
     Medium Term Notes
     7.80% 08/01/2031....................    1,600,000       1,586,176
   FPL Group Capital, Inc.
     6.125% 05/15/2007...................    4,200,000       4,255,440
   Kinder Morgan Energy Partners L.P.
     6.75% 3/15/2011.....................    3,250,000       3,262,578
   Pinnacle West Capital Corp.
     6.40% 04/01/2006....................    3,550,000       3,591,109
   Progress Energy, Inc.
     7.75% 03/01/2031....................    2,115,000       2,262,479
   Texas Eastern Transmission, Corp.
     7.30% 12/01/2010....................    1,800,000       1,894,932
   TXU Eastern Funding Co.
     6.45% 05/15/2005....................    4,200,000       4,252,710
                                                          ------------
                                                            26,059,944
                                                          ------------
 INTERNATIONAL (3.2%)
   British Columbia Province
     5.375% 10/29/2008...................    1,900,000       1,893,097

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA FIXED INCOME SECURITIES FUND (CONT.)
DECEMBER 31, 2001
                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   Government of Canada
     5.25% 11/05/2008....................  $ 5,000,000    $  4,975,050
   Kingdom of Spain
     7.00% 07/19/2005....................    3,700,000       3,993,595
   Quebec Province
     7.00% 01/30/2007....................    2,490,000       2,683,672
     7.125% 02/09/2024...................    1,090,000       1,155,836
                                                          ------------
                                                            14,701,250
                                                          ------------
Total Corporate Notes & Bonds
 (Cost $191,307,354).....................                  196,092,889
                                                          ------------
OTHER SECURITIZED LOANS (14.9%)
 ASSET BACKED SECURITIES (7.9%)
   Cityscape Home Loan Owner Trust Series
     1997-4 Cl. A4
     7.44% 10/25/2018....................    2,725,986       2,840,495
   ContiMortgage Home Equity Loan Trust
     Series 1999-3 Cl. A6
     7.68% 12/25/2029....................    2,700,000       2,812,958
   IMC Home Equity Loan Trust Series
     1995-3 Cl. A5
     7.50% 04/25/2026....................    1,000,000       1,035,478
     Series 1997-3 Cl. A6
     7.52% 08/20/2028....................    4,660,000       4,864,459
     Series 1997-5 Cl. A9
     7.31% 11/20/2028....................    5,440,000       5,574,383
   Mellon Residential Funding Corporation
     Series 2001-HEIL Cl. A4
     6.615% 02/25/2021...................    8,020,000       8,226,861
   New Century Home Equity Loan Trust
     Series 1999-NCA Cl. A7
     7.32% 07/25/2029....................    4,084,291       4,269,304
   Oakwood Mortgage Investors, Inc.
     Series 2000-D Cl. A4
     7.40% 07/15/2030....................    5,300,000       5,405,027
   Salomon Brothers Mortgage
     Securities VII, Inc.
     Series 1998-AQ1 Cl. A5
     7.15% 06/25/2028....................    1,860,000       1,919,383
                                                          ------------
                                                            36,948,348
                                                          ------------
COLLATERALIZED MORTGAGE OBLIGATIONS (5.6%)
   *Bear Stearns Mortgage Securities,
     Inc.
     Series 1996-2 Cl
     5.17% 01/28/2025....................    2,794,264       2,623,115

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   CMC Securities Corp. IV
     Series 1997-2 Cl. 1A12
     7.25% 11/25/2027....................  $ 3,950,000    $  4,127,138
   Credit Suisse First Boston Mortgage
     Securities Corp.
     Series 2001-11 Cl. 1A3
     7.00% 06/25/2031....................    2,676,164       2,717,966
   *DLJ Mortgage Acceptance Corp. (144A)
     Series 1999-B Cl. A1
     6.54% 08/28/2029....................    2,925,516       2,888,420
   PNC Mortgage Securities Corp.
     Series 1997-4 Cl. 2PP2
     7.50% 07/25/2027....................    2,288,118       2,327,530
     Series 1998-12 Cl. 4A4
     6.50% 01/25/2029....................    2,713,442       2,779,961
     Series 1999-5 Cl. 2A6
     6.75% 07/25/2029....................    4,501,232       4,621,978
   Structured Asset Securities Corp.
     Series 1999-ALS2 Cl. A2
     6.75% 07/25/2029....................    3,990,263       4,093,190
                                                          ------------
                                                            26,179,298
                                                          ------------
 COMMERCIAL MORTGAGE BACKED SECURITIES (1.4%)
   Commercial Capital Access One, Inc.
     (144A),
     Series 3A Cl. A2
     6.615% 11/15/2028...................    6,450,000       6,595,125
                                                          ------------
Total Other Securitized Loans (Cost
 $67,899,083)............................                   69,722,771
                                                          ------------
REPURCHASE AGREEMENTS (8.0%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $22,335,842. Collateralized 102% by
     U.S. Treasury Strips due 02/15/2002
     to 02/15/2014.......................   22,334,750      22,334,750
   ++Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $15,000,750. Collateralized 102% by
     U.S. Treasury Strips due 05/15/2012
     to 11/15/2026.......................   15,000,000      15,000,000
                                                          ------------
Total Repurchase Agreements
 (Cost $37,334,750)......................                   37,334,750
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


                                                             VALUE
----------------------------------------------------------------------
TOTAL INVESTMENTS (103.1%)
 (Cost $470,792,519).....................                 $480,270,499
OTHER ASSETS LESS LIABILITIES (-3.1%)....                  (14,527,000)
                                                          ------------
NET ASSETS (100.0%)......................                 $465,743,499
                                                          ============

* Variable rate security - the rate reported is the rate in effect as of December 31, 2001.
+ A portion of this security purchased on when-issued basis.
++ A portion of this security was segregated at the custodian to cover a when-issued security.

COLUMBIA NATIONAL MUNICIPAL BOND FUND
DECEMBER 31, 2001
                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
MUNICIPAL BONDS (94.7%)
 ALASKA (3.5%)
   Alaska Municipal Bond Bank Authority
     Series C (Insured Revenue)
     5.50% 09/15/2016........................  $100,000     $   103,716
   Palmer Alaska Valley Hospital Association
     (Insured Revenue)
     5.35% 12/01/2012........................   125,000         127,501
   Alaska Industrial Development & Export
     Authority Snettisham Hydroelectric
     Series 1 Unrefunded Balance (Insured
     Revenue) (AMT)
     5.50% 01/01/2008........................    95,000         100,795
   Alaska Industrial Development & Export
     Authority Snettisham Hydroelectric
     Series 1 (Pre-Refunded) (AMT)
     5.50% 01/01/2008........................     5,000           5,325
   Alaska State Housing Finance Corp. Coll.
     First Series Veterans Mtg. A2 (Insured
     General Obligation) (AMT)
     6.00% 06/01/2015........................   140,000         144,886
                                                            -----------
                                                                482,223
                                                            -----------
 ARIZONA (0.8%)
   Sedona Arizona Certificates of
     Participation
     5.75% 07/01/2007........................   100,000         106,197
                                                            -----------
 COLORADO (0.6%)
   Colorado Housing Financial Authority
     Single Family PG Sub B (Revenue)
     4.875% 04/01/2007.......................    85,000          87,588
                                                            -----------

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
 GEORGIA (1.1%)
   Georgia Municipal Electric Power Revenue
     Series B (Revenue)
     5.50% 01/01/2018........................  $150,000     $   150,357
                                                            -----------
 HAWAII (0.8%)
   Hawaii State Harbor Capital Improvement
     (Insured Revenue) (AMT)
     6.20% 07/01/2008........................   100,000         107,649
                                                            -----------
 IDAHO (1.0%)
   Idaho Health Facilities Authority Bingham
     Memorial Hospital Project (Revenue)
     5.85% 03/01/2019........................   100,000          89,366
   Idaho Student Loan Fund Marketing
     Association, Inc. Series C (Revenue)
     (AMT) 5.60% 04/01/2007..................    45,000          45,800
                                                            -----------
                                                                135,166
                                                            -----------
 ILLINOIS (5.1%)
   Broadview Illinois Tax Increment Revenue
     4.90% 07/01/2006........................    75,000          75,112
   Chicago Illinois Park District Aquarium &
     Museum (Insured General Obligation)
     5.80% 01/01/2018........................   150,000         155,041
   Madison & St. Clair Counties Illinois
     School District #010 Collinsville School
     Building (Insured General Obligation)
     5.50% 02/01/2012........................   250,000         267,560
   Regional Transportation Authority Illinois
     Series A (Insured Revenue)
     6.40% 06/01/2012........................   100,000         113,826
   Will County Illinois Forest Preservation
     District Series B (Insured General
     Obligation)
     0.00% 12/01/2011........................   150,000          92,393
                                                            -----------
                                                                703,932
                                                            -----------
 INDIANA (0.7%)
   Indiana Transportation Financial Authority
     Airport Facilities Lease Series A
     (Revenue)
     5.50% 11/01/2017........................   100,000          99,033
                                                            -----------
 IOWA (1.0%)
   Iowa Finance Authority Single Family
     Mortgage Series A (Insured Revenue)
     5.80% 07/01/2016........................   140,000         143,634
                                                            -----------
 KENTUCKY (0.5%)
   Louisville & Jefferson County Kentucky
     Visitors & Convention Commission Capital
     Appreciation Series BBB (Insured
     Revenue)
     0.00% 12/01/2008........................   100,000          72,001
                                                            -----------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA NATIONAL MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
 LOUISIANA (1.8%)
   East Baton Rouge Parish Louisiana Sales &
     Use Tax Public Improvement Series ST
     (Insured Revenue)
     5.00% 02/01/2015........................  $250,000     $   250,732
                                                            -----------
 MAINE (0.8%)
   Regional Waste System Industry Maine Solid
     Waste Resource Recovery Series Q
     (Revenue) (AMT)
     5.50% 07/01/2004........................   100,000         105,098
                                                            -----------
 MARYLAND (0.7%)
   Maryland State Economic Development Corp.
     Student Housing Collegiate Housing
     Towson Series A (Revenue)
     5.75% 06/01/2029........................   100,000          93,226
                                                            -----------
 MICHIGAN (4.7%)
   Detroit Michigan City School District
     Refunding Series C (Insured General
     Obligation)
     5.25% 05/01/2012........................   175,000         182,718
   Lansing Michigan Board Water & Light Water
     Supply Steam & Electric Utility System
     Series A (Revenue)
     5.00% 07/01/2015........................   260,000         260,031
   Michigan State Hospital Finance Authority
     Ascension Health Credit Series A
     (Insured Revenue)
     6.00% 11/15/2019........................   100,000         103,055
   Michigan State Hospital Finance Authority
     Ascension Health Credit Series A
     (Revenue)
     5.375% 11/15/2033.......................   100,000         103,740
                                                            -----------
                                                                649,544
                                                            -----------
 MISSISSIPPI (2.7%)
   Jones County Mississippi Hospital
     Refunding South Central Regional Medical
     Center (Revenue)
     4.90% 12/01/2004........................   100,000         101,647
   Mississippi Development Bank Special
     Obligation Natchez Convention Center
     Project (Insured Revenue)
     6.50% 07/01/2013........................   230,000         264,159
                                                            -----------
                                                                365,806
                                                            -----------

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
 MISSOURI (1.6%)
   Missouri State Highways & Transit
     Commission State Road Revenues Series A
     (Revenue)
     5.625% 02/01/2012.......................  $200,000     $   214,966
                                                            -----------
 MONTANA (1.5%)
   Whitefish Montana Tax Increment Urban
     Renewal (Revenue)
     6.625% 07/15/2020.......................   200,000         205,194
                                                            -----------
 NEBRASKA (0.7%)
   American Public Energy Agency Nebraska Gas
     Supply Public Gas Agency Project Series
     A (Insured Revenue)
     5.25% 06/01/2011........................   100,000         101,353
                                                            -----------
 NEVADA (1.5%)
   Clark County Nevada Passenger Facility
     Charge Las Vegas McCarran International
     Airport B (Insured Revenue) (AMT)
     6.25% 07/01/2011........................   100,000         103,585
   Clark County Nevada School District Comp
     Interest Series B (Insured General
     Obligation)
     0.00% 06/01/2003........................   100,000          96,213
                                                            -----------
                                                                199,798
                                                            -----------
 NEW YORK (1.9%)
   New York City, New York Series A (General
     Obligation)
     6.00% 05/15/2021........................   250,000         263,155
                                                            -----------
 OHIO (0.9%)
   Oak Hills Ohio Local School District
     (Insured General Obligation)
     7.20% 12/01/2009........................   100,000         118,034
                                                            -----------
 OKLAHOMA (1.6%)
   Okmulgee County Oklahoma 1st Mortgage
     (Insured Revenue)
     6.00% 03/01/2015........................   200,000         213,946
                                                            -----------
 OREGON (22.0%)
   Bend Municipal Airport PJ Series B (AMT)
     (Revenue)
     5.375% 06/01/2013.......................   100,000         102,604
   Benton County Oregon Hospital Facilities
     Authority Refunding Samaritan Health
     Services Project (Revenue)
     4.20% 10/01/2005........................    40,000          40,537
     4.60% 10/01/2009........................    40,000          39,794
   Clackamas County Oregon Limited Tax
     Assessment
     6.25% 05/01/2015........................   200,000         200,712

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
   Clackamas County Hospital Facility
     Authority Refunding Odd Fellows Home
     Series A (Revenue)
     5.875% 09/15/2021.......................  $ 50,000     $    45,648
   Damascus Oregon Water District
     Certificates of Participation
     5.25% 03/01/2019........................   100,000          96,360
   Eugene Oregon Airport (Revenue) (AMT)
     5.50% 05/01/2003........................   100,000         102,877
   Eugene Oregon Trojan Nuclear Project
     (Revenue)
     5.90% 09/01/2009........................    35,000          35,427
   Hillsboro Oregon Hospital Facility
     Authority Refunding Tuality Healthcare
     (Revenue)
     5.25% 10/01/2004........................   150,000         152,938
     Tuality Healthcare (Revenue)
     5.75% 10/01/2012........................    25,000          24,945
   Klamath Community College, Oregon Service
     District (Revenue)
     4.70% 04/01/2010........................    55,000          55,129
     4.80% 04/01/2011........................    25,000          25,058
   Lebanon Urban Renewal Agency
     (Revenue)
     5.625% 06/01/2019.......................   100,000          98,074
   Linn Benton Community College
     (Insured General Obligation)
     0.00% 06/15/2015........................   240,000         118,786
   Oregon Health Sciences University Capital
     Appreciation Series A (Insured Revenue)
     0.00% 07/01/2016........................   370,000         171,447
   Oregon School Boards Association Flexfund
     Financing Program Series E
     5.50% 06/01/2005........................   100,000         100,794
   Oregon State Veterans Welfare Series 75
     (General Obligation)
     5.875% 10/01/2018.......................    30,000          30,797
   Oregon State Housing & Community Services
     Department Single Family Mortgage
     Program Series B (Revenue)
     6.00% 07/01/2012........................    80,000          83,878
   Port of St. Helens Pollution Control
     Portland General Electric Co. Series B
     (Revenue)
     4.80% 06/01/2010........................   105,000          91,210
   Port Umpqua Pollution Control Refunding
     International Paper Co. PJS A (Revenue)
     5.05% 06/01/2009........................   135,000         136,488
   Portland Oregon Housing Authority Pearl
     Court Apartments (Revenue) (AMT)
     5.55% 01/01/2003........................   100,000         100,506

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
   Redmond Oregon Refunding City of Redmond
     Airport Improvement Project (General
     Obligation)
     4.50% 05/01/2007........................  $ 50,000     $    50,740
   Redmond Urban Renewal Agency Downtown Area
     B (Revenue)
     5.65% 06/01/2013........................   100,000         101,072
   Roseburg Oregon Urban Sanitation Authority
     (General Obligation)
     5.40% 09/01/2002........................   100,000         101,971
   Salem Oregon Educational Facilities
     Refunding Willamette University Projects
     (Revenue)
     6.00% 04/01/2010........................   100,000         104,148
     Willamette University Projects (Revenue)
     6.10% 06/01/2016........................   120,000         124,346
   Salem Hospital Facility Authority Capital
     Manor, Inc. (Revenue)
     7.50% 12/01/2024........................   150,000         155,067
   Sunriver Oregon Library County Service
     District (General Obligation)
     5.75% 06/01/2004........................    20,000          21,235
   Washington County Housing Authority
     Multi Family Tualatin Meadows (AMT)
     (Insured Revenue)
     5.90% 11/01/2018........................   100,000         103,341
     Affordable Housing Pool Series A
     (Revenue)
     6.00% 07/01/2020........................   100,000          96,327
   Washington & Clackamas Counties Oregon
     School District #23J Tigard (General
     Obligation)
     0.00% 06/15/2021........................   450,000         152,582
   West Linn Oregon Water System (Revenue)
     6.00% 10/01/2020........................   165,000         164,408
                                                            -----------
                                                              3,029,246
                                                            -----------
 SOUTH CAROLINA (0.8%)
   Piedmont Municipal Power Agency South
     Carolina Electric Unrefunded Balance
     Series A (Insured Revenue)
     6.125% 01/01/2007.......................   100,000         109,262
                                                            -----------
 SOUTH DAKOTA (1.0%)
   South Dakota State Building Authority
     Lease Capital Appreciation Series A
     (Insured Revenue)
     0.00% 12/01/2013........................   250,000         135,978
                                                            -----------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA NATIONAL MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
 TENNESSEE (6.0%)
   Knoxville Tennessee Gas System Series J
     (Revenue)
     5.00% 03/01/2015........................  $250,000     $   249,670
   Lawrenceburg Tennessee Public Building
     Authority Electric System Public Works,
     Series C (Insured General Obligation)
     5.50% 07/01/2016........................   295,000         305,219
   Rhea County Tennessee (Insured General
     Obligation)
     5.00% 04/01/2015........................   275,000         274,634
                                                            -----------
                                                                829,523
                                                            -----------
 TEXAS (14.8%)
   Amarillo Texas Health Facilities Corp.
     Baptist St. Anthonys Hospital Corp.
     (Insured Revenue)
     5.50% 01/01/2013........................   100,000         104,667
   Arlington Texas Independent School
     District Capital Appreciation Refunding
     (Insured General Obligation)
     0.00% 02/15/2007........................   150,000         119,881
   Cleburne Texas Capital Appreciation
     Certificates Obligation (Insured General
     Obligation)
     0.00% 02/15/2017........................   450,000         193,284
   Grand Prairie Texas Sales Tax Series A
     (Insured Revenue)
     5.00% 02/15/2015........................   310,000         308,416
   Harris County Texas Health Facilities de
     Teco Project Series B (Insured Revenue)
     5.70% 02/15/2015........................   150,000         156,333
   Laredo Texas Independent School District
     (Insured General Obligation)
     6.20% 08/01/2010........................   100,000         112,306
   Laredo Texas Sports Venue Sales Tax
     (Insured Revenue)
     5.75% 03/15/2013........................   200,000         211,556
   Lubbock Texas Health Facility Development
     St. Josephs Health System (Revenue)
     5.25% 07/01/2012........................   150,000         151,572
   Magnolia Texas Independent School District
     (Insured General Obligation)
     5.25% 08/15/2017........................   280,000         280,893

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
   North Texas Municipal Water District Texas
     Water System Revenue (Insured Revenue)
     5.00% 09/01/2014........................  $250,000     $   250,813
   West Harris County Texas Municipal Utility
     District #7 Capital Appreciation
     Refunding (Insured General Obligation)
     0.00% 03/01/2009........................   225,000         157,606
                                                            -----------
                                                              2,047,327
                                                            -----------
 WASHINGTON (13.9%)
   Clark County Washington (General
     Obligation)
     5.00% 12/01/2016........................   250,000         247,087
   Grant County Washington Public Utilities
     District #002 Wanapum Hydro Electric
     Refunding Second Series D (Insured
     Revenue)
     5.20% 01/01/2023........................   250,000         242,535
   Jefferson County Washington Public Utility
     District #1 Water & Sewer (Revenue)
     5.25% 05/01/2016........................    50,000          48,802
     5.25% 05/01/2017........................    50,000          48,298
   King County Washington Public Hospital
     District #4 Snoqualmie Valley Hospital
     (General Obligation)
     7.00% 12/01/2011........................   150,000         154,523
   King County Washington School District
     #415 Kent Series B (General Obligation)
     6.00% 12/01/2008........................   100,000         110,001
   Pierce County Washington Housing Authority
     (Revenue)
     5.40% 12/01/2013........................   100,000          94,534
   Port of Grays Harbor Washington (Revenue)
     (AMT)
     6.375% 12/01/2014.......................   150,000         159,713
   Seattle Washington Municipal Light & Power
     (Revenue)
     6.00% 10/01/2016........................   150,000         159,333
   Shelton Washington Water & Sewer (Revenue)
     5.25% 12/01/2018........................    50,000          48,463
   Tacoma Washington Solid Waste Utilities
     Refunding Series B (Insured Revenue)
     6.00% 12/01/2009........................   100,000         110,179
   Thurston County Washington School District
     #401 Rochester (General Obligation)
     4.80% 12/01/2007........................    55,000          55,130
   Toppenish Washington (General Obligation)
     4.60% 12/01/2006........................    65,000          66,873

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                               PRINCIPAL
                                                AMOUNT         VALUE
-----------------------------------------------------------------------
   University of Washington Educational
     Research Properties Lease 4225 Roosevelt
     Project Series A (Revenue)
     5.375% 06/01/2029.......................  $100,000     $    97,695
   Washington State Certificates
     Participation Department General
     Administration
     5.40% 07/01/2013........................   100,000         103,105
   Washington State Public Power Supply
     System Nuclear Project #1 Refunding
     Series A (Revenue)
     6.00% 07/01/2005........................   100,000         107,809
     System Nuclear Project #2 Refunding
     Series A (Revenue)
     5.00% 07/01/2011........................    50,000          50,524
   Yakima County Washington School District
     #119 Selah (Insured General Obligation)
     5.00% 12/01/2006........................    10,000          10,552
                                                            -----------
                                                              1,915,156
                                                            -----------
 WYOMING (0.7%)
   Wyoming Municipal Power Agency Power
     Supply Refunding Series 1998 (Insured
     Revenue)
     5.25% 01/01/2011........................   100,000         104,045
                                                            -----------
 Total Municipal Bonds
   (Cost $12,915,208)........................                13,039,169
                                                            -----------
TAX EXEMPT MONEY MARKET INVESTMENT (4.1%)
 SEI Tax Exempt Trust
   (Cost $567,399)...........................   567,399         567,399
                                                            -----------
TOTAL INVESTMENTS (98.8%)
 (Cost $13,482,607)..........................                13,606,568
OTHER ASSETS LESS LIABILITIES (1.2%).........                   162,278
                                                            -----------
NET ASSETS (100.0%)..........................               $13,768,846
                                                            ===========

COLUMBIA OREGON MUNICIPAL BOND FUND
DECEMBER 31, 2001
                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
GENERAL OBLIGATION BONDS (34.6%)
 STATE OF OREGON GENERAL OBLIGATION (4.6%)
   Board of Higher Education Deferred
     Interest Series A
     0.00% 08/01/2014....................  $  490,000    $      257,593
     0.00% 08/01/2017....................   1,050,000           455,889
     Refunding Series B
     6.25% 10/15/2012....................     740,000           762,156
   Elderly & Disabled Housing Refunding
     Series B
     6.25% 08/01/2013....................   1,000,000         1,041,860
     Series B
     4.95% 08/01/2020....................   1,000,000           966,850
   Veteran's Welfare Series 80A
     5.70% 10/01/2032....................   5,610,000         5,765,733
   Alternate Energy PJ, Series D
     5.00% 01/01/2028....................   1,125,000         1,077,795
   Pollution Control Series C
     5.90% 06/01/2014....................     615,000           624,040
   Veteran's Welfare
     9.00% 04/01/2004....................     280,000           315,745
     8.25% 07/01/2005....................     545,000           630,554
     7.25% 01/01/2007....................   1,530,000         1,752,554
     9.20% 04/01/2007....................   2,390,000         2,961,521
     8.25% 07/01/2007....................     540,000           649,701
     7.30% 01/01/2008....................     445,000           516,850
     8.00% 01/01/2008....................   1,275,000         1,525,474
     7.30% 07/01/2008....................   1,170,000         1,372,749
     8.00% 07/01/2008....................     580,000           702,270
     9.20% 10/01/2008....................     385,000           495,695
     5.85% 10/01/2015....................     825,000           853,314
                                                         --------------
                                                             22,728,343
                                                         --------------
 GENERAL OBLIGATION (15.4%)
   Aurora
     5.60% 06/01/2024....................   1,205,000         1,176,357
   Canyonville South Umpqua Rural Fire
     District
     5.40% 07/01/2031....................     610,000           602,137
   Clackamas & Washington Counties School
     District #3JT West Linn/ Wilsonville
     5.875% 10/01/2009...................   2,550,000         2,611,634
   Clackamas County School District #086
     6.00% 06/15/2016....................   2,350,000         2,540,938
   Clackamas County School District #7J
     Lake Oswego Series A
     5.70% 06/15/2010....................   2,735,000         2,835,183

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA OREGON MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
     Lake Oswego
     5.375% 06/01/2015...................  $2,450,000    $    2,541,189
     5.375% 06/01/2016...................   1,295,000         1,333,332
     5.375% 06/01/2017...................   2,535,000         2,598,527
   Clackamas County School District #108
     5.375% 06/15/2015...................   1,055,000         1,088,771
   Clatsop County School District #001
     Astoria
     5.50% 06/15/2019....................   1,000,000         1,026,580
   Coos Bay
     4.90% 09/01/2007....................   2,800,000         2,917,068
   Douglas County School District #4
     Roseburg
     4.90% 12/15/2011....................     415,000           426,587
     5.00% 12/15/2012....................     500,000           513,525
     5.15% 12/15/2014....................     540,000           553,716
   Eugene Public Safety Facilities
     5.50% 06/01/2010....................     850,000           885,309
     5.625% 06/01/2013...................   1,295,000         1,344,171
   Jackson County School District #009
     Eagle Point
     5.625% 06/15/2015...................   1,920,000         2,032,243
   Lane & Douglas Counties School
     District #45J3
     6.00% 06/15/2014....................   1,000,000         1,090,680
     6.00% 06/15/2015....................   1,100,000         1,194,149
     6.00% 06/15/2016....................   1,230,000         1,326,395
     6.00% 06/15/2017....................   1,375,000         1,479,789
   Metro Washington Park Zoo Series A
     5.30% 01/15/2011....................   1,000,000         1,034,390
   Multnomah County Refunding
     4.30% 10/01/2011....................   1,110,000         1,087,756
   Multnomah-Clackamas Counties School
     District #10JT Gresham
     5.25% 06/01/2017....................   1,620,000         1,629,283
   Port of Portland Series A
     0.00% 03/01/2007....................   3,010,000         2,414,351
   Portland Community College District
     0.00% 07/01/2007....................   2,025,000         1,601,411
     Series A
     5.375% 06/01/2016...................   2,705,000         2,783,012
     5.375% 06/01/2017...................   2,540,000         2,599,817
     5.375% 06/01/2014...................   1,925,000         2,012,934

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Portland Ltd. Tax Series B
     0.00% 06/01/2020....................  $1,000,000    $      364,450
     0.00% 06/01/2012....................   1,750,000         1,038,117
     0.00% 06/01/2013....................   1,500,000           837,900
     0.00% 06/01/2014....................   1,000,000           527,630
     0.00% 06/01/2016....................   2,500,000         1,161,925
     0.00% 06/01/2018....................   4,000,000         1,647,680
     0.00% 06/01/2019....................   4,000,000         1,547,800
   Portland Parks Refunding Series A
     5.00% 06/01/2015....................   3,950,000         3,982,666
   Portland Public Improvements Series A
     5.75% 06/01/2014....................   1,095,000         1,131,923
   Washington & Clackamas Counties School
     District #23J Tigard
     0.00% 06/15/2018....................   2,700,000         1,097,469
     School District #23J Tigard Deferred
     Interest Series A
     0.00% 06/01/2010....................   1,520,000         1,009,006
     School District #23J Tigard
       Refunding
     5.40% 01/01/2010....................   1,720,000         1,770,809
   Washington County
     5.50% 06/01/2016....................   2,785,000         2,895,481
   Washington County Refunding Criminal
     Justice Facilities
     5.00% 12/01/2010....................   1,400,000         1,443,680
   Washington County School District #48J
     Beaverton
     5.125% 01/01/2014...................   2,000,000         2,047,440
     5.125% 01/01/2017...................   1,820,000         1,831,411
     5.125% 01/01/2018...................   2,260,000         2,264,430
   Washington, Multnomah & Yamhill
     Counties School District #1J
     5.25% 06/01/2014....................     500,000           513,870
     5.00% 11/01/2013....................   1,375,000         1,410,282
                                                         --------------
                                                             75,805,203
                                                         --------------
 INSURED GENERAL OBLIGATION (14.6%)
   Chemeketa Community College District
     Series B
     5.60% 06/01/2014....................   1,180,000         1,222,291
   Clackamas & Washington Counties School
     District #3JT
     5.00% 06/01/2016....................     700,000           696,955
   Clackamas County Community College
     5.25% 06/15/2015....................   1,500,000         1,533,990
   Clackamas County School District #12
     North Clackamas
     5.25% 06/01/2011....................   1,000,000         1,040,400
     4.80% 06/01/2018....................   3,840,000         3,658,714
     5.25% 06/01/2015....................   2,750,000         2,793,670

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Clatsop County Administrative School
     District #10
     5.875% 07/01/2012...................  $  630,000    $      639,204
   Columbia County School District #502
     Deferred Interest
     0.00% 06/01/2007....................     260,000           206,344
     0.00% 06/01/2012....................   1,530,000           908,529
     0.00% 06/01/2013....................   1,685,000           947,560
     0.00% 06/01/2014....................   1,025,000           543,455
   Deschutes County School District #1
     Series A
     5.50% 06/15/2018....................   1,000,000         1,028,410
   Hood River County School District
     5.65% 06/01/2008....................   1,020,000         1,084,770
   Josephine County School District #7
     Grants Pass
     5.70% 06/01/2013....................   2,000,000         2,085,160
   Lane & Douglas Counties School
     District #97J
     5.30% 06/15/2015....................   1,155,000         1,184,961
     District #45J3
     6.00% 06/15/2013....................   1,610,000         1,761,871
   Lane County School District #19
     Springfield Refunding
     6.00% 10/15/2012....................   1,740,000         1,941,335
     6.00% 10/15/2014....................   1,310,000         1,462,458
     District #52 Bethel
     6.25% 12/01/2007....................     580,000           639,607
     6.40% 12/01/2009....................     750,000           828,173
   Lincoln County School District
     5.60% 06/15/2010....................   3,480,000         3,717,788
     6.00% 06/15/2007....................   1,855,000         2,032,616
     6.00% 06/15/2008....................   1,450,000         1,596,813
   Linn Benton Community College
     0.00% 06/15/2013....................   1,000,000           559,990
     0.00% 06/15/2015....................   1,000,000           494,940
   Linn County Community School District
     #9 Lebanon
     0.00% 06/15/2021....................   1,000,000           913,920
     0.00% 06/15/2015....................     710,000           650,878
   Marion County Certificates of
     Participation Courthouse Square
     Project Series A
     4.40% 06/01/2010....................     430,000           426,762
   Marion County School District #103C
     Woodburn Series B
     0.00% 11/01/2006....................   2,000,000         1,651,180
     0.00% 11/01/2007....................   2,000,000         1,559,400
     0.00% 11/01/2009....................   2,500,000         1,737,600
     0.00% 11/01/2011....................   2,210,000         1,373,382

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Multnomah County
     District #3 Parkrose
     5.50% 12/01/2010....................  $  895,000    $      946,409
     5.50% 12/01/2011....................   1,000,000         1,055,590
     5.70% 12/01/2008....................   1,330,000         1,423,419
     5.70% 12/01/2009....................   1,970,000         2,112,076
     School District #7 Reynolds
     5.00% 06/15/2018....................   1,000,000           989,870
   Multnomah-Clackamas Counties
     Centennial School District #28-302
     5.375% 06/15/2016...................   2,055,000         2,102,060
     5.375% 06/15/2017...................   2,280,000         2,315,066
     5.375% 06/15/2018...................   2,490,000         2,524,586
   Northern Oregon Corrections
     5.25% 09/15/2012....................   1,000,000         1,026,900
     5.30% 09/15/2013....................   1,000,000         1,022,340
   Salem-Keizer School District #24J
     5.00% 06/01/2015....................   1,000,000         1,005,470
   State Department Administrative
     Services Certificate of
     Participation Refunding Series A
     4.50% 05/01/2012....................   1,020,000         1,007,056
     5.00% 05/01/2013....................   4,240,000         4,289,142
     5.00% 05/01/2014....................   1,000,000         1,008,170
     5.00% 05/01/2024....................   1,000,000           958,410
   Tillamook County
     5.70% 01/15/2016....................     700,000           720,671
   Umpqua Community College District
     4.70% 06/01/2014....................     525,000           516,080
   Washington County School
     District #088J Sherwood
     4.50% 06/15/2014....................     350,000           336,938
     District #088J Sherwood Unrefunded
     6.10% 06/01/2012....................     185,000           197,621
     District #15 Forest Grove
     5.25% 06/01/2010....................   1,000,000         1,051,450
     5.25% 08/01/2010....................   1,150,000         1,202,475
   Washington County School District #48J
     Beaverton
     5.10% 06/01/2012....................     500,000           511,115
   Yamhill County School District #40
     6.00% 06/01/2009....................     500,000           552,455
                                                         --------------
                                                             71,798,495
                                                         --------------
Total General Obligation Bonds
 (Cost $167,535,659).....................                   170,332,041
                                                         --------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA OREGON MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
REVENUE BONDS (55.0%)
 OREGON REVENUE (34.3%)
   Albany Hospital Facility Authority
     Mennonite Home
     5.625% 10/01/2017...................  $  635,000    $      570,414
   Bend Municipal Airport PJ
     Series B (AMT)
     5.375% 06/01/2013...................     150,000           153,906
   Benton County Hospital Facilities
     Authority Refunding Samaritan Health
     Services Project
     4.30% 10/01/2006....................     230,000           232,169
     4.40% 10/01/2007....................     220,000           220,546
     4.80% 10/01/2011....................     245,000           245,585
     5.20% 10/01/2017....................   2,255,000         2,173,910
   Clackamas County Hospital Facility
     Authority Willamette View, Inc.
     Project Series A
     6.85% 11/01/2015....................   1,580,000         1,666,078
     Authority Legacy Health System
     5.375% 02/15/2012...................   3,135,000         3,249,835
     5.50% 02/15/2014....................   2,385,000         2,454,332
     5.00% 02/15/2015....................   1,400,000         1,376,578
     5.50% 02/15/2013....................   5,450,000         5,646,254
     4.60% 05/01/2010....................     885,000           876,699
     5.00% 02/15/2016....................   1,000,000           977,620
     Authority Robison Jewish Home
     Project
     6.25% 10/01/2021....................   1,630,000         1,587,832
     Authority GNMA Collateral Jennings
     Lodge
     7.50% 10/20/2031....................   1,030,000         1,043,802
     Authority Refunding Odd Fellows Home
     Series A
     5.50% 09/15/2008....................   1,380,000         1,356,719
     5.875% 09/15/2021...................   3,015,000         2,752,605
     Authority Refunding Willamette View,
     Inc. Project
     6.00% 11/01/2008....................     670,000           672,727
     Authority Willamette Falls Hospital
     Project
     5.75% 04/01/2014....................   1,005,000           984,227
     6.00% 04/01/2019....................   1,750,000         1,714,125
     Kaiser Permanente Series A
     5.375% 04/01/2014...................   7,085,000         7,182,773

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
     Refunding Kaiser Permanente Series A
     6.50% 04/01/2011....................  $1,000,000    $    1,015,210
     Authority Refunding Legacy Health
     System
     5.00% 05/01/2006....................   2,285,000         2,374,618
     Refunding Odd Fellows Home Series A
     5.70% 09/15/2013....................     600,000           584,940
   Clackamas County Housing Authority
     Multifamily Housing Easton Ridge
     Series A
     5.80% 12/01/2016....................   2,255,000         2,314,780
   Clatsop Care Center Health District
     Senior Housing
     6.875% 08/01/2028...................     500,000           497,200
   Deschutes County Hospital Facility
     Authority
     5.75% 01/01/2009....................   1,670,000         1,727,732
   Deschutes Valley Water District
     5.875% 09/01/2005...................   3,010,000         3,225,516
   Eugene Airport Refunding (AMT)
     5.50% 05/01/2005....................     260,000           269,636
     5.65% 05/01/2006....................     240,000           249,559
     5.65% 05/01/2007....................     555,000           573,304
     5.70% 05/01/2008....................     515,000           531,686
   Gresham Sewer
     5.35% 06/01/2006....................     860,000           883,091
   Gresham Stormwater
     6.10% 10/01/2009....................   1,115,000         1,166,000
   Hillsboro Hospital Facility Authority
     Tuality Healthcare
     5.75% 10/01/2012....................   6,060,000         6,046,729
   Lebanon Urban Renewal Agency
     5.625% 06/01/2019...................   1,000,000           980,740
   Lebanon Wastewater Refunding
     5.75% 06/01/2011....................   1,225,000         1,266,405
   Multnomah County Educational
     Facilities University of Portland
     Project
     5.70% 04/01/2015....................   1,000,000         1,019,070
   Myrtle Point Water
     6.00% 12/01/2020....................     510,000           508,184
   North Clackamas Parks & Recreation
     District Facilities
     5.70% 04/01/2013....................   2,920,000         3,166,594

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Northern Wasco County People's Utility
     District Electric
     0.00% 02/01/2006....................  $  610,000    $      505,373
     0.00% 02/01/2007....................     585,000           448,993
     0.00% 02/01/2008....................     610,000           435,375
     0.00% 02/01/2011....................     500,000           287,585
   Oregon Health, Housing, Educational &
     Cultural Facilities Authority
     Linfield College Project Series A
     5.50% 10/01/2018....................   1,000,000           969,910
     4.55% 10/01/2008....................     525,000           517,718
     4.65% 10/01/2009....................     555,000           541,924
     Goodwill Industries Lane County
     Series A
     6.65% 11/15/2022....................   4,050,000         3,976,654
     Reed College Project Series A
     5.30% 07/01/2011....................     500,000           515,145
     Authority/Aquarium
     4.75% 10/01/2008....................   1,550,000         1,413,259
     4.90% 10/01/2009....................     670,000           608,414
   Oregon Housing & Community Services
     Department Mortgage Single Family
     Program Series A (AMT)
     6.20% 07/01/2027....................   3,700,000         3,777,626
     Department Single Family Mortgage
     Program Series D
     6.70% 07/01/2013....................   1,000,000         1,017,030
     Department Housing Finance Assisted
     Insured Multi-Unit B
     6.80% 07/01/2013....................   8,360,000         8,502,705
     Department Mortgage Single Family
     Program Series F (AMT)
     5.65% 07/01/2028....................   1,225,000         1,229,447
     Department Mortgage Single Family
     Series F MBIA IBC (AMT)
     5.65% 07/01/2028....................     915,000           919,429
     Department Mortgage Single Family
     Project Series E
     5.375% 07/01/2021...................   3,975,000         4,017,652
     Department Mortgage Single Family
     Program Series A
     4.85% 07/01/2010....................     310,000           317,806
     Mountain Shadows Apts. B-1
     6.25% 12/01/2005....................   4,000,000         4,078,640
     Department Single Family Mortgage
     Program Series L (AMT)
     5.90% 07/01/2031....................   4,220,000         4,260,090
   Oregon Housing Financial
     5.80% 07/01/2009....................     285,000           286,627

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Oregon State Health, Housing,
     Educational & Cultural Facilities
     Authority St. Anthony Village
     Housing Series A (AMT)
     7.25% 06/01/2028....................  $1,500,000    $    1,480,455
   Oregon State Housing & Community
     Services Department Multifamily
     Housing Series B (AMT)
     6.00% 07/01/2031....................   6,935,000         7,090,067
     Department Single Family Mortgage
     Program Series L
     6.05% 07/01/2020....................   2,550,000         2,632,008
     Department Mortgage Series M (AMT)
     5.80% 07/01/2012....................     825,000           860,582
     Department Single Family Mortgage
     Series G (AMT)
     5.70% 07/01/2032....................   1,250,000         1,251,737
     Department Single Family Mortgage
     Program Series E
     5.80% 07/01/2014....................   1,080,000         1,125,511
     Department Single Family Housing
     Program Series B (AMT)
     5.25% 07/01/2030....................   1,000,000           951,810
     Department Single Family Mortgage
     Program Series J
     5.15% 07/01/2024....................   2,845,000         2,742,239
     Department Single Family Mortgage
     Program Series E
     5.70% 07/01/2012....................   1,210,000         1,271,734
     6.00% 07/01/2020....................   3,000,000         3,093,990
     Department Single Family Mortgage
     Program Series Q
     4.70% 07/01/2015....................     820,000           794,498
     4.90% 07/01/2017....................     805,000           765,547
   Port Morrow
     6.70% 06/01/2020....................   2,000,000         1,978,580
   Port of St. Helens
     5.60% 08/01/2014....................     315,000           316,515
     5.75% 08/01/2019....................     425,000           427,027
   Port of St. Helens Pollution Control
     Portland General Electric Co. Series
     A
     4.80% 04/01/2010....................   5,195,000         4,520,533
     Series B
     4.80% 06/01/2010....................   3,500,000         3,040,345
   Port Umpqua Pollution Control
     Refunding International Paper Co.
     Projects Series A
     5.05% 06/01/2009....................     300,000           303,306

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA OREGON MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Portland Housing Authority Multifamily
     Housing Senior Lien Civic Apartments
     Series A
     5.60% 01/01/2018....................  $1,240,000    $    1,267,813
   Portland Housing Authority Refunding
     Pooled Housing Series A
     5.00% 01/01/2019....................   3,600,000         3,445,020
     4.50% 01/01/2009....................     660,000           669,491
   Portland Hydroelectric Power
     6.80% 10/01/2004....................     465,000           466,116
   Powell Valley Water District
     6.00% 02/01/2015....................     620,000           627,087
   Prineville Sewer First Lien
     6.50% 07/01/2004....................     385,000           410,341
   Redmond Urban Renewal Agency Downtown
     Area B
     5.65% 06/01/2013....................     720,000           727,718
     5.85% 06/01/2019....................     785,000           793,337
     Refunding South Airport Industrial
     Area A
     5.70% 06/01/2019....................     650,000           630,864
   Reedsport Water
     7.00% 10/01/2014....................     520,000           543,977
   Salem Hospital Facility Authority
     5.00% 08/15/2018....................   2,000,000         1,914,220
     5.25% 08/15/2014....................   2,900,000         2,940,803
     Capital Manor, Inc.
     7.50% 12/01/2024....................     905,000           935,571
   Sheridan Water
     6.20% 05/01/2015....................     625,000           642,975
     6.45% 05/01/2020....................     520,000           533,770
   Sheridan Water Refunding
     5.35% 04/01/2018....................     300,000           291,042
   South Fork Water Board First Lien
     5.45% 02/01/2014....................   1,300,000         1,310,114
   Umatilla County Hospital Facility
     Authority Catholic Health
     Initiatives Series A
     6.00% 12/01/2030....................   4,825,000         4,962,995
     5.75% 12/01/2020....................     530,000           541,798
   Veneta Urban Renewal Agency
     5.375% 02/15/2016...................     500,000           490,380
     5.625% 02/15/2021...................   1,100,000         1,077,725
   Washington County Housing Authority
     Affordable Housing Series A
     6.00% 07/01/2020....................   2,000,000         1,926,540
     6.00% 07/01/2023....................   1,745,000         1,654,347

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
     Multifamily Bethany Meadows Project
     (AMT)
     6.25% 08/01/2010....................  $  850,000    $      850,501
     Affordable Housing Series B
     5.75% 07/01/2023....................     340,000           322,929
                                                         --------------
                                                            168,791,090
                                                         --------------
 INSURED REVENUE (20.7%)
   Clackamas County Health Facility
     Authority Refunding Adventist Health
     A
     6.35% 03/01/2009....................   1,525,000         1,564,635
   Emerald Peoples Utilities District
     7.20% 11/01/2006....................     630,000           728,532
     7.35% 11/01/2010....................   2,160,000         2,604,917
     7.35% 11/01/2011....................   2,000,000         2,438,800
     7.35% 11/01/2012....................   2,490,000         3,065,389
     7.35% 11/01/2013....................   2,675,000         3,278,748
   Eugene Electric Utilities System
     Series B
     5.00% 08/01/2023....................     525,000           511,466
     4.55% 08/01/2010....................     600,000           600,024
     4.65% 08/01/2011....................     375,000           375,019
     5.00% 08/01/2018....................   1,000,000         1,000,000
   Eugene Electric Utility Refunding
     System Series B
     5.25% 08/01/2013....................   1,040,000         1,075,870
   Marion County Certificates of
     Participation Courthouse Square
     Project Series A
     4.60% 06/01/2012....................     355,000           353,381
   Medford Hospital Facilities Authority
     Asante Health System Series A
     5.25% 08/15/2008....................   1,645,000         1,730,063
     5.25% 08/15/2011....................     800,000           827,880
     5.25% 08/15/2010....................   1,500,000         1,561,065
   Multnomah County Educational
     Facilities Refunding University of
     Portland Project
     5.00% 04/01/2011....................   1,150,000         1,177,968
     5.75% 04/01/2010....................   2,000,000         2,160,240
   Ontario Catholic Health Holy Rosary
     Medical Center
     5.50% 11/15/2012....................   1,500,000         1,547,280
   Oregon Department of Administrative
     Services Certificates Participation
     Series A
     5.30% 05/01/2008....................     750,000           793,658
     5.70% 05/01/2015....................   1,000,000         1,035,300

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
     Series B
     5.50% 11/01/2011....................  $1,635,000    $    1,717,518
     5.00% 11/01/2013....................   1,000,000         1,009,630
     Series C
     5.50% 05/01/2011....................   2,000,000         2,093,060
     5.75% 05/01/2017....................   2,000,000         2,115,160
   Oregon Department of General Services
     Certificates Participation Series C
     5.80% 03/01/2015....................     840,000           861,798
   Oregon Health, Housing, Educational &
     Cultural Facilities Authority Reed
     College Project Series A
     5.10% 07/01/2010....................     900,000           937,278
   Oregon Health Sciences University
     Capital Appreciation Insured Series
     A
     0.00% 07/01/2021....................  12,285,000         4,178,988
     Series A
     0.00% 07/01/2009....................   1,530,000         1,079,966
     0.00% 07/01/2012....................   1,315,000           781,610
     0.00% 07/01/2014....................   2,495,000         1,317,235
     0.00% 07/01/2015....................   4,325,000         2,141,264
   Oregon Health, Housing, Educational &
     Cultural Facilities Authority Lewis
     & Clark College
     6.00% 10/01/2013....................     965,000         1,046,099
   Oregon Housing & Community Services
     Department Single Family Mortgage
     Project Series J (AMT)
     5.75% 07/01/2029....................   8,985,000         9,050,141
   Oregon State Department Administrative
     Services Lottery Education Project
     5.25% 04/01/2013....................   1,500,000         1,546,605
     Education Project Series A
     5.25% 04/01/2011....................   4,000,000         4,176,960
     Series A
     5.00% 04/01/2014....................   2,705,000         2,741,409
   Oregon State Economic Development Dove
     Lewis 24 Hour Emergency Animal
     Hospital
     7.00% 12/01/2019....................   1,470,000         1,520,377
   Oregon Health, Housing, Educational &
     Cultural Facility Peacehealth
     5.00% 11/15/2032....................   2,500,000         2,350,850
   Port of Portland Airport Portland
     International Airport Series 11
     (AMT)
     5.625% 07/01/2013...................   1,000,000         1,024,670
     Refunding Series 12B
     5.25% 07/01/2012....................   1,000,000         1,019,010

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
     Series A
     5.50% 07/01/2024....................  $8,000,000    $    7,959,280
   Portland Arena Gas Tax
     0.00% 06/01/2016....................   1,100,000           472,736
     0.00% 06/01/2017....................   2,320,000           930,018
   Portland Gas Tax Series A
     5.80% 06/01/2016....................   1,625,000         1,704,528
   Portland Housing Authority Multifamily
     Housing Lovejoy Station Apartments
     Project (AMT)
     5.90% 07/01/2023....................   1,000,000         1,029,710
   Portland Sewer System Series A
     4.50% 06/01/2018....................   3,030,000         2,751,907
   Salem Water & Sewer
     5.30% 06/01/2015....................   1,500,000         1,531,740
   Tri-County Metropolitan Transportation
     District Series 1
     5.40% 06/01/2019....................   4,200,000         4,244,940
   Tualatin Hills Park & Recreation
     District
     5.75% 03/01/2014....................     990,000         1,073,605
   Washington County Housing Authority
     Multifamily Tualatin Meadows (AMT)
     5.90% 11/01/2018....................   1,000,000         1,033,410
   Washington County Unified Sewer Agency
     5.50% 10/01/2016....................   1,250,000         1,282,287
     Series A
     0.00% 10/01/2007....................   4,835,000         3,783,194
   Western Lane Hospital District
     Facility Authority Refunding Sisters
     St. Joseph Peace
     5.625% 08/01/2007...................   2,460,000         2,605,607
                                                         --------------
                                                            101,542,825
                                                         --------------
Total Revenue Bonds
 (Cost $267,517,690).....................                   270,333,915
                                                         --------------
 PRE-REFUNDED BONDS (2.7%)
   Eugene Electric Utility Refunding
     5.80% 08/01/2008....................   1,435,000         1,469,512
     5.80% 08/01/2009....................   1,300,000         1,331,265
     6.00% 08/01/2011....................   1,375,000         1,409,636
   Grants Pass Urban Renewal Agency Tax
     Increment
     6.125% 08/01/2012...................     755,000           758,775
   Linn County Community School District
     #9 Lebanon
     6.125% 06/15/2014...................   1,410,000         1,582,133
   Oregon City Sewer
     6.50% 10/01/2007....................     500,000           544,155

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA OREGON MUNICIPAL BOND FUND (CONT.)
DECEMBER 31, 2001
                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
   Oregon Department of Administrative
     Services Certificates Participation
     Series A
     6.00% 05/01/2012....................  $2,695,000    $    2,990,129
     6.25% 05/01/2018....................   1,000,000         1,136,180
     5.75% 05/01/2020....................   1,500,000         1,576,470
   Yamhill County School District #40
     Prerefunded
     5.35% 06/01/2010....................     500,000           534,775
                                                         --------------
Total Pre-Refunded Bonds
 (Cost $12,586,919)......................                    13,333,030
                                                         --------------
OTHER BONDS (2.9%)
   Hood River Urban Renewal Agency
     6.25% 12/15/2011....................   1,250,000         1,328,750
   Lebanon Urban Renewal
     5.75% 06/01/2015....................   1,120,000         1,110,278
     6.00% 06/01/2020....................   1,580,000         1,574,438
   Lebanon Special Obligation Refunding
     Lease Water
     5.40% 10/01/2013....................     755,000           759,130
   Medford Urban Renewal Agency
     5.875% 09/01/2010...................     500,000           522,385
   Multnomah County Certificate of
     Participation
     4.55% 08/01/2010....................   1,000,000         1,005,730
   Portland Airport Way Urban Renewal &
     Redevelopment Tax Increment Series C
     5.90% 06/01/2006....................     860,000           887,684
   Portland Urban Renewal & Redevelopment
     Convention Center, Series A
     5.75% 06/15/2017....................   1,500,000         1,584,285
     5.75% 06/15/2018....................   2,050,000         2,163,591
     Unrefunded Balance, Series L
     6.40% 06/01/2008....................   1,695,000         1,712,848
   Seaside Urban Renewal Agency Greater
     Seaside
     5.25% 06/01/2015....................   1,000,000           965,080
   Wilsonville Limited Tax Improvement
     5.00% 12/01/2020....................     540,000           541,669
                                                         --------------
Total Other Bonds
 (Cost $13,858,787)......................                    14,155,868
                                                         --------------

                                           PRINCIPAL
                                             AMOUNT          VALUE
-----------------------------------------------------------------------
U.S. TERRITORIES (0.6%)
   Guam Housing Corporation Single Family
     Mortgage Backed Securities, Series A
     (AMT)
     5.75% 09/01/2031....................  $  175,000    $      175,730
   Puerto Rico Housing Finance Corp.
     Multifamily Mortgage Portfolio A1
     7.50% 04/01/2022....................   1,355,000         1,360,840
   Virgin Islands Public Finance
     Authority Unrefunded Balance, Series
     A
     7.30% 10/01/2018....................   1,185,000         1,463,060
                                                         --------------
Total U.S. Territories Bonds
 (Cost $2,919,181).......................                     2,999,630
                                                         --------------
TAX EXEMPT MONEY MARKET INVESTMENT (3.3%)
 SEI Tax Exempt Trust
   (Cost $16,101,852)....................  16,101,852        16,101,852
                                                         --------------
TOTAL INVESTMENTS (99.1%)
 (Cost $480,520,088).....................                   487,256,336
OTHER ASSETS LESS LIABILITIES (0.9%).....                     4,381,537
                                                         --------------
NET ASSETS (100.0%)......................                $  491,637,873
                                                         ==============

COLUMBIA HIGH YIELD FUND
DECEMBER 31, 2001
                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
CORPORATE NOTES & BONDS (89.8%)
 AUTOMOTIVE/AUTO PARTS (5.7%)
   American Axle & Manufacturing, Inc.
     Senior Subordinated Notes
     9.75% 03/01/2009....................  $ 5,700,000    $  5,842,500
   Collins & Aikman Products (144A)
     Senior Notes
     10.75% 12/31/2011...................    1,500,000       1,511,250
   Lear Corp.
     Senior Notes, Series B
     7.96% 05/15/2005....................    6,250,000       6,342,894
                                                          ------------
                                                            13,696,644
                                                          ------------
 BROADCASTING (1.7%)
   Radio One, Inc.
     Senior Subordinated Notes, Series B
     8.875% 07/01/2011...................    3,975,000       4,094,250
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 CABLE TV (9.9%)
   Adelphia Communications Corp.
     Senior Discount Notes
     0.00% 03/15/2003....................  $   400,000    $    356,000
     Senior Notes, Series B
     10.50% 07/15/2004...................    3,250,000       3,266,250
     Senior Notes
     9.50% 03/01/2005....................    1,500,000       1,477,500
     10.25% 11/01/2006...................      500,000         505,000
   Charter Communications Holdings
     L.L.C./Charter Communications
     Holdings Capital Corp.
     Senior Notes
     10.75% 10/01/2009...................    3,000,000       3,135,000
     Senior Discount Notes
     0.00% 01/15/2005....................    2,500,000       1,775,000
   CSC Holdings, Inc.
     Senior Notes
     7.875% 12/15/2007...................    4,750,000       4,917,628
     Senior Debentures, Series B
     8.125% 08/15/2009...................      475,000         489,468
   Mediacom L.L.C./Mediacom
     Capital Corp.
     Senior Notes
     9.50% 01/15/2013....................    5,500,000       5,706,250
   Rogers Cablesystems Ltd.
     Notes
     9.625% 08/01/2002...................      490,000         504,087
     Senior Secured Second Priority
     Debentures
     10.00% 12/01/2007...................      500,000         535,000
   Rogers Communications, Inc.
     Senior Notes
     8.875% 07/15/2007...................    1,000,000       1,017,500
                                                          ------------
                                                            23,684,683
                                                          ------------
 CAPITAL GOODS (2.4%)
   United Rentals, Inc.
     Senior Subordinated Notes, Series B
     9.50% 06/01/2008....................      500,000         502,500
     8.80% 08/15/2008....................    1,425,000       1,396,500
     Senior Notes, Series B
     9.25% 01/15/2009....................    3,700,000       3,681,500
                                                          ------------
                                                             5,580,500
                                                          ------------
 CONSUMER PRODUCTS (5.1%)
   Hasbro, Inc.
     Senior Notes
     8.50% 03/15/2006....................      650,000         663,000
     Notes
     6.15% 07/15/2008....................    4,000,000       3,640,000

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
   Pennzoil-Quaker State Co. (144A)
     Senior Notes
     10.00% 11/01/2008...................  $ 4,405,000    $  4,625,250
   The Scotts Co.
     Senior Subordinated Notes
     8.625% 01/15/2009...................    3,225,000       3,305,625
                                                          ------------
                                                            12,233,875
                                                          ------------
 DIVERSIFIED MEDIA (3.5%)
   Fox/Liberty Networks L.L.C.
     Senior Notes
     8.875% 08/15/2007...................    2,750,000       2,860,000
   Heritage Media Corp.
     Senior Subordinated Notes
     8.75% 02/15/2006....................    1,500,000       1,503,750
   Lamar Media Corp.
     Senior Subordinated Notes
     9.625% 12/01/2006...................    2,250,000       2,359,688
     9.25% 08/15/2007....................    1,000,000       1,050,000
     8.625% 09/15/2007...................      500,000         517,500
                                                          ------------
                                                             8,290,938
                                                          ------------
 ELECTRIC (4.4%)
   AES Corp.
     Senior Subordinated Notes
     10.25% 07/15/2006...................    4,300,000       3,870,000
     Notes
     8.75% 06/15/2008....................    2,000,000       1,760,000
   Calpine Corp.
     Senior Notes
     7.625% 04/15/2006...................    3,000,000       2,685,000
     8.75% 07/15/2007....................    2,500,000       2,262,500
                                                          ------------
                                                            10,577,500
                                                          ------------
 ENERGY (4.7%)
   El Paso Energy Partners L.P.
     Senior Subordinated Notes, Series B
     8.50% 06/01/2011....................    4,500,000       4,567,500
   Pride International, Inc.
     Senior Notes
     9.375% 05/01/2007...................    1,500,000       1,565,625
     10.00% 06/01/2009...................    1,000,000       1,090,000
   Vintage Petroleum, Inc.
     Senior Subordinated Notes
     9.75% 06/30/2009....................    3,700,000       3,922,000
                                                          ------------
                                                            11,145,125
                                                          ------------
 ENVIRONMENTAL (2.5%)
   Allied Waste North America, Inc.
     Senior Subordinated Notes, Series B
     10.00% 08/01/2009...................    5,750,000       5,893,750
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA HIGH YIELD FUND (CONT.)
DECEMBER 31, 2001
                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 GAMING (6.1%)
   Harrahs Operating Co., Inc.
     Senior Subordinated Notes
     7.875% 12/15/2005...................  $ 2,750,000    $  2,853,125
     Notes
     7.125% 06/01/2007...................    3,030,000       3,069,532
   International Game Technology
     Senior Notes
     7.875% 05/15/2004...................    1,000,000       1,032,500
   Park Place Entertainment Corp.
     Senior Subordinated Notes
     9.375% 02/15/2007...................    5,000,000       5,237,500
   Station Casinos, Inc.
     Senior Subordinated Notes
     9.75% 04/15/2007....................    2,250,000       2,289,375
                                                          ------------
                                                            14,482,032
                                                          ------------
 HEALTH CARE (9.6%)
   AdvancePCS
     Senior Notes
     8.50% 04/01/2008....................    3,500,000       3,657,500
   AmeriSourceBergen Corp. (144A)
     Senior Notes
     8.125% 09/01/2008...................    4,000,000       4,120,000
   HCA-The Healthcare Co.
     Notes
     6.91% 06/15/2005....................    2,000,000       2,010,000
     7.00% 07/01/2007....................    1,000,000       1,005,000
   Omnicare, Inc.
     Senior Subordinated Notes, Series B
     8.125% 03/15/2011...................    4,500,000       4,629,375
   Select Medical Corp.
     Senior Subordinated Notes
     9.50% 06/15/2009....................    4,000,000       3,990,000
   Triad Hospitals, Inc.
     Senior Notes, Series B
     8.75% 05/01/2009....................    3,450,000       3,605,250
                                                          ------------
                                                            23,017,125
                                                          ------------

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 HOMEBUILDERS (4.7%)
   KB HOME
     Senior Subordinated Notes
     8.625% 12/15/2008...................  $ 5,000,000    $  5,050,000
   Toll Corp.
     Senior Subordinated Notes
     8.75% 11/15/2006....................    1,750,000       1,776,250
     7.75% 09/15/2007....................    2,000,000       1,965,000
     8.125% 02/01/2009...................    1,000,000         987,500
     8.00% 05/01/2009....................      500,000         490,000
     8.25% 02/01/2011....................    1,000,000         997,500
                                                          ------------
                                                            11,266,250
                                                          ------------
 HOTELS (3.4%)
   Extended Stay America, Inc.
     Senior Subordinated Notes
     9.875% 06/15/2011...................    5,000,000       5,187,500
   Meristar Hospitality Corp.
     Senior Notes
     9.00% 01/15/2008....................    3,000,000       2,865,000
                                                          ------------
                                                             8,052,500
                                                          ------------
 LEISURE (2.1%)
   Six Flags, Inc.
     Senior Notes
     9.75% 06/15/2007....................    1,000,000       1,010,000
     9.50% 02/01/2009....................    2,750,000       2,774,063
     Senior Discount Notes
     0.00% 04/01/2008....................    1,500,000       1,286,250
                                                          ------------
                                                             5,070,313
                                                          ------------
 NON-FOOD & DRUG RETAIL (1.1%)
   *Flooring America, Inc.
     Senior Subordinated Notes, Series B
     12.75% 10/15/2002...................      869,500          43,475
   United Stationers Supply Co.
     Senior Subordinated Notes
     8.375% 04/15/2008...................    2,530,000       2,564,787
                                                          ------------
                                                             2,608,262
                                                          ------------
 PACKAGING (4.0%)
   Ball Corp.
     Senior Subordinated Notes
     8.25% 08/01/2008....................    4,250,000       4,483,750
   Silgan Holdings, Inc.
     Senior Subordinated Debentures 9.00%
     06/01/2009..........................    5,103,000       5,154,030
                                                          ------------
                                                             9,637,780
                                                          ------------

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 PAPER/FOREST PRODUCTS (0.6%)
   Buckeye Technologies, Inc.
     Senior Subordinated Notes
     8.50% 12/15/2005....................  $ 1,500,000    $  1,447,500
                                                          ------------
 REAL ESTATE INVESTMENT TRUSTS (REITS) (1.7%)
   Health Care REIT, Inc.
     Senior Notes
     7.50% 08/15/2007....................    4,000,000       4,007,504
                                                          ------------
 RESTAURANTS (2.2%)
   Tricon Global Restaurants, Inc.
     Senior Notes
     7.45% 05/15/2005....................    5,250,000       5,355,000
                                                          ------------
 SERVICES (1.8%)
   Iron Mountain, Inc.
     Senior Subordinated Notes
     8.25% 07/01/2011....................    1,000,000       1,020,000
     8.75% 09/30/2009....................      750,000         783,750
     Senior Unsecured Notes
     8.625% 04/01/2013...................    1,000,000       1,030,000
   Pierce Leahy Corp.
     Senior Subordinated Notes
     9.125% 07/15/2007...................    1,500,000       1,582,500
                                                          ------------
                                                             4,416,250
                                                          ------------
 SHIPPING (2.5%)
   Teekay Shipping Corp.
     Senior Notes
     8.875% 07/15/2011...................    5,725,000       5,896,750
                                                          ------------
 FOOD & DRUG RETAIL (5.9%)
   Cott Beverages, Inc. (144A)
     Senior Subordinated Notes
     8.00% 12/15/2011....................    2,950,000       2,891,000
      Great Atlantic & Pacific Tea Co., Inc., The
     Senior Notes
     9.125% 12/15/2011...................    3,000,000       3,022,500
   Ingles Markets, Inc. (144A)
     Bonds
     8.875% 12/01/2011...................    2,500,000       2,462,500
   Winn-Dixie Stores, Inc.
     Senior Notes
     8.875% 04/01/2008...................    6,000,000       5,715,000
                                                          ------------
                                                            14,091,000
                                                          ------------

                                            PRINCIPAL
                                             AMOUNT          VALUE
----------------------------------------------------------------------
 TELECOMMUNICATIONS (4.2%)
   Crown Castle International Corp.
     Senior Notes
     10.75% 08/01/2011...................  $ 5,500,000    $  5,376,250
   Nextel Communications, Inc.
     Senior Notes
     9.375% 11/15/2009...................    6,000,000       4,650,000
                                                          ------------
                                                            10,026,250
                                                          ------------
Total Corporate Notes & Bonds
 (Cost $215,190,111).....................                  214,571,781
                                                          ------------
REPURCHASE AGREEMENTS (8.0%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $11,647,420. Collateralized 102% by
     U.S. Treasury Strips due
     02/15/2002 to 02/15/2014............   11,646,851      11,646,851
   Merrill Lynch
     1.83% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $7,600,380. Collateralized 102% by
     U.S. Treasury Strips due
     05/15/2012 to 11/15/2026............    7,600,000       7,600,000
                                                          ------------
Total Repurchase Agreements
 (Cost $19,246,851)......................                   19,246,851
                                                          ------------
TOTAL INVESTMENTS (97.8%)
 (Cost $234,436,962).....................                  233,818,632
OTHER ASSETS LESS LIABILITIES (2.2%).....                    5,175,209
                                                          ------------
NET ASSETS (100.0%)......................                 $238,993,841
                                                          ============

* Flooring America, Inc., filed a bankruptcy petition for reorganization on June 15, 2000. Effective on that date, interest is not being accrued.

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

COLUMBIA DAILY INCOME COMPANY
DECEMBER 31, 2001
                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
U.S. GOVERNMENT SECURITIES (13.2%)
   U.S. Treasury Bill
     2.16% 01/17/2002...................  $15,000,000    $   14,984,700
   Fannie Mae
     6.625% 01/15/2002..................   15,800,000        15,827,245
     5.375% 03/15/2002..................   33,500,000        33,709,275
   Federal Home Loan Bank
     6.75% 02/15/2002...................   18,730,000        18,808,800
     6.75% 02/15/2002...................   13,700,000        13,772,968
     6.75% 05/01/2002...................   18,000,000        18,288,919
   Freddie Mac
     2.24% 01/25/2002...................   25,000,000        24,961,111
   *Sallie Mae
     1.902% 04/18/2002..................   25,000,000        25,000,000
                                                         --------------
Total U.S. Government Securities
 (Cost $165,353,018)....................                    165,353,018
                                                         --------------
COMMERCIAL PAPER (86.7%)
   Abbey National N.A.
     2.22% 01/22/2002...................   14,000,000        13,981,007
     1.89% 02/04/2002...................   26,000,000        25,952,225
   American Express Credit Corp.
     1.81% 04/30/2002...................   11,000,000        10,933,633
     1.86% 01/31/2002...................   20,000,000        19,967,967
   American General Corp.
     2.07% 01/24/2002...................   20,000,000        19,972,400
   American Honda Finance Corp.
     1.76% 01/17/2002...................   11,500,000        11,490,442
     2.06% 02/20/2002...................   10,000,000         9,970,817
     2.02% 02/22/2002...................   14,000,000        13,958,366
   Bank One Corp.
     1.98% 01/28/2002...................   27,000,000        26,958,420
   Bank of America Corp.
     1.76% 01/29/2002...................   22,000,000        21,968,809
   Barclays U.S. Funding Corp.
     2.095% 01/04/2002..................   27,000,000        26,993,715
     1.79% 01/08/2002...................   18,000,000        17,992,840
   Becton Dickinson & Co.
     1.82% 01/07/2002...................   12,000,000        11,995,753
   BP America, Inc.
     1.78% 03/19/2002...................   22,000,000        21,915,153
   Caterpillar Financial Services Corp.
     1.90% 01/07/2002...................    8,700,000         8,696,786
     2.21% 02/13/2002...................   15,000,000        14,959,483
     1.86% 03/06/2002...................   10,000,000         9,966,417
   Chevron UK Investment plc
     2.01% 03/14/2002...................   25,000,000        24,898,104
     1.84% 04/03/2002...................   15,000,000        14,928,700

                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   CIT Group, Inc.
     2.22% 02/28/2002...................  $12,000,000    $   11,956,340
   Citicorp
     1.89% 01/07/2002...................    4,000,000         3,998,530
     1.78% 01/09/2002...................   15,500,000        15,493,102
     1.84% 01/16/2002...................   10,000,000         9,991,822
     1.80% 01/10/2002...................   13,500,000        13,493,250
   Coca-Cola Co.
     1.78% 01/14/2002...................    7,000,000         6,995,154
     1.76% 02/07/2002...................   30,000,000        29,944,267
   Deutsche Bank Financial, Inc.
     1.805% 04/08/2002..................   25,000,000        24,877,160
   General Electric Capital Corp.
     1.81% 03/29/2002...................   10,000,000         9,955,756
   General Electric Capital Services
     2.08% 01/03/2002...................   18,000,000        17,996,880
     2.22% 01/23/2002...................   10,000,000         9,985,817
   Goldman Sachs Group, Inc.
     2.50% 01/04/2002...................    4,800,000         4,798,667
     3.22% 01/15/2002...................   15,000,000        14,979,875
     1.95% 01/14/2002...................   17,000,000        16,987,108
   Household Finance Corp.
     2.11% 01/28/2002...................   13,000,000        12,978,666
     1.80% 02/07/2002...................    7,000,000         6,986,700
     2.31% 02/08/2002...................   23,000,000        22,942,443
   IBM Credit Corp.
     1.76% 01/10/2002...................   22,000,000        21,989,244
   Idaho Power Co.
     1.86% 01/22/2002...................   12,000,000        11,986,360
     1.90% 01/22/2002...................    6,000,000         5,993,033
     1.85% 01/25/2002...................   10,000,000         9,987,153
   John Deere Capital Corp.
     2.12% 01/18/2002...................   20,000,000        19,978,800
     2.22% 01/24/2002...................   25,000,000        24,963,000
   JP Morgan Chase & Co.
     1.86% 02/11/2002...................   20,000,000        19,956,600
   Kraft Foods, Inc.
     1.84% 01/07/2002...................   11,800,000        11,795,778
     1.90% 01/30/2002...................   28,700,000        28,654,558
     1.98% 01/31/2002...................   12,000,000        11,979,540
   Lubrizol Corp.
     2.01% 01/29/2002...................   23,000,000        22,962,759
   McGraw-Hill Cos.
     2.00% 03/12/2002...................   18,000,000        17,929,000
     1.78% 02/14/2002...................   13,881,000        13,850,115
   MetLife Funding, Inc.
     2.12% 01/23/2002...................   20,000,000        19,972,911
     2.05% 02/05/2002...................   15,279,000        15,248,667

                 See Accompanying Notes to Financial Statements

                            SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
   Morgan Stanley Dean Witter & Co.
     1.87% 01/17/2002...................  $10,000,000    $    9,991,169
     2.03% 01/25/2002...................   18,000,000        17,974,625
     2.35% 01/11/2002...................   15,000,000        14,989,229
   National Rural Utilities Cooperative
     Finance Corp.
     2.03% 01/18/2002...................   10,835,000        10,824,002
     1.83% 02/05/2002...................   12,000,000        11,978,040
     2.04% 01/16/2002...................   20,000,000        19,981,867
   Pitney Bowes, Inc.
     1.90% 01/11/2002...................   20,000,000        19,988,389
   Texaco, Inc.
     1.91% 02/07/2002...................    5,600,000         5,588,710
   Tyco Capital Corp.
     1.79% 02/06/2002...................   30,000,000        29,944,808
   UBS Finance, Inc
     1.73% 02/14/2002...................   38,500,000        38,416,744
   USAA Capital Corp.
     1.90% 01/04/2002...................   10,000,000         9,997,889
     1.75% 02/20/2002...................   12,000,000        11,970,250
   Verizon Network Funding
     2.03% 01/02/2002...................   26,000,000        25,997,068
     1.83% 01/18/2002...................    8,600,000         8,592,131
   Walgreen Co.
     1.83% 01/15/2002...................   22,000,000        21,983,225
   Washington Gas Light Co.
     2.07% 01/03/2002...................   10,000,000         9,998,275
                                                         --------------
Total Commercial Paper (Cost
 $1,087,326,513)........................                  1,087,326,513
                                                         --------------

                                           PRINCIPAL
                                            AMOUNT           VALUE
-----------------------------------------------------------------------
REPURCHASE AGREEMENT (0.7%)
   J.P. Morgan Securities, Inc.
     1.78% Dated 12/31/2001, due
     01/02/2002 in the amount of
     $8,491,620. Collateralized 102% by
     U.S. Treasury Strips due 02/15/2002
     to 02/15/2014
     (Cost $8,491,205)..................  $ 8,491,205    $    8,491,205
                                                         --------------
TOTAL INVESTMENTS (100.6%)
 (Cost $1,261,170,736)..................                  1,261,170,736
OTHER ASSETS LESS LIABILITIES (-0.6%)...                     (7,635,539)
                                                         --------------
NET ASSETS (100.0%).....................                 $1,253,535,197
                                                         ==============

* Floating rate note whose interest rate is reset periodically based on an index. The interest rate shown reflects the rate at December 31, 2001.

                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------
COLUMBIA FUNDS
DECEMBER 31, 2001
(IN THOUSANDS, EXCEPT NET ASSET VALUE)

                                                     COMMON                         INTERNATIONAL
                                                     STOCK           GROWTH             STOCK            SPECIAL        SMALL CAP
                                                      FUND            FUND              FUND              FUND            FUND
                                                    --------       ----------         --------          ---------       ---------
ASSETS:
 Investments, at cost........................       $587,765       $1,095,360         $135,255          $ 655,698       $ 538,505
 Investments, at cost -- federal income tax
   purposes..................................       $593,464       $1,133,670         $136,009          $ 674,586       $ 542,611
---------------------------------------------       --------       ----------         --------          ---------       ---------
 Investments.................................       $649,690       $1,274,288         $132,438          $ 772,281       $ 582,217
 Repurchase agreements.......................        30,446            61,028            5,021              5,325          49,117
                                                    --------       ----------         --------          ---------       ---------
 Total investments, at value.................       680,136         1,335,316          137,459            777,606         631,334
 Cash........................................            --                --               41                 --              --
 Receivable for:
   Investments sold..........................         6,122             7,057              189             17,746           2,561
   Capital stock sold........................           840               698               59                660           2,575
   Interest..................................            36                72               64                 27              75
   Dividends.................................           631               873              215                 49              43
   Expense reimbursement.....................            --                --               --                 --              --
                                                    --------       ----------         --------          ---------       ---------
 Total assets................................       687,765         1,344,016          138,027            796,088         636,588
                                                    --------       ----------         --------          ---------       ---------
LIABILITIES:
 Payable for:
   Investments purchased.....................         3,639             5,329               --              2,110          11,800
   Capital stock redeemed....................         2,157            11,864            2,153              7,087           6,150
   Dividends and distributions...............            42                --               --                 --              --
   Litigation................................            --                --               --                 --              --
   Investment management fee.................           346               647              115                606             496
   Transfer agent fees and expenses..........            74               125               43                 75              46
   Other accrued expenses....................           110               207               90                139             130
                                                    --------       ----------         --------          ---------       ---------
 Total liabilities...........................         6,368            18,172            2,401             10,017          18,622
                                                    --------       ----------         --------          ---------       ---------
NET ASSETS...................................       $681,397       $1,325,844         $135,626          $ 786,071       $ 617,966
                                                    ========       ==========         ========          =========       =========
NET ASSETS consist of:
 Paid-in capital.............................       $650,302       $1,286,739         $161,907          $ 802,290       $ 647,392
 Undistributed net investment income
   (loss)....................................             7                --             (298)                --              --
 Undistributed net realized gain (accumulated
   losses) from investment transactions......       (61,283)         (200,851)         (28,187)          (138,127)       (122,255)
 Unrealized appreciation (depreciation) on
   investments...............................        92,371           239,956            2,204            121,908          92,829
                                                    --------       ----------         --------          ---------       ---------
NET ASSETS...................................       $681,397       $1,325,844         $135,626          $ 786,071       $ 617,966
                                                    ========       ==========         ========          =========       =========
SHARES OF CAPITAL STOCK OUTSTANDING..........        34,117            42,294           11,271             40,114          27,832
                                                    ========       ==========         ========          =========       =========
NET ASSET VALUE, OFFERING AND REDEMPTION
 PRICE PER SHARE.............................       $ 19.97        $    31.35         $  12.03          $   19.60       $   22.20
                                                    ========       ==========         ========          =========       =========

                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------


                                                      REAL ESTATE                STRATEGIC                SHORT TERM
                                                        EQUITY      TECHNOLOGY     VALUE      BALANCED       BOND
                                                         FUND          FUND        FUND         FUND         FUND
                                                       --------      -------     --------    ----------    -------
ASSETS:
 Investments, at cost........................          $554,431      $ 9,552     $123,637    $  915,779    $65,851
 Investments, at cost -- federal income tax
   purposes..................................          $550,521      $10,155     $124,061    $  921,788    $65,851
---------------------------------------------          --------      -------     --------    ----------    -------
 Investments.................................          $561,696      $10,073     $112,544    $  943,761    $57,934
 Repurchase agreements.......................            58,539          621       26,355        58,611      8,573
                                                       --------      -------     --------    ----------    -------
 Total investments, at value.................           620,235       10,694      138,899     1,002,372     66,507
 Cash........................................                --           --           --            --         --
 Receivable for:
   Investments sold..........................                --          161        1,500         4,814         --
   Capital stock sold........................             1,471           65          881           663        132
   Interest..................................               126           --           37         5,159        603
   Dividends.................................             2,424            1          102           550         --
   Expense reimbursement.....................                --           10           --            --          5
                                                       --------      -------     --------    ----------    -------
 Total assets................................           624,256       10,931      141,419     1,013,558     67,247
                                                       --------      -------     --------    ----------    -------
LIABILITIES:
 Payable for:
   Investments purchased.....................                --          296          582        22,803      4,053
   Capital stock redeemed....................             2,050          216        1,177         6,278        196
   Dividends and distributions...............                94           --            3            93          9
   Litigation................................                --           --           --            --         --
   Investment management fee.................               384            9           84           417         26
   Transfer agent fees and expenses..........                21            6           13            78         10
   Other accrued expenses....................               117           19           56           140         23
                                                       --------      -------     --------    ----------    -------
 Total liabilities...........................             2,666          546        1,915        29,809      4,317
                                                       --------      -------     --------    ----------    -------
NET ASSETS...................................          $621,590      $10,385     $139,504    $  983,749    $62,930
                                                       ========      =======     ========    ==========    =======
NET ASSETS consist of:
 Paid-in capital.............................          $565,108      $14,240     $124,291    $  973,021    $62,256
 Undistributed net investment income
   (loss)....................................                --           --            1          (423)        --
 Undistributed net realized gain (accumulated
   losses) from investment transactions......            (9,322)      (4,997)         (50)      (75,442)        18
 Unrealized appreciation (depreciation) on
   investments...............................            65,804        1,142       15,262        86,593        656
                                                       --------      -------     --------    ----------    -------
NET ASSETS...................................          $621,590      $10,385     $139,504    $  983,749    $62,930
                                                       ========      =======     ========    ==========    =======
SHARES OF CAPITAL STOCK OUTSTANDING..........            34,460        1,693        9,607        47,587      7,362
                                                       ========      =======     ========    ==========    =======
NET ASSET VALUE, OFFERING AND REDEMPTION
 PRICE PER SHARE.............................          $  18.04      $  6.13     $  14.52    $    20.67    $  8.55
                                                       ========      =======     ========    ==========    =======

                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

                                                        FIXED      NATIONAL     OREGON                   COLUMBIA
                                                        INCOME     MUNICIPAL   MUNICIPAL                  DAILY
                                                      SECURITIES     BOND        BOND      HIGH YIELD     INCOME
                                                         FUND        FUND        FUND         FUND       COMPANY
                                                       --------     -------    --------     --------    ----------
ASSETS:
 Investments, at cost........................          $470,793     $13,483    $480,520     $234,437    $1,261,171
 Investments, at cost -- federal income tax
   purposes..................................          $471,620     $13,481    $480,386     $234,878    $1,261,171
---------------------------------------------          --------     -------    --------     --------    ----------
 Investments.................................          $442,935     $13,607    $487,256     $214,572    $1,252,680
 Repurchase agreements.......................            37,335          --          --       19,247         8,491
                                                       --------     -------    --------     --------    ----------
 Total investments, at value.................           480,270      13,607     487,256      233,819     1,261,171
 Cash........................................                --          --          --           --         4,000
 Receivable for:
   Investments sold..........................             2,127          --          --           --            --
   Capital stock sold........................               271          --         212        1,495         3,429
   Interest..................................             5,794         199       6,430        4,814         2,144
   Dividends.................................                --          --          --           --            --
   Expense reimbursement.....................                --           7          --           --            --
                                                       --------     -------    --------     --------    ----------
 Total assets................................           488,462      13,813     493,898      240,128     1,270,744
                                                       --------     -------    --------     --------    ----------
LIABILITIES:
 Payable for:
   Investments purchased.....................            18,940          --          --           --            --
   Capital stock redeemed....................             3,370          20       1,613          696        16,425
   Dividends and distributions...............               110           4         383           54            --
   Litigation................................                --          --          --          178            --
   Investment management fee.................               198           6         205          124           498
   Transfer agent fees and expenses..........                34           3          12           11            93
   Other accrued expenses....................                67          11          47           71           193
                                                       --------     -------    --------     --------    ----------
 Total liabilities...........................            22,719          44       2,260        1,134        17,209
                                                       --------     -------    --------     --------    ----------
NET ASSETS...................................          $465,743     $13,769    $491,638     $238,994    $1,253,535
                                                       ========     =======    ========     ========    ==========
NET ASSETS consist of:
 Paid-in capital.............................          $465,897     $13,652    $483,454     $249,781    $1,253,535
 Undistributed net investment income
   (loss)....................................              (569)         (2)         17         (280)           --
 Undistributed net realized gain (accumulated
   losses) from investment transactions......            (9,062)         (5)      1,431       (9,889)           --
 Unrealized appreciation (depreciation) on
   investments...............................             9,477         124       6,736         (618)           --
                                                       --------     -------    --------     --------    ----------
NET ASSETS...................................          $465,743     $13,769    $491,638     $238,994    $1,253,535
                                                       ========     =======    ========     ========    ==========
SHARES OF CAPITAL STOCK OUTSTANDING..........            35,232       1,410      40,696       26,945     1,253,535
                                                       ========     =======    ========     ========    ==========
NET ASSET VALUE, OFFERING AND REDEMPTION
 PRICE PER SHARE.............................          $  13.22     $  9.77    $  12.08     $   8.87    $     1.00
                                                       ========     =======    ========     ========    ==========

                 See Accompanying Notes to Financial Statements

                            STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
COLUMBIA FUNDS
FOR THE YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS)

                                                     COMMON                         INTERNATIONAL
                                                      STOCK          GROWTH             STOCK            SPECIAL        SMALL CAP
                                                      FUND            FUND              FUND              FUND            FUND
                                                    ---------       ---------         --------          ---------       --------
NET INVESTMENT INCOME:
 Income:
   Interest..................................       $    812        $   1,421         $    322          $   3,413       $   1,831
   Dividends.................................          7,461            8,369            2,470              1,678             832
   Foreign withholding tax on dividend
    income...................................             --               --             (312)                --              --
                                                    ---------       ---------         --------          ---------       ---------
    Total income.............................          8,273            9,790            2,480              5,091           2,663
                                                    ---------       ---------         --------          ---------       ---------
 Expenses:
   Investment management fees................          4,439            8,378            1,535              7,791           5,138
   Transfer agent fees and expenses..........            892            1,536              533                933             536
   Shareholder servicing fees................            239              218               20                262             340
   Postage, printing, and other..............            176              481               99                234             134
   Custodian fees............................             67              101              133                 77              91
   Registration and filing fees..............             33               44               28                 38              61
   Legal, insurance, and audit fees..........             39               50               43                 45              38
   Director fees.............................              7               15                1                  8               5
                                                    ---------       ---------         --------          ---------       ---------
    Total expenses...........................          5,892           10,823            2,392              9,388           6,343
   Fees paid indirectly......................            (12)             (27)              (8)               (17)            (10)
   Expense reimbursements....................             --               --               --                 --              --
                                                    ---------       ---------         --------          ---------       ---------
    Net expenses.............................          5,880           10,796            2,384              9,371           6,333
                                                    ---------       ---------         --------          ---------       ---------
 Net investment income (loss)................          2,393           (1,006)              96             (4,280)         (3,670)
                                                    ---------       ---------         --------          ---------       ---------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS:
 Net realized gain (loss) from:
   Investment transactions...................        (53,094)        (197,533)         (24,968)          (128,113)       (102,071)
   Foreign currency transactions.............             --               --             (487)                --              --
                                                    ---------       ---------         --------          ---------       ---------
    Net realized gain (loss).................        (53,094)        (197,533)         (25,455)          (128,113)       (102,071)
                                                    ---------       ---------         --------          ---------       ---------
 Change in net unrealized appreciation or
   depreciation on:
   Investments...............................       (104,551)        (197,526)          (6,997)          (102,085)         29,412
   Translation of assets and liabilities in
    foreign currencies.......................             --               --              (38)                --              --
                                                    ---------       ---------         --------          ---------       ---------
    Change in net unrealized appreciation or
      depreciation...........................       (104,551)        (197,526)          (7,035)          (102,085)         29,412
                                                    ---------       ---------         --------          ---------       ---------
    Net realized and unrealized gain (loss)
      on investments.........................       (157,645)        (395,059)         (32,490)          (230,198)        (72,659)
                                                    ---------       ---------         --------          ---------       ---------
NET INCREASE (DECREASE) RESULTING FROM
 OPERATIONS..................................       $(155,252)      $(396,065)        $(32,394)         $(234,478)      $ (76,329)
                                                    =========       =========         ========          =========       =========

                 See Accompanying Notes to Financial Statements

                            STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                      REAL ESTATE                STRATEGIC               SHORT TERM
                                                        EQUITY      TECHNOLOGY     VALUE     BALANCED       BOND
                                                         FUND          FUND        FUND        FUND         FUND
                                                        -------       -----        ----      --------      ------
NET INVESTMENT INCOME:
 Income:
   Interest..................................           $ 1,334      $    40      $   426    $ 28,696      $2,738
   Dividends.................................            26,702            4          903       6,110          --
   Foreign withholding tax on dividend
    income...................................                --           --           --          --          --
                                                        -------      -------      -------    ---------     ------
    Total income.............................            28,036           44        1,329      34,806       2,738
                                                        -------      -------      -------    ---------     ------
 Expenses:
   Investment management fees................             3,753          103          544       5,192         228
   Transfer agent fees and expenses..........               246           72          111         955         110
   Shareholder servicing fees................               504           16           26         429          10
   Postage, printing, and other..............               104           19           31         220          17
   Custodian fees............................                39           34           39          88           7
   Registration and filing fees..............                79           20           39          31          18
   Legal, insurance, and audit fees..........                29           26           26          46          24
   Director fees.............................                 5           --            1          10          --
                                                        -------      -------      -------    ---------     ------
    Total expenses...........................             4,759          290          817       6,971         414
   Fees paid indirectly......................                (7)          (1)          (2)        (14)         (2)
   Expense reimbursements....................                --         (116)          --          --         (71)
                                                        -------      -------      -------    ---------     ------
    Net expenses.............................             4,752          173          815       6,957         341
                                                        -------      -------      -------    ---------     ------
 Net investment income (loss)................            23,284         (129)         514      27,849       2,397
                                                        -------      -------      -------    ---------     ------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS:
 Net realized gain (loss) from:
   Investment transactions...................            (6,108)      (4,782)         (39)    (61,040)        623
   Foreign currency transactions.............                --           --           --          --          --
                                                        -------      -------      -------    ---------     ------
    Net realized gain (loss).................            (6,108)      (4,782)         (39)    (61,040)        623
                                                        -------      -------      -------    ---------     ------
 Change in net unrealized appreciation or
   depreciation on:
   Investments...............................            11,519        1,380       14,414     (51,965)         94
   Translation of assets and liabilities in
    foreign currencies.......................                --           --           --          --          --
                                                        -------      -------      -------    ---------     ------
    Change in net unrealized appreciation or
      depreciation...........................            11,519        1,380       14,414     (51,965)         94
                                                        -------      -------      -------    ---------     ------
    Net realized and unrealized gain (loss)
      on investments.........................             5,411       (3,402)      14,375    (113,005)        717
                                                        -------      -------      -------    ---------     ------
NET INCREASE (DECREASE) RESULTING FROM
 OPERATIONS..................................           $28,695      $(3,531)     $14,889    $(85,156)     $3,114
                                                        =======      =======      =======    =========     ======

                 See Accompanying Notes to Financial Statements

                            STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                        FIXED      NATIONAL     OREGON                  COLUMBIA
                                                        INCOME     MUNICIPAL   MUNICIPAL                 DAILY
                                                      SECURITIES     BOND        BOND      HIGH YIELD    INCOME
                                                         FUND        FUND        FUND         FUND      COMPANY
                                                       -------      ------      -------     -------     -------
NET INVESTMENT INCOME:
 Income:
   Interest..................................          $27,819       $ 609      $24,962     $15,134     $52,623
   Dividends.................................               --          --           --          --          --
   Foreign withholding tax on dividend
    income...................................               --          --           --          --          --
                                                       -------       -----      -------     -------     -------
    Total income.............................           27,819         609       24,962      15,134      52,623
                                                       -------       -----      -------     -------     -------
 Expenses:
   Investment management fees................            2,158          60        2,395       1,089       5,765
   Transfer agent fees and expenses..........              386          42          154         137       1,089
   Shareholder servicing fees................              121          --           37         161           5
   Postage, printing, and other..............               82          14           72          48         292
   Custodian fees............................               38           2           28          21         209
   Registration and filing fees..............               37          12           14          60          46
   Legal, insurance, and audit fees..........               34          26           43          33          45
   Director fees.............................                4          --            5           2          12
                                                       -------       -----      -------     -------     -------
    Total expenses...........................            2,860         156        2,748       1,551       7,463
   Fees paid indirectly......................               (7)         --           (4)         (3)        (70)
   Expense reimbursements....................               --         (78)          --          --          --
                                                       -------       -----      -------     -------     -------
    Net expenses.............................            2,853          78        2,744       1,548       7,393
                                                       -------       -----      -------     -------     -------
 Net investment income (loss)................           24,966         531       22,218      13,586      45,230
                                                       -------       -----      -------     -------     -------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS:
 Net realized gain (loss) from:
   Investment transactions...................            6,420          83        2,447      (6,979)         --
   Foreign currency transactions.............               --          --           --          --          --
                                                       -------       -----      -------     -------     -------
    Net realized gain (loss).................            6,420          83        2,447      (6,979)         --
                                                       -------       -----      -------     -------     -------
 Change in net unrealized appreciation or
   depreciation on:
   Investments...............................            1,195        (162)      (3,897)      2,694          --
   Translation of assets and liabilities in
    foreign currencies.......................               --          --           --          --          --
                                                       -------       -----      -------     -------     -------
    Change in net unrealized appreciation or
      depreciation...........................            1,195        (162)      (3,897)      2,694          --
                                                       -------       -----      -------     -------     -------
    Net realized and unrealized gain (loss)
      on investments.........................            7,615         (79)      (1,450)     (4,285)         --
                                                       -------       -----      -------     -------     -------
NET INCREASE (DECREASE) RESULTING FROM
 OPERATIONS..................................          $32,581       $ 452      $20,768     $ 9,301     $45,230
                                                       =======       =====      =======     =======     =======

                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
COLUMBIA FUNDS
FOR THE YEAR ENDED DECEMBER 31,
(IN THOUSANDS)

                                                                                                              INTERNATIONAL
                                                COMMON STOCK FUND                GROWTH FUND                    STOCK FUND
                                                2001          2000            2001          2000            2001          2000
                                             ----------    ----------      ----------    ----------      ----------    ----------
OPERATIONS:
 Net investment income (loss)..........      $    2,393    $     (528)     $   (1,006)   $   (3,975)     $       96    $     (418)
 Net realized gain (loss) from:
   Investment transactions.............         (53,094)       77,923        (197,533)      181,942         (24,968)       22,823
   Foreign currency transactions.......              --            --              --            --            (487)         (571)
 Change in net unrealized appreciation
   or depreciation on:
   Investments.........................        (104,551)     (134,130)       (197,526)     (347,199)         (6,997)      (78,760)
   Translation of assets and
     liabilities in foreign
     currencies........................              --            --              --            --             (38)           40
                                             ----------    ----------      ----------    ----------      ----------    ----------
 Net increase (decrease) resulting from
   operations..........................        (155,252)      (56,735)       (396,065)     (169,232)        (32,394)      (56,886)
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............          (2,384)           --              --            --              --            --
 From net realized gain from investment
   transactions and foreign currency
   transactions........................            (568)      (98,504)         (6,365)     (227,212)             --       (28,787)
 From return of capital................              --            --              --            --            (131)           --
NET CAPITAL SHARE TRANSACTIONS.........         (55,533)       90,463        (190,953)      154,932          (7,165)       21,766
                                             ----------    ----------      ----------    ----------      ----------    ----------
Net increase (decrease) in net
 assets................................        (213,737)      (64,776)       (593,383)     (241,512)        (39,690)      (63,907)
NET ASSETS:
 Beginning of year.....................         895,134       959,910       1,919,227     2,160,739         175,316       239,223
                                             ----------    ----------      ----------    ----------      ----------    ----------
 End of year...........................      $  681,397    $  895,134      $1,325,844    $1,919,227      $  135,626    $  175,316
                                             ==========    ==========      ==========    ==========      ==========    ==========
Undistributed net investment income
 (loss) at end of year.................      $        7    $       --      $       --    $       --      $     (298)   $       --
                                             ==========    ==========      ==========    ==========      ==========    ==========

                                                                                                               FIXED INCOME
                                                  BALANCED FUND              SHORT TERM BOND FUND            SECURITIES FUND
                                                2001          2000            2001          2000            2001          2000
                                             ----------    ----------      ----------    ----------      ----------    ----------
OPERATIONS:
 Net investment income.................      $   27,849    $   29,487      $    2,397    $    1,807      $   24,966    $   24,636
 Net realized gain (loss) from
   investment transactions.............         (61,040)       34,216             623          (160)          6,420        (5,893)
 Change in net unrealized appreciation
   or depreciation on investments......         (51,965)      (58,072)             94           826           1,195        21,661
                                             ----------    ----------      ----------    ----------      ----------    ----------
 Net increase (decrease) resulting from
   operations..........................         (85,156)        5,631           3,114         2,473          32,581        40,404
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............         (28,272)      (29,675)         (2,397)       (1,807)        (25,535)      (24,636)
 From net realized gain from investment
   transactions........................              --       (60,990)           (108)           --              --            --
NET CAPITAL SHARE TRANSACTIONS.........         (29,677)      170,948          26,465        (2,882)         79,898       (34,116)
                                             ----------    ----------      ----------    ----------      ----------    ----------
Net increase (decrease) in net
 assets................................        (143,105)       85,914          27,074        (2,216)         86,944       (18,348)
NET ASSETS:
 Beginning of year.....................       1,126,854     1,040,940          35,856        38,072         378,799       397,147
                                             ----------    ----------      ----------    ----------      ----------    ----------
 End of year...........................      $  983,749    $1,126,854      $   62,930    $   35,856      $  465,743    $  378,799
                                             ==========    ==========      ==========    ==========      ==========    ==========
Undistributed net investment income
 (loss) at end of year.................      $     (423)   $       --      $       --    $       --      $     (569)   $       --
                                             ==========    ==========      ==========    ==========      ==========    ==========

* For the period October 27, 2000 (inception of operations) through December 31, 2000.

                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                                            REAL ESTATE
                                                       SPECIAL FUND              SMALL CAP FUND              EQUITY FUND
                                                    2001          2000         2001          2000         2001          2000
                                                 ----------    ----------   ----------    ----------   ----------    ----------
OPERATIONS:
 Net investment income (loss)..........          $   (4,280)   $   (4,293)  $   (3,670)   $   (1,988)  $   23,284    $   17,385
 Net realized gain (loss) from:
   Investment transactions.............            (128,113)      228,792     (102,071)       34,983       (6,108)       (2,132)
   Foreign currency transactions.......                  --            --           --            --           --            --
 Change in net unrealized appreciation
   or depreciation on:
   Investments.........................            (102,085)     (103,303)      29,412       (30,358)      11,519        67,537
   Translation of assets and
     liabilities in foreign
     currencies........................                  --            --           --            --           --            --
                                                 ----------    ----------   ----------    ----------   ----------    ----------
 Net increase (decrease) resulting from
   operations..........................            (234,478)      121,196      (76,329)        2,637       28,695        82,790
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............                  --            --           --            --      (21,222)      (16,042)
 From net realized gain from investment
   transactions and foreign currency
   transactions........................             (36,111)     (267,238)          --       (53,611)          --            --
 From return of capital................                  --            --           --            --       (2,074)       (1,341)
NET CAPITAL SHARE TRANSACTIONS.........             (38,865)      323,245      175,325       279,570      179,427       129,641
                                                 ----------    ----------   ----------    ----------   ----------    ----------
Net increase (decrease) in net
 assets................................            (309,454)      177,203       98,996       228,596      184,826       195,048
NET ASSETS:
 Beginning of year.....................           1,095,525       918,322      518,970       290,374      436,764       241,716
                                                 ----------    ----------   ----------    ----------   ----------    ----------
 End of year...........................          $  786,071    $1,095,525   $  617,966    $  518,970   $  621,590    $  436,764
                                                 ==========    ==========   ==========    ==========   ==========    ==========
Undistributed net investment income
 (loss) at end of year.................          $       --    $       --   $       --    $       --   $       --    $       --
                                                 ==========    ==========   ==========    ==========   ==========    ==========

                                                    NATIONAL MUNICIPAL          OREGON MUNICIPAL
                                                        BOND FUND                  BOND FUND               HIGH YIELD FUND
                                                    2001          2000         2001          2000         2001          2000
                                                 ----------    ----------   ----------    ----------   ----------    ----------
OPERATIONS:
 Net investment income.................          $      531    $      506   $   22,218    $   20,398   $   13,586    $    6,353
 Net realized gain (loss) from
   investment transactions.............                  83           (61)       2,447           320       (6,979)       (1,570)
 Change in net unrealized appreciation
   or depreciation on investments......                (162)          690       (3,897)       20,124        2,694        (1,057)
                                                 ----------    ----------   ----------    ----------   ----------    ----------
 Net increase (decrease) resulting from
   operations..........................                 452         1,135       20,768        40,842        9,301         3,726
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............                (533)         (506)     (22,201)      (20,398)     (13,866)       (6,353)
 From net realized gain from investment
   transactions........................                 (26)           --       (1,100)         (286)          --            --
NET CAPITAL SHARE TRANSACTIONS.........               2,978           134       57,627         6,467      145,984        28,524
                                                 ----------    ----------   ----------    ----------   ----------    ----------
Net increase (decrease) in net
 assets................................               2,871           763       55,094        26,625      141,419        25,897
NET ASSETS:
 Beginning of year.....................              10,898        10,135      436,544       409,919       97,575        71,678
                                                 ----------    ----------   ----------    ----------   ----------    ----------
 End of year...........................          $   13,769    $   10,898   $  491,638    $  436,544   $  238,994    $   97,575
                                                 ==========    ==========   ==========    ==========   ==========    ==========
Undistributed net investment income
 (loss) at end of year.................          $       (2)   $       --   $       17    $       --   $     (280)   $       --
                                                 ==========    ==========   ==========    ==========   ==========    ==========





                 See Accompanying Notes to Financial Statements

                      STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                     TECHNOLOGY FUND          STRATEGIC VALUE FUND
                                                    2001         2000*         2001         2000*
                                                 ----------    ----------   ----------    ----------
OPERATIONS:
 Net investment income (loss)..........          $     (129)   $        4   $      514    $       13
 Net realized gain (loss) from:
   Investment transactions.............              (4,782)         (215)         (39)          (20)
   Foreign currency transactions.......                  --            --           --            --
 Change in net unrealized appreciation
   or depreciation on:
   Investments.........................               1,380          (239)      14,414           847
   Translation of assets and
     liabilities in foreign
     currencies........................                  --            --           --            --
                                                 ----------    ----------   ----------    ----------
 Net increase (decrease) resulting from
   operations..........................              (3,531)         (450)      14,889           840
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............                  --            (4)        (502)          (13)
 From net realized gain from investment
   transactions and foreign currency
   transactions........................                  --            --           --            --
 From return of capital................                  --            --           --            --
NET CAPITAL SHARE TRANSACTIONS.........               9,589         4,781      115,591         8,699
                                                 ----------    ----------   ----------    ----------
Net increase (decrease) in net
 assets................................               6,058         4,327      129,978         9,526
NET ASSETS:
 Beginning of year.....................               4,327            --        9,526            --
                                                 ----------    ----------   ----------    ----------
 End of year...........................          $   10,385    $    4,327   $  139,504    $    9,526
                                                 ==========    ==========   ==========    ==========
Undistributed net investment income
 (loss) at end of year.................          $       --    $       --   $        1    $       --
                                                 ==========    ==========   ==========    ==========

                                                      COLUMBIA DAILY
                                                      INCOME COMPANY
                                                    2001          2000
                                                 ----------    ----------
OPERATIONS:
 Net investment income.................          $   45,230    $   68,891
 Net realized gain (loss) from
   investment transactions.............                  --            --
 Change in net unrealized appreciation
   or depreciation on investments......                  --            --
                                                 ----------    ----------
 Net increase (decrease) resulting from
   operations..........................              45,230        68,891
DISTRIBUTIONS TO SHAREHOLDERS:
 From net investment income............             (45,230)      (68,891)
 From net realized gain from investment
   transactions........................                  --            --
NET CAPITAL SHARE TRANSACTIONS.........              55,384        32,862
                                                 ----------    ----------
Net increase (decrease) in net
 assets................................              55,384        32,862
NET ASSETS:
 Beginning of year.....................           1,198,151     1,165,289
                                                 ----------    ----------
 End of year...........................          $1,253,535    $1,198,151
                                                 ==========    ==========
Undistributed net investment income
 (loss) at end of year.................          $       --    $       --
                                                 ==========    ==========





                 See Accompanying Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

The Columbia Funds (the "Funds") consist of the following:

      Columbia Common Stock Fund, Inc.
      Columbia Growth Fund, Inc.
      Columbia International Stock Fund, Inc.
      Columbia Special Fund, Inc.
      Columbia Small Cap Fund, Inc.
      Columbia Real Estate Equity Fund, Inc.
      Columbia Technology Fund, Inc.
      Columbia Strategic Value Fund, Inc.
      Columbia Balanced Fund, Inc.
      Columbia Short Term Bond Fund, Inc.
      Columbia Fixed Income Securities Fund, Inc.
      Columbia National Municipal Bond Fund, Inc.
      Columbia Oregon Municipal Bond Fund, Inc.
      Columbia High Yield Fund, Inc.
      Columbia Daily Income Company

All Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended, and are diversified except the Technology and Oregon Municipal Bond Funds, which are non-diversified.

Following is a summary of significant accounting policies, in conformity with accounting principles generally accepted in the United States of America, which are consistently followed by each Fund in the preparation of its financial statements.

INVESTMENT VALUATION. Equity securities are valued based on the last sale prices reported by the principal securities exchanges on which the investments are traded or, in the absence of recorded sales, at the closing bid prices on such exchanges or over-the-counter markets. Fixed income securities are valued based on market values as quoted by dealers who are market makers in these securities, by independent pricing services, or by the adviser using a methodology approved by the Board of Directors. Investment securities with less than 60 days to maturity when purchased and all securities held by Columbia Daily Income Company, are valued at amortized cost, which approximates market value. Securities for which market quotations are not readily available will be valued at fair market value as determined in good faith under procedures established by and under the general supervision of the Board of Directors of each Fund.

REPURCHASE AGREEMENTS. The Funds may engage in repurchase agreement transactions. The Funds, through their custodians, receive delivery of underlying securities collateralizing repurchase agreements. The Funds' investment adviser determines that the value of the underlying securities is at all times at least equal to the resale price. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

FINANCIAL FUTURES CONTRACTS. Certain Funds may invest in financial futures contracts solely for the purpose of hedging its existing portfolio securities, or securities that the fund intends to purchase, against fluctuations in fair value caused by changes in prevailing market interest rates. Upon entering into a financial futures contract, the fund is required to pledge to the broker an amount of cash, U.S. government securities, or other assets, equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as "variation margin," are made or received by the fund each day, depending on the daily fluctuations in the fair value of the underlying security. The fund recognizes a gain or loss equal to the daily variation margin. Should market conditions move unexpectedly, the fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts interest rates, and the underlying assets. The daily changes in contract value are recorded as unrealized gains or losses and the fund recognizes the realized gain or loss when the contract is closed.

OPTION CONTRACTS. Certain Funds may engage in option contracts. A fund may use option contracts to manage its exposure to the stock and bond markets and to fluctuations in interest rates and currency values. These amounts reflect each contract's exposure to the

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

underlying instrument. Buying puts and writing calls tends to decrease a fund's exposure to the underlying instruments or to hedge other fund investments.

Upon the purchase of a put option or a call option by a fund, the premium paid is recorded as an investment, the value of which is marked to market daily. When a purchased option expires, the fund will realize a loss in the amount of the cost of the option. When a fund enters into a closing sale transaction, the fund will realize a gain or loss depending on whether the sale proceeds from the closing sale transaction are greater or less than the cost of the option. When a fund exercises a put option, it will realize a gain or loss from the sale of the underlying security and the proceeds from such sale will be decreased by the premium originally paid. When a fund exercises a call option, the cost of the security which the fund purchases upon exercise will be increased by the premium originally paid.

When a fund writes a call option or a put option, an amount equal to the premium received by the fund is recorded as a liability, the value of which is marked to market daily. When a written option expires, the fund will realize a gain equal to the amount of the premium received. When a fund enters into a closing purchase transaction, the fund will realize a gain (or loss if the cost of the closing purchase transaction exceeds the premium received when the option is sold) without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is eliminated. When a written call option is exercised, the fund will realize a gain or loss from the sale of the underlying security and the proceeds from such sale are increased by the premium originally received. When a written put option is exercised, the amount of the premium originally received will reduce the cost of the security that the fund purchases upon exercise.

INVESTMENT TRANSACTIONS. Investment transactions are accounted for as of the date the investments are purchased or sold. Net realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes. Securities purchased on a when-issued or forward-delivery basis may be settled a month or more after trade date; interest income is not accrued until settlement date. Each fund segregates liquid assets with a current value at least equal to the amount of its when-issued purchase commitments until settlement date.

INVESTMENT INCOME AND EXPENSES. Dividend income less foreign taxes withheld (if any) is recorded on the ex-dividend date. Certain dividends from foreign securities are recorded as soon as a fund is informed of the dividend if such information is obtained subsequent to the ex-dividend date. Interest income is recorded on the accrual basis and includes accretion of discounts or amortization of premiums. Expenses are recorded on the accrual basis and each fund bears expenses incurred specifically on its behalf as well as a portion of general expenses incurred on behalf of all funds. Expenses for "fees paid indirectly" reflect earnings credits on uninvested cash balances used to reduce a fund's custodian charges.

FORWARD CURRENCY EXCHANGE CONTRACTS. Certain funds may enter into forward currency exchange contracts in connection with planned purchases or sales of securities or to hedge the U.S. dollar value of the portfolio securities denominated in a foreign currency. Contracts are valued at the prevailing forward exchange rate of the underlying currencies. The gain or loss arising from the difference between the original contract price and the closing price of such contract is included in the net realized gains or losses from foreign currency transactions. Fluctuations in the value of forward currency contracts are recorded for financial reporting purposes as unrealized gains or losses. The fund could be exposed to risks if counterparties to the forward contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably. The effect of any change in the value of a hedged foreign currency would be offset by the corresponding change (resulting from a change in exchange rates) in value of the securities denominated in that currency. For the International Stock Fund net realized gains arising from such transactions for the year ended December 31, 2001, amounted to $36,053 and are included in realized gains from foreign currency

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

transactions. As of December 31, 2001 the Funds had no outstanding forward currency contracts.

FOREIGN CURRENCY TRANSLATIONS. The books and records of the International Stock Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities of the Funds are translated into U.S. dollars at the daily rates of exchange on the valuation date. Purchases and sales of investment securities, dividend and interest income and certain expenses are translated at the rates of exchange prevailing on the respective dates of such transactions.

The International Stock Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices on investments held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign currency gains or losses arise from the sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalents of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in the exchange rate.

USE OF ESTIMATES. The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends from net investment income of the Common Stock, Real Estate Equity and Balanced Funds are declared and paid quarterly. Dividends from net investment income of the Growth, International Stock, Special, Small Cap, Technology and Strategic Value Funds are declared and paid annually. Dividends from net investment income of the Short Term Bond, Fixed Income Securities, National Municipal Bond, Oregon Municipal Bond, and High Yield Funds are declared daily and paid monthly. Dividends from net investment income of the Columbia Daily Income Company are declared and paid daily. Distributions from any net realized gains are generally declared and paid annually. Additional distributions of net investment income and capital gains for each Fund may be made at the discretion of the Board of Directors in accordance with the requirements of the Internal Revenue Code.

FEDERAL INCOME TAXES. Each fund intends to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies by distributing substantially all taxable net investment income and net realized gains to its shareholders in a manner that results in no tax to the Funds. Therefore, no federal income or excise tax provision is required.

FOREIGN CAPITAL GAINS TAXES. Realized gains in certain countries may be subject to foreign taxes at the fund level, at rates ranging from approximately 10% to 30%. The Funds provide for such foreign taxes on net realized and unrealized gains at the appropriate rate for each jurisdiction.

PREMIUM AND DISCOUNT AMORTIZATION/PAYDOWN GAINS LOSSES. In November 2000, a revised AICPA Audit and Accounting Guide, Audits of Investment Companies, was issued, and is effective for fiscal years beginning after December 15, 2000. The revised Guide requires the Funds to amortize premium and discount on all fixed income securities and classify gains and losses realized on prepayments received on mortgage-backed securities (paydown gains and losses) previously included in realized gain/loss as part of interest income. Upon initial adoption, the Funds adjusted the cost of their fixed income securities by the cumulative amount of amortization that would have been recognized had amortization been in effect from the purchase date of

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

each holding with a corresponding reclassification between unrealized appreciation on investments and undistributed income. Adoption of these accounting principles does not affect the Funds' net asset value or distributions, but changes the classification of certain amounts between interest income and realized and unrealized gain/loss in the Statements of Operations. The cumulative effect to the Funds resulting from the adoption of premium and discount amortization and recognition of paydown gains and losses as part of interest income on the financial statements is as follows:

                            AS OF                FOR THE YEAR ENDED
                       JANUARY 1, 2001           DECEMBER 31, 2001
                       ---------------   ----------------------------------
                                            NET          NET         NET
                           COST OF       INVESTMENT   UNREALIZED   REALIZED
                         INVESTMENTS       INCOME       GAINS       GAINS
                       ---------------   ----------   ----------   --------
Increase (decrease)
Balanced Fund........     $(424,616)     $(374,926)    $ 52,200    $322,726
Short Term Bond
 Fund................            --         14,711           --     (14,711)
Fixed Income
 Securities Fund.....      (340,884)      (428,509)     289,082     139,427
National Municipal
 Bond Fund...........         3,143         (1,647)       1,378         269
Oregon Municipal Bond
 Fund................       120,220         16,667      (22,738)      6,071
High Yield Fund......      (214,213)      (279,889)      56,380     223,509

OTHER. As of December 31, 2001, The International Stock Fund held 97% of its net assets in equity securities of companies in countries other than the United States. While the Fund's investments are not limited as to market capitalization, 94% of the portfolio, based on market value, were in companies considered to be large and well established, based on standards of the applicable country or foreign market.

The High Yield Fund invests in lower rated debt securities, which may be more susceptible to adverse economic conditions than investment grade holdings. These securities are often subordinated to the prior claims of other senior lenders, and uncertainties exist as to an issuer's ability to meet principal and interest payments. As of December 31, 2001, 2% of the Fund's debt securities were rated Baa, 49% were rated Ba, and 49% were rated B, as rated by Moody's Investors Service, Inc. The Fund currently holds Flooring America, Inc., 12.75% Senior Subordinate Notes, Series B, due 10/15/2002, which represents less than 1% of the Fund's portfolio. Flooring America filed a bankruptcy petition for reorganization on June 15, 2000 and effective on that date, the Fund stopped accruing income on the bonds. Prior to the bankruptcy petition the Fund received payments for interest and a partial tender of the Bonds. Flooring America has filed a petition for return of these payments. The Fund has joined other bondholders and is defending the litigation. If the Fund is required to return the payments, the potential loss to the Fund as of December 31, 2001, is approximately $0.01 per share. A loss reserve has been established for a portion of interest and principal payments that the Fund received.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 -- INVESTMENT TRANSACTIONS

During the year ended December 31, 2001, purchases and sales of long-term securities, and net realized gains (losses) excluding U.S. Government securities, were as follows:

                                                                                                                   REALIZED
                                                                    PURCHASES                SALES              GAINS (LOSSES)
                                                                  --------------         --------------         --------------
Common Stock Fund...........................................      $  821,585,520         $  894,260,967         $ (53,093,579)
Growth Fund.................................................       1,794,789,317          2,009,103,776          (197,532,848)
International Stock Fund....................................         187,837,428            191,994,130           (24,967,789)
Special Fund................................................       1,488,367,851          1,492,479,714          (128,113,140)
Small Cap Fund..............................................         789,345,394            609,408,234          (102,071,551)
Real Estate Equity Fund.....................................         326,688,363            188,664,335            (6,107,580)
Technology Fund.............................................          47,955,203             38,252,729            (4,781,663)
Strategic Value Fund........................................         255,348,126            165,359,773               (39,305)
Balanced Fund...............................................         869,451,352            902,810,963           (63,494,002)
Short Term Bond Fund........................................          46,395,596             27,137,394               488,349
Fixed Income Securities Fund................................         219,614,849            199,608,697             4,685,694
National Municipal Bond Fund................................           4,642,478              2,317,858                82,545
Oregon Municipal Bond Fund..................................         112,119,603             62,576,033             2,447,215
High Yield Fund.............................................         230,447,631            103,657,112            (6,978,717)

During the year ended December 31, 2001, purchases and sales of long-term securities, and net realized gains of U.S. Government securities were as follows:

                                                                                                                   REALIZED
                                                                    PURCHASES                SALES                  GAINS
                                                                  --------------         --------------         --------------
Balanced Fund...............................................      $  232,133,723         $  233,636,701         $   2,453,452
Short Term Bond Fund........................................          31,267,928             29,020,945               134,187
Fixed Income Securities Fund................................         288,599,541            248,160,849             1,734,312

During the year ended December 31, 2001, written option transactions for the Special Fund were as follows:

                                                                       PUTS                                    CALLS
                                                          -------------------------------         -------------------------------
                                                           NUMBER OF                               NUMBER OF
                                                           CONTRACTS           PREMIUMS            CONTRACTS           PREMIUMS
                                                          -----------         -----------         -----------         -----------
Outstanding at December 31, 2000....................            3,250         $ 4,033,250               3,250         $ 3,988,492
Options written.....................................               --                  --                  --                  --
Options expired.....................................           (3,150)         (3,919,200)             (3,150)         (3,882,546)
Options closed......................................             (100)           (114,050)               (100)           (105,946)
Options exercised...................................               --                  --                  --                  --
                                                          -----------         -----------         -----------         -----------
Outstanding at December 31, 2001....................               --         $        --                  --         $        --
                                                          ===========         ===========         ===========         ===========

NOTE 3 -- FEDERAL INCOME TAX

Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions, net operating losses, deferral of losses from wash sales, passive foreign investment companies (PFIC), post-October losses, non-taxable dividends, and discount accretion/premium amortization on debt securities.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3 -- FEDERAL INCOME TAX (CONT.)

As of December 31, 2001, for federal income tax purposes, the unused capital loss carryforwards that expire in 2007, 2008 and 2009, post-October losses that were deferred to January 1, 2002, and unrealized appreciation (depreciation) excluding short-term investments, were as follows:

                                           NET CAPITAL        POST OCTOBER                                              NET
                                              LOSS          LOSSES DEFERRED       UNREALIZED       UNREALIZED       APPRECIATION
                                          CARRYFORWARDS    TO JANUARY 1, 2002    APPRECIATION    (DEPRECIATION)    (DEPRECIATION)
                                          -------------    ------------------    ------------    --------------    --------------
Common Stock Fund.......................  $ 52,039,637       $    3,544,311      $113,531,414     $(26,859,904)     $ 86,671,510
Growth Fund.............................   162,540,209                   --      268,959,428       (67,313,457)      201,645,971
International Stock Fund................    23,627,839            4,101,263        9,205,481        (7,755,458)        1,450,023
Special Fund............................   110,043,273            9,195,303      131,920,036       (28,900,018)      103,020,018
Small Cap Fund..........................   117,057,825            1,091,352      102,015,863       (13,192,703)       88,823,160
Real Estate Equity Fund.................     1,271,327           11,961,083       74,888,254        (5,174,244)       69,714,010
Technology Fund.........................     4,393,873                   --        1,121,789          (583,390)          538,399
Strategic Value Fund....................            --                   --       16,134,671        (1,296,678)       14,837,993
Balanced Fund...........................    65,697,715            4,186,321      106,094,867       (25,511,194)       80,583,673
Short Term Bond Fund....................            --                   --          922,821          (266,640)          656,181
Fixed Income Securities Fund............     8,804,253                   --       10,640,332        (1,989,891)        8,650,441
National Municipal Bond Fund............            --                8,424          249,109          (123,383)          125,726
Oregon Municipal Bond Fund..............            --                   --       11,636,116        (4,765,853)        6,870,263
High Yield Fund.........................     9,118,260              609,665        3,598,450        (4,657,420)       (1,058,970)

As of December 31, 2001, for federal tax purposes, undistributed ordinary income was: Common Stock Fund -- $6,773, Strategic Value Fund -- $304,092, Balanced Fund -- $27,606, Short Term Bond Fund -- $17,851, Oregon Municipal Bond
Fund -- $43,797. Undistributed long-term capital gains were: Strategic Value Fund -- $70,284, Oregon Municipal Bond Fund -- $1,269,871.

During the year ended December 31, 2001, capital loss carryovers utilized from prior years were: Real Estate Equity Fund -- $6,214,513, Short Term Bond
Fund -- $330,002, Fixed Income Securities Fund -- $6,106,633, and National Municipal Bond Fund -- $47,911.

During the year ended December 31, 2001, the following distributions were designated as long-term gains: Common Stock Fund -- $566,422, Growth
Fund -- $6,363,209, Special Fund -- $36,110,869, National Municipal Bond Fund -- $22,027, Oregon Municipal Bond Fund -- $1,079,947.

For the year ended December 31, 2001, permanent items identified and reclassified among the components of net assets are as follows:

                                                                  UNDISTRIBUTED          UNDISTRIBUTED
                                                                  NET INVESTMENT          NET REALIZED            PAID-IN
                                                                  INCOME (LOSS)          GAINS (LOSSES)           CAPITAL
                                                                  --------------         --------------         -----------
Common Stock Fund...........................................       $    (2,552)            $    2,552           $        --
Growth Fund.................................................         1,006,495                  2,112            (1,008,607)
International Stock Fund....................................          (225,288)               486,952              (261,664)
Special Fund................................................         4,280,083                  1,796            (4,281,879)
Small Cap Fund..............................................         3,669,866                 50,543            (3,720,409)
Real Estate Equity Fund.....................................            12,056              4,909,551            (4,921,607)
Technology Fund.............................................           129,446                     --              (129,446)
Strategic Value Fund........................................            (9,613)                 9,613                    --
Short Term Bond Fund........................................                --                   (297)                  297
National Municipal Bond Fund................................                --                    133                  (133)
Oregon Municipal Bond Fund..................................                --                  1,157                (1,157)

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 -- CAPITAL STOCK ACTIVITY
(IN THOUSANDS)

                                      COMMON STOCK FUND                    GROWTH FUND                 INTERNATIONAL STOCK FUND
                                     2001            2000              2001            2000              2001            2000
                                 ------------    ------------      ------------    ------------      ------------    ------------
SHARES:
 Shares sold...............            10,491           9,768             6,698           9,514            10,570           8,814
 Shares reinvested for
   dividends and
   distributions...........               145           3,643               191           5,075                11           1,893
                                 ------------    ------------      ------------    ------------      ------------    ------------
                                       10,636          13,411             6,889          14,589            10,581          10,707
 Shares redeemed...........           (13,300)         (9,840)          (12,490)        (10,871)          (11,177)         (9,327)
                                 ------------    ------------      ------------    ------------      ------------    ------------
 Net increase (decrease)...            (2,664)          3,571            (5,601)          3,718              (596)          1,380
                                 ============    ============      ============    ============      ============    ============
AMOUNTS:
 Sales.....................      $    223,544(1) $    286,558      $    224,937    $    486,166      $    137,761    $    176,958
 Reinvestment of dividends
   and distributions.......             2,905          91,883             6,121         215,989               129          27,529
                                 ------------    ------------      ------------    ------------      ------------    ------------
                                      226,449         378,441           231,058         702,155           137,890         204,487
 Less redemptions..........          (281,982)       (287,978)         (422,011)       (547,223)         (145,055)       (182,721)
                                 ------------    ------------      ------------    ------------      ------------    ------------
 Net increase (decrease)...      $    (55,533)   $     90,463      $   (190,953)   $    154,932      $     (7,165)   $     21,766
                                 ============    ============      ============    ============      ============    ============
 Capital stock
   authorized..............       100 million                       100 million                       100 million
 Par value.................            no par                      $       0.01                            no par


                                                                            SHORT TERM                       FIXED INCOME
                                        BALANCED FUND                       BOND FUND                      SECURITIES FUND
                                     2001            2000              2001            2000              2001            2000
                                 ------------    ------------      ------------    ------------      ------------    ------------
SHARES:
 Shares sold...............            10,632          15,974             6,668           2,376            18,022           8,755
 Shares reinvested for
   dividends and
   distributions...........             1,349           3,707               276             205             1,807           1,721
                                 ------------    ------------      ------------    ------------      ------------    ------------
                                       11,981          19,681             6,944           2,581            19,829          10,476
 Shares redeemed...........           (13,467)        (12,719)           (3,873)         (2,933)          (13,794)        (13,214)
                                 ------------    ------------      ------------    ------------      ------------    ------------
   Net increase
     (decrease)............            (1,486)          6,962             3,071            (352)            6,035          (2,738)
                                 ============    ============      ============    ============      ============    ============
AMOUNTS:
 Sales.....................      $    229,671    $    398,071      $     57,224    $     19,516      $    237,932    $    109,490
 Reinvestment of dividends
   and distributions.......            27,875          89,921             2,359           1,688            23,906          21,530
                                 ------------    ------------      ------------    ------------      ------------    ------------
                                      257,546         487,992            59,583          21,204           261,838         131,020
 Less redemptions..........          (287,223)       (317,044)          (33,118)        (24,086)         (181,940)       (165,136)
                                 ------------    ------------      ------------    ------------      ------------    ------------
 Net increase (decrease)...      $    (29,677)   $    170,948      $     26,465    $     (2,882)     $     79,898    $    (34,116)
                                 ============    ============      ============    ============      ============    ============
 Capital stock
   authorized..............       100 million                       100 million                       200 million
 Par value.................            no par                      $       0.01                      $       0.01


(1) Includes $17,070 of securities received in an in-kind transfer.

(2) For the period October 27, 2000 (inception of operations) through December 31, 2000.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                              REAL ESTATE
                                     SPECIAL FUND               SMALL CAP FUND                EQUITY FUND
                                  2001          2000          2001          2000          2001          2000
                               -----------   -----------   -----------   -----------   -----------   -----------
SHARES:
 Shares sold...............         10,828        14,843        23,701        19,208        19,257        19,858
 Shares reinvested for
   dividends and
   distributions...........          1,813         9,709            --         1,960         1,288         1,001
                               -----------   -----------   -----------   -----------   -----------   -----------
                                    12,641        24,552        23,701        21,168        20,545        20,859
 Shares redeemed...........        (14,684)      (13,081)      (15,927)      (11,761)      (10,495)      (13,039)
                               -----------   -----------   -----------   -----------   -----------   -----------
 Net increase (decrease)...         (2,043)       11,471         7,774         9,407        10,050         7,820
                               ===========   ===========   ===========   ===========   ===========   ===========
AMOUNTS:
 Sales.....................    $   233,730   $   519,898   $   523,951   $   586,333   $   342,012   $   326,388
 Reinvestment of dividends
   and distributions.......         35,254       258,830            --        51,634        22,872        16,814
                               -----------   -----------   -----------   -----------   -----------   -----------
                                   268,984       778,728       523,951       637,967       364,884       343,202
 Less redemptions..........       (307,849)     (455,483)     (348,626)     (358,397)     (185,457)     (213,561)
                               -----------   -----------   -----------   -----------   -----------   -----------
 Net increase (decrease)...    $   (38,865)  $   323,245   $   175,325   $   279,570   $   179,427   $   129,641
                               ===========   ===========   ===========   ===========   ===========   ===========
 Capital stock
   authorized..............    100 million                 100 million                 100 million
 Par value.................    $      0.01                      no par                      no par

                                  NATIONAL MUNICIPAL           OREGON MUNICIPAL
                                       BOND FUND                   BOND FUND                HIGH YIELD FUND
                                  2001          2000          2001          2000          2001          2000
                               -----------   -----------   -----------   -----------   -----------   -----------
SHARES:
 Shares sold...............            648           363        12,007         7,011        34,218         7,960
 Shares reinvested for
   dividends and
   distributions...........             51            43         1,491         1,363         1,452           613
                               -----------   -----------   -----------   -----------   -----------   -----------
                                       699           406        13,498         8,374        35,670         8,573
 Shares redeemed...........           (399)         (388)       (8,799)       (7,836)      (19,588)       (5,400)
                               -----------   -----------   -----------   -----------   -----------   -----------
   Net increase
     (decrease)............            300            18         4,699           538        16,082         3,173
                               ===========   ===========   ===========   ===========   ===========   ===========
AMOUNTS:
 Sales.....................    $     6,425   $     3,420   $   147,270   $    82,023   $   308,627   $    72,120
 Reinvestment of dividends
   and distributions.......            508           409        18,269        15,992        13,034         5,546
                               -----------   -----------   -----------   -----------   -----------   -----------
                                     6,933         3,829       165,539        98,015       321,661        77,666
 Less redemptions..........         (3,955)       (3,695)     (107,912)      (91,548)     (175,677)      (49,142)
                               -----------   -----------   -----------   -----------   -----------   -----------
 Net increase (decrease)...    $     2,978   $       134   $    57,627   $     6,467   $   145,984   $    28,524
                               ===========   ===========   ===========   ===========   ===========   ===========
 Capital stock
   authorized..............    100 million                 100 million                 100 million
 Par value.................    $      0.01                      no par                      no par

(1) Includes $17,070 of securities received in an in-kind transfer.

(2) For the period October 27, 2000 (inception of operations) through December 31, 2000.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                    TECHNOLOGY FUND            STRATEGIC VALUE FUND
                                  2001         2000(2)          2001         2000(2)
                               -----------   -----------     -----------   -----------
SHARES:
 Shares sold...............          2,783           530          13,572           850
 Shares reinvested for
   dividends and
   distributions...........             --             1              34             1
                               -----------   -----------     -----------   -----------
                                     2,783           531          13,606           851
 Shares redeemed...........         (1,591)          (30)         (4,847)           (3)
                               -----------   -----------     -----------   -----------
 Net increase (decrease)...          1,192           501           8,759           848
                               ===========   ===========     ===========   ===========
AMOUNTS:
 Sales.....................    $    18,876   $     5,054     $   178,940   $     8,719
 Reinvestment of dividends
   and distributions.......             --             4             500            13
                               -----------   -----------     -----------   -----------
                                    18,876         5,058         179,440         8,732
 Less redemptions..........         (9,287)         (277)        (63,849)          (33)
                               -----------   -----------     -----------   -----------
 Net increase (decrease)...    $     9,589   $     4,781     $   115,591   $     8,699
                               ===========   ===========     ===========   ===========
 Capital stock
   authorized..............    100 million                   100 million
 Par value.................         no par                        no par

                                    COLUMBIA DAILY
                                    INCOME COMPANY
                                  2001          2000
                               -----------   -----------
SHARES:
 Shares sold...............      1,507,707     1,917,314
 Shares reinvested for
   dividends and
   distributions...........         45,211        68,861
                               -----------   -----------
                                 1,552,918     1,986,175
 Shares redeemed...........     (1,497,534)   (1,953,313)
                               -----------   -----------
   Net increase
     (decrease)............         55,384        32,862
                               ===========   ===========
AMOUNTS:
 Sales.....................    $ 1,507,707   $ 1,917,314
 Reinvestment of dividends
   and distributions.......         45,211        68,861
                               -----------   -----------
                                 1,552,918     1,986,175
 Less redemptions..........     (1,497,534)   (1,953,313)
                               -----------   -----------
 Net increase (decrease)...    $    55,384   $    32,862
                               ===========   ===========
 Capital stock
   authorized..............      2 billion
 Par value.................    $     0.001

(1) Includes $17,070 of securities received in an in-kind transfer.

(2) For the period October 27, 2000 (inception of operations) through December 31, 2000.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 -- TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

The amounts of fees and expenses described below are shown on each Fund's statement of operations.

Columbia Funds Management Company (CFMC) manages each Fund and Columbia Trust Company (CTC) is the transfer and shareholder servicing agent. CFMC and CTC are indirect wholly owned subsidiaries of FleetBoston Financial Corporation, a publicly owned multi-bank holding company registered under the Bank Holding Company Act of 1956.

Investment management fees were paid by each Fund to CFMC. The fees are based on the following annual rates of average daily net assets:

                                                                 FEES ON           FEES ON           FEES ON           FEES ON
                                                                NET ASSETS        NET ASSETS        NET ASSETS        NET ASSETS
                                                                  FIRST              NEXT              NEXT           EXCEEDING
                                                               $200 MILLION      $300 MILLION      $500 MILLION       $1 BILLION
                                                               ------------      ------------      ------------      ------------
Common Stock Fund..........................................     0.60 of 1%        0.60 of 1%        0.60 of 1%        0.60 of 1%
Growth Fund................................................     0.75 of 1%       0.625 of 1%        0.50 of 1%        0.50 of 1%
International Stock Fund...................................     1.00 of 1%        1.00 of 1%        1.00 of 1%        1.00 of 1%
Special Fund...............................................     1.00 of 1%        1.00 of 1%        0.75 of 1%        0.75 of 1%
Small Cap Fund.............................................     1.00 of 1%        1.00 of 1%        1.00 of 1%        1.00 of 1%
Real Estate Equity Fund....................................     0.75 of 1%        0.75 of 1%        0.75 of 1%        0.75 of 1%
Technology Fund............................................     1.00 of 1%        1.00 of 1%        1.00 of 1%        1.00 of 1%
Strategic Value Fund.......................................     0.75 of 1%        0.75 of 1%        0.75 of 1%        0.75 of 1%
Balanced Fund..............................................     0.50 of 1%        0.50 of 1%        0.50 of 1%        0.50 of 1%
Short Term Bond Fund.......................................     0.50 of 1%        0.50 of 1%        0.50 of 1%        0.50 of 1%
Fixed Income Securities Fund...............................     0.50 of 1%        0.50 of 1%        0.50 of 1%        0.50 of 1%
National Municipal Bond Fund...............................     0.50 of 1%        0.50 of 1%        0.50 of 1%        0.50 of 1%
Oregon Municipal Bond Fund.................................     0.50 of 1%        0.50 of 1%        0.50 of 1%        0.50 of 1%
High Yield Fund............................................     0.60 of 1%        0.60 of 1%        0.60 of 1%        0.60 of 1%
Columbia Daily Income Company..............................     0.50 of 1%        0.50 of 1%        0.45 of 1%        0.40 of 1%

Directors' fees and expenses were paid directly by each Fund to directors having no affiliation with the Funds other than in their capacity as directors. Other officers and directors received no compensation from the Funds.

Transfer agent fees were paid by each Fund to CTC for services incidental to issuance and transfer of shares, maintaining shareholder lists, and issuing and mailing distributions and reports. The Funds also paid CTC for certain direct shareholder servicing and accounting costs.

For the year ended December 31, 2001, CFMC voluntarily agreed to reimburse expenses, after fees paid indirectly, in excess of 1.68% for the Technology Fund.

For the three years commencing November 1, 2000 and ending October 31, 2003, CFMC has contractually agreed to reimburse expenses, after fees paid indirectly, in excess of 0.75% for the Short Term Bond Fund.

For the year ended December 31, 2001, CFMC contractually agreed to reimburse expenses, after fees paid indirectly, in excess of 0.65% for the National Municipal Bond Fund.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 -- DIRECTORS AND OFFICERS (UNAUDITED)

Interested Directors & Principal Officers:*

                                                                                               NUMBER OF PORTFOLIOS        OTHER
                             POSITION(S)    TERM OF OFFICE                                       IN FUND COMPLEX       DIRECTORSHIPS
                              HELD WITH      AND LENGTH OF       PRINCIPAL OCCUPATION(S)           OVERSEEN BY            HELD BY
   NAME, ADDRESS AND AGE        FUNDS        TIME SERVED**        DURING PAST 5 YEARS***            DIRECTOR             DIRECTOR
   ---------------------     ------------   --------------    -----------------------------    --------------------    -------------
J. Jerry Inskeep, Jr.(1)     Chairman and   Served for 36     Chairman and President of                23             None
 1300 S.W. Sixth Avenue      Director       Years             Columbia Funds and CMC Fund
 Portland, OR 97201                                           Trust
 (71 years old)

Jeff B. Curtis               President      Served for 2      President of Columbia Funds
 1300 S.W. Sixth Avenue      and            Years             Management Company and
 Portland, OR 97201          Assistant                        Columbia Management Co.
 (48 years old)              Secretary

Thomas L. Thomsen            Vice           Served for 2      Chief Executive Officer of
 1300 S.W. Sixth Avenue      President      Years             Columbia Funds Management
 Portland, OR 97201                                           Company and Columbia
 (57 years old)                                               Management Co.

Myron G. Child               Vice           Served for 2      Vice President of Columbia
 1300 S.W. Sixth Avenue      President      Years             Trust Company
 Portland, OR 97201
 (61 years old)

Kathleen M. Griffin          Vice           Served for 2      Vice President of Columbia
 1300 S.W. Sixth Avenue      President      Years             Financial Center Incorporated
 Portland, OR 97201
 (42 years old)

Jeffrey L. Lunzer            Vice           Served for 2      Vice President of Columbia
 1300 S.W. Sixth Avenue      President      Years             Funds Management Company
 Portland, OR 97201
 (41 years old)

Susan J. Woodworth           Vice           Served for 2      Vice President of Columbia
 1300 S.W. Sixth Avenue      President      Years             Trust Company
 Portland, OR 97201
 (49 years old)

Mark A. Wentzien             Secretary      Served for 2      Vice President of Columbia
 1300 S.W. Sixth Avenue                     Years             Funds Management Company and
 Portland, OR 97201                                           Columbia Management Co.
 (41 years old)

---------------

  * Interested person as defined by the 1940 Act.

 ** Each director serves for an indefinite term in accordance with the current by-laws of each Fund until the date a director resigns, retires or is removed in accordance with the Bylaws of each Fund.

 *** In addition to the principal occupations listed above, all of the officers of the Funds are employees and officers of CFMC and/or its affiliates.

 (1) Mr. Inskeep is deemed to be interested because he is affiliated with the Advisor.

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6 -- DIRECTORS AND OFFICERS (UNAUDITED, CONT.)

Disinterested Directors:

                                                                                               NUMBER OF PORTFOLIOS       OTHER
                              POSITION(S)     TERM OF OFFICE**                                   IN FUND COMPLEX       DIRECTORSHIPS
                               HELD WITH      AND LENGTH OF        PRINCIPAL OCCUPATION(S)         OVERSEEN BY            HELD BY
NAME, ADDRESS AND AGE            FUNDS         TIME SERVED           DURING PAST 5 YEARS            DIRECTOR             DIRECTOR
---------------------         ------------    ----------------    -------------------------    --------------------    -------------
James C. George               Director        Served for 8        Investment Consultant                 23             None
 1001 S.W. 5th Avenue                         Years
 Suite 1100
 Portland, OR 97204
 (69 years old)

Patrick J. Simpson            Director        Served for 2        Lawyer, Perkins Coie LLP              23             None
 1211 S.W. 5th Avenue                         Years
 Suite 1500
 Portland, OR 97204
 (57 years old)

Richard L. Woolworth          Director        Served for 11       Chairman/CEO, The Regence             23             The Regence
 100 S.W. Market St. #1500                    Years               Group                                                Group,
 Portland, OR 97207                                                                                                    Regence
 (60 years old)                                                                                                        BlueCross
                                                                                                                       Blueshield of
                                                                                                                       Oregon

---------------

There is no family relationship between any of the Directors listed above.

** Each director serves for an indefinite term in accordance with the current by-laws of each Fund until the date a director resigns, retires or is removed in accordance with the Bylaws of each Fund.

Mutual fund shares are not insured by the FDIC or any other governmental entity; are not deposits or other obligations of, or guaranteed by, any bank; and involve risks, including loss of principal.

                       REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF:
  Columbia Common Stock Fund, Inc.
  Columbia Growth Fund, Inc.
  Columbia International Stock Fund, Inc.
  Columbia Special Fund, Inc.
  Columbia Small Cap Fund, Inc.
  Columbia Real Estate Equity Fund, Inc.
  Columbia Technology Fund, Inc.
  Columbia Strategic Value Fund, Inc.
  Columbia Balanced Fund, Inc.
  Columbia Short Term Bond Fund, Inc.
  Columbia Fixed Income Securities Fund, Inc.
  Columbia National Municipal Bond Fund, Inc.
  Columbia Oregon Municipal Bond Fund, Inc.
  Columbia High Yield Fund, Inc.
  Columbia Daily Income Company

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the funds listed above comprising the Columbia Funds (collectively the Funds) at December 31, 2001, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended, except for the Columbia Technology Fund, Inc. and the Columbia Strategic Value Fund, Inc. for which the periods are October 27, 2000 (inception of operations) through December 31, 2000 and the year ended December 31, 2001, and the financial highlights for each of the periods presented therein, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as financial statements) are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2001, by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Portland, Oregon

February 8, 2002

                                [COLUMBIA LOGO]

                                 COLUMBIA FUNDS
                 1301 S.W. FIFTH AVENUE, PORTLAND, OREGON 97201


                                    DIRECTORS
                                 JAMES C. GEORGE
                              J. JERRY INSKEEP, JR.
                               PATRICK J. SIMPSON
                              RICHARD L. WOOLWORTH


                               INVESTMENT ADVISOR
                       COLUMBIA FUNDS MANAGEMENT COMPANY
                             1300 S.W. SIXTH AVENUE
                             PORTLAND, OREGON 97201


                                  LEGAL COUNSEL
                                 STOEL RIVES LLP
                       900 S.W. FIFTH AVENUE, SUITE 2300
                           PORTLAND, OREGON 97204-1268

                             INDEPENDENT ACCOUNTANTS
                           PRICEWATERHOUSECOOPERS LLP
                       1300 S.W. FIFTH AVENUE, SUITE 3100
                             PORTLAND, OREGON 97201


                                 TRANSFER AGENT
                             COLUMBIA TRUST COMPANY
                             1301 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97201

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